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Brochure

Combined Shareholder's Meeting

to be held June 15, 2022

Criteo S.A. | 32 Rue Blanche | 75009 Paris, France | criteo.com

CRITEO

Management report from the Board of Directors on the statutory annual accounts and the consolidated financial statements
Fiscal year ending December 31, 2022

In accordance with the law and the articles of incorporation, Criteo has called you to a General Meeting to approve the annual and consolidated financial statements for the fiscal year ended December 31, 2022.
Criteo presents you with the management report on the activities of the Company and the Group during the fiscal year that began January 1, 2022 and ended December 31, 2022, and we submit the annual and consolidated financial statements for your approval.
We also propose to proceed with the net income allocation for the fiscal year ended December 31, 2022.
Pursuant to Article L. 225-37 paragraph 6 of French Commercial Code, this report includes the corporate governance report (section II).
Please note that the statutory auditors' reports and the board of directors' reports and the statutory and consolidated financial statements, which have been prepared in accordance with applicable law and regulations, have been made available at the registered office for your consultation.

Management report
Presentation of Criteo Group and Criteo S.A. operations
Group’s operations during the latest financial year
Founded in 2005, Criteo S.A. is a French technology company, headquartered in Paris and listed on NASDAQ, with a strong presence worldwide. The Company began its commercial activities in France in 2007 and have since expanded its business into Western Europe, North America (in 2009), and the Asia-Pacific region (in 2010). Several acquisitions over the years, such as HookLogic, Inc. in 2016, Mabaya in 2021, and more recently Iponweb in 2022, have supported the company’s growth and allowed us to steadily develop our offering and market presence.
Criteo is a global technology company driving superior commerce outcomes for marketers and media owners through the world’s leading Commerce Media Platform. It operates in commerce media, the future of digital advertising leveraging commerce data and artificial intelligence ("AI") to connect ecommerce, digital marketing and media monetization to reach consumers throughout their shopping journey. Criteo’s vision is to bring richer experiences to every consumer by supporting a fair and open internet that enables discovery, innovation, and choice – powered by trusted and impactful advertising. Criteo accelerated and deeply transformed the Company from a single-product to a multi-solution platform provider, fast diversifying its business into new solutions.
Criteo enables brands', retailers' and media owners’ growth by providing best-in-class marketing and monetization services and infrastructure on the open Internet, driving approximately $30 billion of commerce outcomes for our clients – in the form of product sales for retailers, brands and marketers and advertising revenues for media owners. Criteo differentiates itself by delivering the best performing commerce audiences at scale and it delivers this value by activating commerce data in a privacy-by-design way through proprietary AI technology to reach and engage consumers in real time with highly relevant digital advertisements ("ads") based on shared characteristics across all stages of the consumer journey. Criteo’s data offers deep insights into consumer intent and purchasing habits.
Criteo’s focus is on commerce media. As of December 31, 2022, the Company served approximatively 22,000 clients including many of the largest and most sophisticated consumer brands, retailers, commerce companies and media owners in the world. Criteo partners with them to capture user activity on their websites and mobile applications ("apps"), which is defined as digital properties, and leverage that data to deliver superior ad performance to help marketers, brands and agencies reach their campaign objectives from top to bottom of the marketing funnel. This includes powering the retail media ecosystem as Criteo enables brands to reach shoppers with relevant ads near the digital point of sale on retailer and marketplace websites while enabling retailers to monetize their ad inventory and add a new, high margin revenue stream. In each of the last three years, Criteo’s average client retention rate, as measured on a quarterly basis, was approximately 90%.
Criteo has established its leading market position in commerce media by focusing on three key assets that differentiate it: actionable commerce data, extensive media access, and world-class predictive AI technology. Criteo’s large dataset is uniquely focused on commerce and shoppers, its media access across its broad direct network of media owner partners provides large consumer reach, as it sees over 750 million daily active users and our purpose-built AI technology activates this data and media to drive multiple commerce outcomes for its clients.

Criteo continuously innovates, broadens its reach and leverages and strengthens Criteo’s Buyer Index, one of the world’s biggest privacy-compliant data sets built through collaboration within its open ecosystem of marketer and media owner clients. Criteo's Buyer Index uses shopper intent data mapped to contextual signals to drive superior marketing outcomes.
Historically, the legacy Criteo model focused solely on converting its clients' website visitors into clients, enabling it to charge its clients when users engage with an ad we deliver, usually by clicking on it. This pay-for-performance pricing model clearly links the cost of an advertising campaign to its effectiveness and performance in driving conversions, and continues to be valued as such by our clients. We have since expanded our solutions to address a broader range of marketing and monetization goals for our clients, including audience targeting and brand awareness. We leverage pricing models consistent with industry standards that include cost-per click, cost-per-impression and cost-per-install, as well as volume-based fees for brands and large retailers using our Retail Media solutions, and, in certain cases, a set fee for the use of our platform capabilities.
Beginning in the third quarter of 2022, we report our segment results as Marketing Solutions, Retail Media and Iponweb:
• Marketing Solutions allow commerce companies to address multiple marketing goals by engaging their consumers with personalized ads across the web, mobile and offline store environments. The revenues of this segment for the year 2022 amounted to €1,675.2 million vs €1,696.9 million in 2021.
• Retail Media allows retailers to generate advertising revenues from consumer brands, and/or to drive sales for themselves, by monetizing their data and audiences through personalized ads, either on their own digital property or on the open Internet, that address multiple marketing goals. The revenues of this segment for the year 2022 amounted to €192.3 million vs €208.9 million in 2021.
• Iponweb specializes in building real-time advertising technology and trading infrastructure, delivering advanced media buying, selling, and packaging capabilities for media owners, agencies, performance advertisers, and third-party AdTech platforms. The revenues of this segment for the year 2022 amounted to €51.6 million.
Criteo also has multiple pricing models which now include percentage of spend models in addition to cost-per-click, cost-per-install and cost-per-impression pricing models.
In accordance with Article L. 225-100-1. I. 5 ° of the French Commercial Code, all the internal control and risk management procedures relating to the preparation and processing of accounting and financial information have been implemented.

Activity of subsidiaries and controlled companies
The following table presents the results of the Company’s subsidiaries for the fiscal year ended December 31, 2022.

Entity	Active Employees
Criteo SA (France)	20
Criteo Ltd (U.K)	96
Criteo Corp. (USA) Manage included	776
Criteo France S.A.S. (France)	54
Criteo GmbH (Germany)	90
Criteo Korea Ltd (Korea)	61
Criteo Nordics AB (Sweden)	4
Criteo B.V. (Netherlands)	24
Criteo K.K. (Japan)	139
Criteo do Brasil Desenvolvimento De Serviços De Internet LTDA. (Brazil)	78
Criteo Australia Pty Ltd (Australia)	20
Criteo Srl (Italy)	23
Criteo Advertising (Beijing) Co., Ltd. (China)	13
Criteo Singapore PTE. LTD. (Singapore)	71
Criteo LLC (Russia)	4
Criteo España, S.L. (Spain - Madrid)	20
Criteo Europa MM, S.L. (Spain - Barcelona)	602
Criteo MEA FZ – LLC (Dubai)	5
Criteo Reklamcilik Hzimetleri ve Ticaret A.Ş. (Turkey)	19
Criteo Canada Corp. (Canada)	35
Criteo India Private Limited (India)	147
Doobe In Site Ltd (Israel)	33
Criteo Technology (France)	979
Iponweb Labs Limited (Cyprus)	186
Iponweb Labs LLC (Armenia)	77
Iponweb GmbH (Germany)	72
Iponweb Inc. (USA)	47
Iponweb Limited (U.K)	21
TOTAL	3,716

Source : The subsidiaries financials have been prepared in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP

Financial information and consolidated results of the Group and Criteo S.A.
The Group’s consolidated results
The consolidated financial statements for the financial year that ended on December 31, 2022 have been prepared in compliance with the standards set by IFRS (International Financial Reporting Standards), as adopted by the European Union. The main accounting methods, as well as the critical judgment and estimates are detailed in note 3.
The scope of consolidation as of December 31, 2022 is detailed in the note 3 of the consolidated financial statements.
Consolidated statement of income
The revenue of the Group for the 2022 financial year amounted to €1,919.0 million (+ 0.7% compared to 2021).
Operational income amounted to €25.0 million in comparison to €131.1 million and the net consolidated income amounted to €11.1 million in comparison to €115,9 million. In both cases the decrease was mainly due to increase of costs and notable the proposed financial sanction from CNIL.
The €15.7million financial and other expenses for the period ended December 31, 2022 was mainly driven was mainly driven by the positive impact of foreign exchange derivatives entered-into to secure the cash consideration of the Iponweb acquisition. This was partially offset by the $4.7 million accretion of earn-out liability related to Iponweb acquisition. Other impacts come from the foreign exchange reevaluations net of related hedging of our operations, income from cash and cash equivalent, and the financial expense relating to our €407 million available Revolving Credit Facility (RCF) up-front fees amortization and non-utilization costs.
Tax expenses amounted to €29.7 million. This is mainly the result of €26.2 million in current taxes and in deferred taxes for €3.4 million. The main elements of the Group's taxes are presented on note 10 of the notes to the consolidated accounts.
The consolidated net profit attributable to the Criteo S.A. shareholder was a profit of €9.3 million (vs €113,2 million in 2021); the minority interests’ share was €1.8 million.
Consolidated statement of position (balance sheet)
The total amount of the consolidated balance sheet was €2,201.7 million at the end of 2022 and is comprised of:
•Non-current assets amounted to €1,019.4 million, in comparison to €634.1 million in 2021. The increase was mainly due to the Iponweb acquisition, which included €184.0 million goodwill, €95.5 million intangibles, and €70.1 million restricted cash
•Current assets amounted to €1,182.3 million and were mainly external accounts receivable for €664.7 million and cash for a total of €326.5 million.
•Group equity amounted to €982.6 million, including the Group’s profit for the period for €9.3 million in comparison to €1,026.6 million in 2021

•Current liabilities amounted to €1,012.6 million and were mainly comprised of payables to external suppliers for an amount of €697.9 million and other current liabilities for an amount of €211.8 million. The increase of €419.2 million vs. 2021 was mainly due to payables to external suppliers, which included the open position related to Iponweb, and the provision of €60.0 related to the proposed sanction from CNIL.
Consolidated cash position and funding
Cash and cash equivalents include liquid assets and interest-bearing current accounts. These elements classified under cash are used to fund the Group's operations.
Criteo holds investments in marketable securities, consisting mainly of term deposits with banks, not meeting the cash equivalents definition, presented as non-current assets.
As of December 31, 2022, the Group’s cash and cash equivalents were €326.5 million vs €455.3 million in 2021. The Group had no bank overdraft as of December 31, 2022.
The variations and main elements of the cash and cash equivalents are presented in note 19 of the consolidated financial accounts.
Criteo is party to a revolving credit facility agreement (“RCF”) with a syndicate of banks which allows the Group to draw up to €407.0 million. At December 31, 2022, no amount was drawn under the RCF.
The Group also has short-term credit lines and overdraft facilities with HSBC plc, BNP Paribas and LCL. Criteo is authorized to draw up to a maximum of €21.5 million in the aggregate under the short-term credit lines and overdraft facilities. As of December 31, 2022, Criteo had not drawn on any of these facilities. Any loans or overdraft under these short-term facilities bear interest based on the one-month EURIBOR rate or three-month EURIBOR rate. As these facilities are exclusively short-term credit and overdraft facilities, our banks have the ability to terminate such facilities on short notice. The short-term facilities also include special clauses in the event of default, but are not subject to guarantees and covenants.
All of these loans and revolving credit facilities are unsecured and contain customary events of default but do not contain any affirmative, financial or negative covenants, with the exception of the €407.0 million revolving credit facility which contains covenants, including compliance with a total net debt to adjusted EBITDA ratio and restrictions on the incurrence of additional indebtedness. At December 31, 2022, we were in compliance with the required leverage ratio.
Commitments and contingencies
As of December 31, 2022, the Group had €23.7 million of other non-cancellable contractual obligations, primarily related to software licenses, maintenance and €0.7 million bandwidth for the servers.

Criteo S.A. results
The annual financial statements for the financial year ended December 31, 2022, which we are submitting for your approval, including the balance sheet, the income statement, and the accompanying notes to the financial statements, have been prepared in accordance with the French standards following group principles and methodology and in line with the presentation rules and appraisal methods provided by current regulations.

Income statement
During the financial year that ended on December 31, 2022, the Company generated net revenue of € 25.3 million  compared to €26.7 million in the previous financial year.
Other operating income amounted to €199.5 million compared to €475.3 million in the previous financial year.
Operating charges amounted to €262.8 million compared to €477.1 million in the previous financial year. The operating income was a loss of €38.1 million compared to a gain of €68.1 million in the previous financial year.
Financial proceeds and financial charges amounted to €133.0 million and €120.1 million, respectively, compared to €90.6 million and €78.8 million for the previous financial year. This led to a financial profit of €12.9 million compared to a €11.8 million profit for the 2021 financial year.
Consequently, the loss from ordinary operations before taxes amounted to €25.2 million compared to the profit from ordinary operations before taxes of €79.9 million in the previous financial year.
Exceptional income was €44.2 million in 2022 compared to €5.8 million in 2021. Exceptional expenses amounted to €149.8 million compared to €13.6 million in the previous financial year.
The financial year ended on December 31, 2022 ended with a net loss of €123.1 million compared to €75.3 million profit in the previous financial year.

Balance sheet
As of December 31, 2022, the Company’s total assets amounted to €1,574.6 million compared to €1,334.2 million in the previous financial year.
Net intangible assets were zero compared to €77.6 million in the previous financial year.
Net tangible fixed assets were zero compared to €56.0 million in the previous financial year.
Long-term investments amounted to €920.8 million compared to €540.2 million in the previous financial year.
Net current assets amounted to €645.0 million compared to €645.4 million in the previous financial year.
As of December 31, 2022, the share capital was €1.6 million, same as the previous financial year, and additional paid-in capital was €225.3 million compared to €283.2 million in the previous financial year.
Liabilities amounted to €616.3 million for the year-ended December 31, 2022 compared to €288.1 million in the 2021 financial year, and were comprised of the following:

Loans and various financial debts(1) €494.0 million
Accounts payable to suppliers and related accounts €39.0 million
Accounts payable for taxes and social security €7.8 million
Other accounts payable €75.6 million
(1) comprised mainly of intra-company accounts payable for €436.9 million, partially offset by intra-company accounts receivable for €84.7 million in current asset.

Group’s and Company’s results over the past five years :
The tables referred to in Article R. 225-102 of the French Commercial Code are attached to this report as Appendix A-1 and A-2, showing the Group's and the Company's results over the past five years.

Significant events
At Group level

Acquisition of Iponweb

As a reminder, in December 2021, Criteo executed a purchase agreement to acquire Iponweb, a market-leading AdTech company with world-class media trading capabilities, for $250 million in a combination of cash and treasury shares, with an earn-out consideration of up to $100.0 million subject to certain financial and performance milestones

Closing of this transaction took place on August 1, 2022.

Conclusion of the RCF

On September 27, 2022, the Company, Criteo Corp. and Criteo Technology signed the RCF, a five-year Multicurrency Revolving Facility Agreement for a maximum amount of €407 million ($418 million).
The purpose of the RCF is to finance the Group's needs, including external growth operations.

At Criteo S.A. level

Completion of Restructuring Operations/Transfer of the Company's Internet advertising solutions business to Criteo Technology

As a reminder, on February 1, 2021, the Group announced a plan to restructure its workforce across functions and regions to better align with the Group's evolution and strategy. This restructuring, initially scheduled for March 1, 2022, became effective on July 1, 2022 and involved the contribution by the Company to Criteo Technology of its complete and autonomous Internet advertising solutions business (branche complète et autonome d’activité de solutions publicitaires sur internet).

The contribution amounted to €127.2 million, impacting the value of the long-term investments in Criteo SA’s balance sheet and resulting in an increase in the share capital of Criteo Technology.

This operation impacts the ability to compare the financial results between periods.
Share repurchase program
On October 25, 2018 the Company's Board of Directors authorized a share repurchase program of up to $80.0 million (€70.5 million) of the Company’s outstanding American Depositary Shares (the “SBB1”). The Company terminated this share repurchase program in 2018.

On July 26, 2019, the Company's Board of Directors authorized a share repurchase program of up to $80.0 million (€71.4 million) of the Company's outstanding American Depositary Shares (the “SBB2”). The Company terminated this share repurchase program in February 2020.

On April 23, 2020, the Company's Board of Directors authorized a share repurchase program of up to $30.0 million (€26.3 million) of the Company's outstanding American Depositary Shares (the “SBB3”). The Company completed this share repurchase program in July 2020.

On February 5, 2021, the Company's Board of Directors authorized a share repurchase program (the “SBB4”) of up to $100.0 million (€84.9 million) of the Company's outstanding American Depositary Shares (the “First SBB4 Tranche”), that has been completed in December 2021.

On October 28, 2021, the Company's Board of Directors extended SBB4 from $100.0 million to $175 million (€146.6 million) of the Company's outstanding American Depositary Shares (the “Second SBB4 Tranche”), Criteo completed this tranche in June 2022.
On February 3, 2022 and December 7, 2022, the Company's Board of Directors successively extended SBB4 from $175 million to $280 million (€247.5 million) and then from $280 million to $480 million (€455.8 million) of the Company's outstanding American Depositary Shares (the “Third SBB4 Tranche”), with the latter tranche scheduled to be completed in June 2023.

As of December 31, 2022, the Company has 3,024,861 treasury shares which may be used to satisfy the Company’s obligations under its employee equity plans upon RSU vesting in lieu of issuing new shares, and for M&A activity.

In the accounts of the Company., the transactions were accounted for as follows:

In addition, a provision for risks has been recorded in the amount of 52.3 million euros to cover free share allocations.

Subsequent events
There is no significant event that requires adjustment or disclosure in the management report.

Main risks and uncertainties

Investing in Criteo’s securities involves a high degree of risks, including, but not limited to, the following:

•If Criteo fails to innovate, enhance its brand, adapt and respond effectively to rapidly changing technology, its offerings may become less competitive or obsolete. Its investments in new solutions and technologies to address new marketing goals for its clients are inherently risky and may not be successful.
•The market in which Criteo participates is intensely competitive, and the company may not be able to compete successfully with its current or future competitors.
•The failure by Criteo AI Engine to accurately predict engagement by users could result in significant costs to Criteo, lost revenue and diminished business opportunities.
•Regulatory, legislative or self-regulatory developments regarding internet or online matters could adversely affect the company’s ability to conduct its business.
•If Criteo fails to access a consistent supply of advertising inventory and expand our access to such inventory, our business and results of operations could be harmed.
•Criteo’s success depends on its ability to implement the business transformation and achieve the global business strategies.
•Criteo may not be able to effectively integrate the businesses it acquires, which may adversely affect its ability to achieve its growth and business objectives.
•Its international operations and expansion expose the company to several risks.
•The ongoing conflict between Russia and Ukraine may adversely affect our business and results of operations.
•Criteo faces intense competition for employee talent, and if we do not retain and continue to attract highly skilled talent or retain our senior management team and other key employees, we may not be able to achieve our business objectives.
•As Criteo expands the market for the solutions, the company may become more dependent on advertising agencies as intermediaries, which may adversely affect its ability to attract and retain business.
•Criteo’s business, including our global operations and sales, faces risk and negative impacts related to public health developments, such as the COVID-19 pandemic.
•Criteo is a company operating in a rapidly evolving industry, which makes it difficult to evaluate its future prospects and may increase the risk that it will not be successful. Criteo’s historical growth rates may not be indicative of its future growth and it may have difficulty sustaining profitability.
•Criteo’s ability to generate revenue depends on its collection of significant amounts of data from various sources, which may be restricted by consumer choice, clients, publishers, browsers or other software, changes in technology, and new developments in laws, regulations and industry standards.
•Third parties may implement technical restrictions that impede Criteo’s access to data and revenue opportunities upon which the Company relies, which could materially impact its business and results of operations.
•Failures in the systems and infrastructure supporting our solutions and operations, including as we scale our offerings, could significantly disrupt our operations and cause us to lose clients.
•Criteo’s business involves the use, transmission and storage of personal data and confidential information, and the failure to properly safeguard such information could result in significant reputational harm and monetary damages.
•If Criteo is unable to protect its proprietary information or other intellectual property, its business could be adversely affected.

•The market price for the ADSs have been and may continue to be volatile or may decline regardless of the company’s operating performance.
•You may be subject to limitations on the transfer of your ADSs and the withdrawal of the underlying ordinary shares.
•The rights of shareholders in companies subject to French corporate law differ in material respects from the rights of shareholders of corporations incorporated in the U.S.
•In periods of economic uncertainty, businesses may delay or reduce their spending on advertising, and Criteo is exposed to the credit risk of some of its clients, which could materially harm its business.

Research and development activities
Main investments in 2022

The Group invested €51.6 million in tangible assets. The increase in tangible assets mainly includes server equipment in the French, U.S. and Japanese subsidiaries where the Group’s data centers are located.

R&D activities
Criteo invests substantial resources in research and development to conduct fundamental research on artificial intelligence, machine-learning models, enhance the algorithms in Criteo AI Engine, develop new features and solutions, conduct quality assurance testing, improve our core technology and enhance our technology infrastructure. The Group's workforce exclusively dedicated to the research and development activities was 990 employees at the end of 2022 (or 26.6% of the Group's work force), of which 584 are employed by Criteo Technology
The total research and development costs and expenses recorded for the fiscal year amounted to €178.9 million.

Foreseeable changes and outlook
The Group’s strategy is based on strengthening its core business and accelerating the development of its existing and future new solutions.

Significant investments made during the year 2022 in companies with a social headquarter in France
No significant investment was made in companies with a social headquarter in France during the year 2022.

Net income allocation
Company net income allocation
We propose to allocate the € 123,129,405 loss for the year ended December 31, 2022, as follows:
•€ 123,129,405 to retained earnings.

Non-deductible tax expenses
Pursuant to Article 223 quater of the French General Tax Code, please note that €0.3 million of sumptuary expenditures or non-deductible expenses as defined in Article 39-4 of such Code was recognized as of December 31, 2022.

Information on dividends paid
In accordance with applicable law, the Company has not paid out any dividends for the past three fiscal years.

Loans of less than two years agreed by the Company
We inform you that the Company did not agree any loans of less than two years, indirectly related to its principal activity, to any very small, small or medium size companies with which it has a commercial relationship to justify such loans.
Company’s share capital
Employee share ownership
As of the last day of the fiscal year:
- the proportion of capital represented by shares owned by employees or officers (dirigeants) of the company or of affiliated companies within the meaning of article L. 225-180 of the French Commercial Code, subject to PEE or FPCE joint management, calculated pursuant to Article L. 225-102 of the French Commercial Code, was nil.
- free shares held directly by employees or officers (dirigeants) pursuant to Article L. 225-197-1 of the French Commercial Code (free shares or Restricted Stock Units (RSUs)) represented 3,67% of the share capital.

Stock options

In accordance with Article L. 225-184 of the French Commercial Code, the board of directors informs you in its special report of transactions carried out by virtue of the provisions of Articles L. 225-177 to L. 225-186 of the French Commercial Code involving grants of options to subscribe for or purchase shares.

Free shares (or Restricted Stock Units (RSUs)

In accordance with Article L. 225-197-4 of the French Commercial Code, the board of directors informs you in its special report of transactions carried out by virtue of Articles L. 225-197-1 to L. 225-197-3 of the French Commercial Code involving grants of free shares or Restricted Stock Units (RSUs).

Employee share ownership

Purchase of shares in accordance with article L. 225-208 of the French Commercial Code

In accordance with the provisions of article L. 225-211 al 2 of the French Commercial Code, we hereby report the purchase by the Company of its own shares pursuant to article L. 225-208 of the French Commercial Code during fiscal year 2022, for the purposes of stock options (in accordance with the provisions of article L. 225-177 of the French Commercial Code) and/or restricted stock units (RSUs) (in accordance with the provisions of article L. 225-197-1 to L. 225-197-3 of the French Commercial Code) granted (or to be granted) by the Company to the employees and/or officers within the group.

•Number of shares purchased during fiscal year 2022: 149.600
•Average purchase price : 24,0 USD (corresponding to 24.2 euros)1
•Amount of the negotiation fees : 1.496 USD (corresponding to 1506,7 euros)

As a result of the above, the number of shares registered in the name of the Company as at 31 December 2022 amounts to 936.975 shares (149.600 resulting from the SBB4 Third Tranche, the rest resulting from SBB4 First Tranche with a nominal value of 0.025 euro each, representing 1.48 % of the share capital as at 31 December 2022 and of a total accounting value of 32,301,927 USD (corresponding to 27,501,251 euros ) split as follows:
•For SSB4 First Tranche: total accounting value of 28,711,700 USD (corresponding to 23,885,513 euros)2, according to an average purchase price of 36.28 USD (corresponding to 30.19 euros)
•For SSB4 Third Tranche: total accounting value of 3,590,227 USD (corresponding to 3,615,378 euros), according to an average purchase price of 24.0 USD (corresponding to 24.2 euros)

Purchase of shares in accordance with article L. 225-209-2 of the French Commercial Code

In accordance with the provisions of article L. 225-211 al 2 of the French Commercial Code, we hereby report the purchase by the Company of its own shares pursuant to article L. 225-209-2 of the French Commercial Code during fiscal year 2022, for their allocation:

•within two (2) years from their purchase date, as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution-in-kind transaction, or
•in the year of their repurchase, for the purpose of fulfilling obligations related to stock option programs, free share issues, employee savings plans or other allocations of shares to employees and officers of the Company or its affiliates.
•Number of shares purchased during fiscal year 2022 : 3,867,886
•Average purchase price : 26.7 USD (corresponding to 26.5 euros)3
•Amount of the negotiation fees : 38,678.9 USD (corresponding to 37,892.7 euros)
•As a result of the above, the number of shares registered in the name of the Company as at December 31, 2022 amounts to 2,087,886 shares (resulting from the SBB4 Third Tranche) with a nominal value of 0.025 euro each, representing 3.30 % of the share capital as at 31

December 2022 and of a total accounting value of 54,581,561 USD (corresponding to 52,155,528 euros).

1 On the basis of an average exchange rate of 0.99 during the purchase period of October 28th, 2022 and from November 4th to November 9th, 2022
2 On the basis of an average exchange rate of 1.2 during the purchase period of March 23rd, 2021 and June 8th, 2021
3 On the basis of an average exchange rate of 1.0 during the purchase period from August 11st, 2022 to December 31st, 2022

Information on payment terms
Employees
Allocation of Group employees
As of December 31, 2022 the Group had a total of 3,716 employees. The headcount by geography is as follows:

Entity	Active Employees
Criteo SA (France)	20
Criteo Ltd (U.K)	96
Criteo Corp. (USA) Manage included	776
Criteo France S.A.S. (France)	54
Criteo GmbH (Germany)	90
Criteo Korea Ltd (Korea)	61
Criteo Nordics AB (Sweden)	4
Criteo B.V. (Netherlands)	24
Criteo K.K. (Japan)	139
Criteo do Brasil Desenvolvimento De Serviços De Internet LTDA. (Brazil)	78
Criteo Australia Pty Ltd (Australia)	20
Criteo Srl (Italy)	23
Criteo Advertising (Beijing) Co., Ltd. (China)	13
Criteo Singapore PTE. LTD. (Singapore)	71
Criteo LLC (Russia)	4
Criteo España, S.L. (Spain - Madrid)	20
Criteo Europa MM, S.L. (Spain - Barcelona)	602
Criteo MEA FZ – LLC (Dubai)	5
Criteo Reklamcilik Hzimetleri ve Ticaret A.Ş. (Turkey)	19
Criteo Canada Corp. (Canada)	35
Criteo India Private Limited (India)	147
Doobe In Site Ltd (Israel)	33
Criteo Technology (France)	979
Iponweb Labs Limited (Cyprus)	186
Iponweb Labs LLC (Armenia)	77
Iponweb GmbH (Germany)	72
Iponweb Inc. (USA)	47
Iponweb Limited (U.K)	21
TOTAL	**3,716**

Nb: entities not mentioned in the table above are entities where there is no headcount as of December 31, 2022.

Non-financial performance report
The non-financial performance report presented in Appendix D of this management report takes into account the significant contribution of the Labor Act of August 8, 2016 which, in its article 37, enriched the CSR report in social matters by inserting a statement of the collective agreements concluded in the Company and their impact on the economic performance of the Company as well as on the working conditions of the employees.
Report on the corporate governance of the Company
Information about corporate officers
List of mandates held by corporate officers
In accordance with the provisions of Article L. 225-37-4 of the French Commercial Code, the following table lists the offices and functions held by corporate officers in any company during the 2022 fiscal year:

Name	Positions	Other mandates
Megan Clarken	Chief Executive Officer (directeur général)	None
Rachel Picard	Chairwoman of the board of directors
Adoxa Finance SAS, President
Axa SA, Director (Since April 2022)
Compagnie des Alpes SA, Director (until March 2022)
Laboratoire de Biologie Végétale Yves Rocher SA, Director
Rocher Participations SAS, member of the supervisory board

Hubert Dubosc de Pesquidoux	Director
HDP Consulting, sole shareholder
Rimor LLC (US LLC), Manager
Sequans Communications, Director and Chairman of the audit committee
Siris Capital, Executive partner
Tarana Wireless, Director
Mavenir Systems Inc., Executive Chairman

James Warner	Director	Ansira Inc., Director (until November 2022)
Edmond Mesrobian	Director	Nordstrom, Chief Technology Officer (until October 2022)
Nathalie Balla	Director
DEE Tech, Supervisory Board Member
BCR SAS, General Manager
IDI, Supervisory Board Member
La Redoute, Co-Chairman and Chief Executive Officer (until March 2022)
New R SAS, General Manager
Relais Colis SAS, Co-Chairman and Chief Executive Officer (until March 2022)

Marie Lalleman	Director	PATRIZIA SE, Director and Chairwoman of the Nomination and Remuneration committee

Pursuant to Articles L. 225-185 paragraph 4 and L.225-197-1, II paragraph. 4 of the French Commercial Code, the board of directors has set at 1% the percentage of (i) shares resulting from the exercise of stock options and (ii) free shares (RSUs) granted by the board of directors, which shall be kept in registered form by the corporate officers under such an obligation (i.e., Chairperson of the Board and Chief Executive Officer) until the termination of their office.

Company general governance
Since November 25, 2019, the duties of the Chairperson of the board of directors and of the Chief Executive Officer (directeur général) are separated.
Megan Clarken is Chief Executive Officer (directeur général) and also member of the board of directors since August 27, 2020, whereas Rachel Picard is Chairwoman of the board of directors since July 28, 2020 following the resignation of Jean-Baptiste Rudelle.

Authorizations to increase the Company’s share capital
In accordance with the provisions of Article L. 225-100 of the French Commercial Code, the table in Appendix C summarizes the delegations of authority and powers granted by the General Shareholders’ meeting to the board of directors for capital increases pursuant to Articles L. 225-129-1 and L. 225-129-2 of said Code.

___________________
The Board of Directors

Appendix
Appendix A 1 - Five Year Company’s Financial Results

Euros	2018	2019	2020	2021	2022
Year-end capital					
Company capital	1,688,784	1,651,009	1,656,803	1,647,084	1,581,219
Number of ordinary shares	67,551,344	66,040,322	66,272,106	65,883,347	63,248,728
Number of shares with priority dividends					
Maximum number of shares to create:					
- by converting bonds					
- by subscription rights					
Operations and results					
Sales revenue (excluding taxes)	90,716,124	25,840,575	16,941,170	26,735,221	25,313,266
Earnings before taxes, profit-sharing, allocations for amortization, depreciation, and provisions	189,172,253	183,623,751	174,781,663	99,262,480	- 37,843,971
Tax on profits	14,673,864	- 12,176,599	- 4,054,874	- 3,216,030	- 7,691,450
Profit-sharing with employees	477,557	73,717	-	-	
Earnings after taxes, profit-sharing, allocations for amortization, depreciation, and provisions	123,630,110	135,833,395	80,482,469	75,256,676	- 123,129,405
Distributed earnings					
Earnings per share					
Earnings after taxes, profit-sharing, before [sic] allocations for amortization, depreciation, and provisions	3	3	3	2	- 1
Earnings after taxes, profit-sharing, allocations for amortization, depreciation, and provisions	2	2	1	1	- 2
Dividends paid					
Payroll					
Average number of employees	943	902	902	868	20
Amount of payroll	79,233,963	83,032,647	82,815,924	80,952,229	4,375,538
Amount paid out in company benefits (Soc. Sec. Works) net of transferred social expenses	43,572,404	42,039,386	42,064,187	49,802,133	9,352,722

Appendix A 2 – Five Year Group Financial Performance Summary

Summary of consolidated revenue and net income (loss)

Appendix B - Information on payment terms

Euros	Article D.441 I-1° : received and not paid invoices with a payment term before the closing date					
	0 day	1 to 30 days	31 to 60 days	61 to 90 days	More than 91 days	Total (more than 1 day)
(A) Payment delay						
Number of invoices	118					110
Total amount of invoices (with VAT) in Euros	-407 183	521 607	-416 229	27 016	19 800	152 193
Percentage of the external costs total amount	-0,16%	0,20%	-0,16%	0,01%	0,01%	0,06%
(B) Excluded invoices related to unrecorded liabilities						
Number of excluded invoices	0					
Total amount of excluded invoices in Euros	0					
(C) Reference payment terms (contractual ou legal – article L. 441-6 or article L. 443-1 of Commercial Code)						
Payment terms used to calculate payment delays	x Contractual payment terms : 60 days □ Legal payment terms :

Appendix C – Table of authorizations granted to the board of directors with respect to share capital

Resolution	Purpose of the delegation	Expiry date	Use by the board of directors in 2022
Authorizations granted by the CGM of June 25, 2020
CGM of June 25, 2020 (sixteenth resolution)	Authorization to be granted to the board of directors to grant options to subscribe to new Company shares (OSAs) or options to purchase Company shares (OAAs).	08.25.2023 (38 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of June 25, 2020 (seventeenth resolution)	Authorization to be granted to the board of directors to grant free shares (RSUs) to employees of the Company and its subsidiaries.	08.25.2023 (38 months as from the CGM)
The board of directors used this authorization during its meeting held on February 24, 2022, April 28, 2022, July 28, 2022, October 27, 2022 and December 7, 2022.

See special report of the board of directors.

CGM of June 25, 2020 (eighteenth resolution)	Authorization to be granted to the board of directors to grant performance-based RSUs to executives and certain employees of the Company and its subsidiaries.	08.25.2023 (38 months as from the CGM)	The board of directors used this authorization during its meeting held on February 24, 2022 and April 28, 2022. See special report of the board of directors.

Resolution	Purpose of the delegation	Expiry date	Use by the board of directors in 2022
CGM of June 25, 2020 (twentieth resolution)	Delegation of authority granted to the board of directors in order to increase the share capital by way of issuing ordinary shares or any securities giving access to share capital while preserving shareholders' preferential subscription rights.	08.25.2022 (26 months as from the CGM) This delegation expired on June 15, 2022, since a new delegation with the same object has been voted.	The board of directors did not use this authorization during the past fiscal year.
CGM of June 25, 2020 (twenty-first resolution)	Delegation of authority granted to the board of directors in order to increase the share capital via an issuance of ordinary shares or any securities giving access to the share capital, with removal of the shareholders’ preferential subscription right and carrying out a public offering.	08.25.2022 (26 months as from the CGM) This delegation expired on June 15, 2022, since a new delegation with the same object has been voted.	The board of directors did not use this authorization during the past fiscal year.

Resolution	Purpose of the delegation	Expiry date	Use by the board of directors in 2022
CGM of June 25, 2020 (twenty-seventh resolution)	Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing shares or securities given access to the share capital in the scope of a merger-absorption, split or partial contribution of assets decided by the Board of Directors pursuant to the Twenty-sixth resolution of the Shareholders’ Meeting held on June 25, 2020.	08.25.2022 (26 months as from the CGM) This delegation expired on June 15, 2022, since a new delegation with the same object has been voted.	The board of directors did not use this authorization during the past fiscal year.
Authorizations granted by the CGM of June 15, 2021
CGM of June 15, 2021 (fourteenth resolution)	Delegation of authority to be granted to the board of directors in order to increase the share capital via an issuance of ordinary shares or any securities giving access to the share capital, with removal of the shareholders' preferential subscription right for the benefit of a determined category of persons who meet predetermined criteria (underwritten offering).	12.15.2022 (18 months as from the CGM) This delegation expired on June 15, 2022, since a new delegation with the same object has been voted.	The board of directors did not use this authorization during the past fiscal year.
CGM of June 15, 2021 (fifteenth resolution)	Delegation of authority granted to the board of directors in order to increase the share capital by way of issuing ordinary shares or any securities giving access to the share capital with removal of the shareholders’ preferential subscription right in the context of an offering made to the benefit of qualified investors or to a restricted group of investors mentioned at the II of Article L. 411-2 of the French Monetary and Financial Code.	08.15.2023 (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.

Resolution	Purpose of the delegation	Expiry date	Use by the board of directors in 2022
CGM of June 15, 2021 (sixteenth resolution)	Delegation granted to the board of directors in order to increase the share capital via the capitalization of premiums, reserves, profits, or other amounts, within the limit of a nominal amount of €165,680.25.	08.15.2023 (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of June 15, 2021 (seventeenth resolution)	Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase without preserving shareholders’ preferential subscription rights pursuant to items 14 and 15.	12.15.2022 (18 months as from the CGM) This delegation expired on June 15, 2022, since a new delegation with the same object has been voted.	The board of directors did not use this authorization during the past fiscal year.
CGM of June 15, 2021 (eighteenth resolution)	Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d’épargne d’entreprise).	12.15.2022 (18 months as from the CGM) This delegation expired on June 15, 2022, since a new delegation with the same object has been voted.	The board of directors did not use this authorization during the past fiscal year.

Resolution	Purpose of the delegation	Expiry date	Use by the board of directors in 2022
Authorizations granted by the CGM of June 15, 2022
CMG of June 15, 2022 (seventeenth resolution)	Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing Ordinary Shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights.	12.15.2023 (18 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CMG of June 15, 2022 (eighteenth resolution)	Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing Ordinary Shares, or any securities giving access to the Company’s share capital, while preserving the shareholders’ preferential subscription rights.	08.15.2024 (26 months as from the CMG)	The board of directors did not use this authorization during the past fiscal year.
CMG of June 15, 2022 (nineteenth resolution)	Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing Ordinary Shares, or any securities giving access to the Company’s share capital, through a public offering, without shareholders’ preferential subscription rights.	08.15.2024 (26 months as from the CMG)	The board of directors did not use this authorization during the past fiscal year.
CMG of June 15, 2022 (twentieth resolution)	Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase without shareholders’ preferential subscription rights pursuant to items 17 to 19 (“green shoe”).	12.15.2023 (18 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.

Resolution	Purpose of the delegation	Expiry date	Use by the board of directors in 2022
CMG of June 15, 2022 (twenty-first resolution)	Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d'épargne d’entreprise),	12.15.2023 (18 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CMG of June 15, 2022 (twenty-fourth resolution)	Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares or securities giving access to the Company’s share capital in the scope of a merger- absorption decided by the Board of Directors pursuant to item 23.	08.15.2024 (26 months as from the CMG)	The board of directors did not use this authorization during the past fiscal year.

Appendix D – Non-Financial Performance Statement 2022

Criteo’s Corporate Social Responsibility report
February 2023

Message From the CEO, Megan Clarken, and the Chairwoman of the Board, Rachel Picard

At Criteo, our values are core to who we are — they’re at the center of every decision we make, and 2022 was no exception.
Last year, we moved forward in our commitment to a sustainable planet. We unveiled our five-year environmental roadmap, including the calculation of our carbon footprint, and thanks to the continued support of our “Green Community”, we organized clean-ups with more than 300 employees across eight of our offices. Together, we made an impact.
We also made important commitments to our people by providing working conditions to support work-life balance and wellbeing. We’re proud to have launched our Fully Flexible Working Approach last year. This policy allows employees to work from home, from the office, or a mix of both, in whatever ways best meet their needs, empowering them to do their best work whilst balancing their wellbeing.
Further, we signed the LEAD Network CEO Pledge, striving to create a strengthened commitment towards gender parity, and we partnered with “Carrot Fertility” to ensure that all employees and their partners have access to fertility and family-forming benefits, as well as support.
Our enhanced mandatory Code of Business Conduct & Ethics and our brand-new Preventing Harassment training also provide our employees with the knowledge and understanding to enable them to behave ethically, responsibly, and respectfully on a day-to-day basis. The revamped Code of Business Conduct & Ethics reflects Criteo’s commitments towards its employees, its communities, its clients, and its stakeholders.
At Criteo, we don't want to do the minimum. Our focus is to strive for continuous improvement and positive impact for our employees, our partners, our clients, and the consumers they serve, so that we can build a sustainable future together.

Megan Clarken & Rachel Picard

Introduction
About This Report – Process for Elaborating the CSR Report

Corporate Social Responsibility (CSR) has always been a part of who we are, long before Criteo issued the first installments of this annual CSR report (the “CSR Report” or “Report”). We are proud of our culture where our people have always been driving us to “do better”. The multiple social and environmental initiatives they’ve hosted over the years, from our offices in every part of the world, confirm this claim.
As Criteo advances toward increasingly structured and ambitious commitments, more than ever, CSR remains everyone’s responsibility. Our employees' strong engagement is what makes it possible for us to achieve our goals in terms of Diversity, Equity, and Inclusion (DEI), ethics, and the environment. They will also shape our future growth and define the value we want to create for society. We are excited to present them in this Report.
Beyond describing Criteo's overall CSR strategy, the Report also presents the highlights and progress we achieved in 2022. The Report was prepared according to the transposition of the European directive 2014/95/EU4 in regard to the disclosure of non-financial and diversity information by certain large undertakings and groups, in addition to recognized non-financial reporting standards such as the ones of the Sustainability Accounting Standards Board (SASB) (see concordance details with SASB standards in the Appendix).  This Report was audited by an independent third party, as required by the aforementioned European directive. More information regarding this external audit and the process for establishing the Report is available in the “Methodological Note”.
This Report follows a standardized annual process that combines the identification of topics that we tackled throughout the year, and a review of new topics we would like to address in the future. At this initial stage, we also review additional performance indicators, along with other areas of improvement such as the scope or structure of the Report.
We then organize a round of interviews with the internal contributors who are best able to accurately describe the progress and achievements made over the year.
The final steps for the preparation of the Report include a consolidation of full-year data, an audit of this data, and production of the overall Report by an independent third party. The Report is then reviewed by internal teams, such as Global Communications, Legal and Compliance, Finance, Investor Relations, and various stakeholders involved in sustainability topics across the organization.
We are also working to improve the contents of the Report in line with stakeholders’ expectations and best practices regarding climate–related disclosure, so it can be fully aligned within the next 12 months with the Task force on Climate-Related Financial Disclosures (TCFD) recommendations and Carbon Disclosure Project (CDP) requirements.

4 Disclosure of non-financial and diversity information by large companies and groups.

About Criteo
Our Activities and Business Model
Founded in 2005, Criteo S.A. is a French technology company, headquartered in Paris and listed on NASDAQ, with a strong presence worldwide. We began our commercial activities in France in 2007 and have since expanded our business into Western Europe, North America (in 2009), and the Asia-Pacific region (in 2010). Several acquisitions over the years, such as HookLogic, Inc. in 2016, Mabaya in 2021, and IPONWEB in 2022, have supported the company’s growth and allowed us to steadily develop our offering and market presence.
Description of main activities, products, and services: Criteo is a global technology company that enables marketers and media owners to drive better commerce outcomes through our world-leading Commerce Media Platform. We operate in commerce media, the future of digital advertising, leveraging commerce data and artificial intelligence to connect ecommerce, digital marketing, and media monetization, and to best engage consumers throughout their shopping journey.
Our vision is to bring richer experiences to every consumer by supporting a fair and open internet that enables discovery, innovation, and choice — powered by trusted and impactful advertising. Since 2018, and accelerating since 2020, we have deeply transformed our offering from a single product to a multi-solution, fast diversifying our business into new solutions.
We enable brands', retailers', and media owners’ growth by providing best-in-class marketing and monetization services on the open internet, driving approximately $40 billion in commerce outcomes for our clients — in the form of product sales and leads for marketers and advertising revenues for media owners. Historically, the legacy of Criteo’s model focused solely on converting our clients' website visitors into clients, enabling us to charge our clients when users engage with an advertisement we deliver, usually by clicking on it. This pay-for-performance pricing model clearly links the cost of an advertising campaign to its effectiveness and performance in driving conversions and continues to be valued as such by our clients. We have since expanded our solutions to address a broader range of marketing and monetization goals, including commerce audience targeting and brand awareness. During 2022, we operated in 96 countries.
The Criteo Commerce Media Platform: We have made significant progress in our transformation journey to meet the needs of brands, marketers, retailers, and media owners in the evolving commerce landscape. With our unique Commerce Media Platform, we offer marketer and media owner clients a single platform for first-party data-based marketing and monetization, that provides a holistic suite of solutions, powered by AI technology and the world’s largest set of commerce data.
Our technology is optimized to efficiently drive trusted and impactful business outcomes for our brand, retailer, and media owner clients. These include, for example, driving engagement for our clients' brand, shop, app, products, and services; driving product sales; driving app installs and consumer visits; driving product consideration from targeted commerce audiences; or driving advertising revenue for media owners and retailers by monetizing their data and audiences with consumer brands.

The Criteo Commerce Media Platform is comprised of four client solutions.
On the demand side:
•Commerce Max is a Commerce self-service Demand Side Platform (DSP) used by brands, agencies, and retailers, enabling media planning and buying on retailer and open internet inventories leveraging Criteo's AI atop approved retailer data and unique commerce data, all with closed-loop product-level conversion measurement.
•Commerce Growth is a powerful, self-service performance marketing tool used by Direct-to-Consumer brands and their agencies to activate outcomes-optimized customer acquisition and retention objectives.
On the supply side:
•Commerce Yield is a Commerce Media monetization stack and ad server giving retailers and marketplaces full control to achieve maximum monetization of their digital assets through inventory and data management, packaging, and in-depth insights.
•Commerce Grid is a Commerce Media Supply Side Platform giving media owners the control to optimize the monetization of their inventory and data assets.
Challenges, trends, and opportunities: As part of our transformation, we have expanded our business through several opportunities, both within our existing suite of solutions and in new areas, including Retail Media at the core. Our overarching priority is to drive sustainable and profitable growth for our business. This involves increasing our focus on the fast-growing ecommerce space further and broadening our value proposition to cover all commerce media marketing goals on our single Commerce Media Platform in a holistic way. In parallel, we are focused on investing in our strategic growth priorities and self-funding for these investments by driving efficiency across the organization. Over the past five years, the growth of retargeting has been slowing down and this trend is expected to continue in the coming years despite incremental privacy headwinds. During this time, the end of support of third-party signals on several browsers has had a significant impact on our business on the web, including retargeting. The need to meet rising consumer demand for privacy-safe advertising is an underlying trend that Criteo must adapt for the future of addressability. This is one of the key factors for the ongoing business transformation.
Criteo’s ongoing transformation and growth strategy take these long-term trends into account. For instance, we intend to continue to collaborate with existing and new industry partners to extend the capabilities and functionalities of the Criteo Commerce Media Platform, beyond what we currently offer. We believe that our Commerce Media Platform is transforming the way marketers use digital advertising and we are currently strengthening our offering and expanding our business, always focused on driving trusted and impactful results for clients. We will also continue to evaluate and execute on acquisitions, with a critical assessment on technologies and businesses that have the potential to accelerate our Commerce Media Platform strategy by enhancing, complementing, or expanding our strategic capabilities. These include our technology, marketing, monetization solutions, go-to-market, and R&D teams. Key criteria for acquisitions include demonstrated revenue traction and a proven value proposition for clients and partners. Our entrepreneurial culture, growth opportunity, global scale, financial profile, strong brand, and market position enable us to attract potential partners and acquisitions.
•In May 2021, we acquired Mabaya, a leading retail media technology company that powers sponsored products and retail media monetization for major ecommerce marketplaces globally. This acquisition immediately enhanced our retail media capabilities to better meet the unique needs of marketplaces and marketplace sellers.
•In August 2022, we completed the acquisition of IPONWEB, a market-leading ad tech company with world-class media trading capabilities. This strategic acquisition is expected to accelerate our Commerce Media Platform vision by adding scale, complementary products, and stronger first-party data capabilities, further reducing our reliance on third-party cookies and other identifiers.
Our large and loyal base of clients and first-party publisher partners provide stability and positive network effects. As of December 31, 2022, we served approximately 22,000 clients and were working with thousands of direct publishers on both web and applications, in addition to our large global and local RTB5 partners. As our client base continues to grow, we keep increasing the number of users interacting with our ads, enabling us to deliver even more precisely personalized ads, expanding our publisher network further and generating a greater impact for our clients. We believe this cycle of self-reinforcing network effects will continue to fuel our business in the future. To that purpose, we can also rely on strong assets to ensure the continuity and development of our activities (described in the next pages).
Key inputs and assets for Criteo:
Our clients: Our client base is composed of two client categories: the Enterprise client category (large clients), and the Growth client category (midmarket clients). Each client category is serviced through a combination of direct and indirect approaches, including through brand agencies for the Enterprise category, and through performance agencies and resellers for the Growth category.
These companies range from large, global, and diversified commerce companies to mid-sized regional companies. With Criteo Retail Media, we also serve consumer brand manufacturers, which we refer to as "consumer brands" or "consumer brand clients".
At the end 2022, approximately 67% of our client relationships were held directly with them and the remaining 33% with advertising agencies or other third-parties on the Criteo Marketing Solutions side of the business, whereas 37% of our Criteo Retail Media revenue comes from agencies.
•As of December 31, 2022, we served approximately 22,000 clients.
•In each of the last three years, our average client retention rate, as measured on a quarterly basis, was approximately 90%.
•We delivered 1.8 trillion targeted ads in 2022.
•We had exposure to over $1 trillion in online sales transactions on our clients' digital properties in the year ended December 31, 2022.

5 Real Time bidding.

Employees and Human Capital Management: The well-being and success of our workforce come first, as we are driven by our core values of “Open, Together, and Impactful”. All human capital management initiatives are overseen directly by the Board of Directors, confirming the importance of this topic to Criteo
Attracting and retaining top talent is a key objective at Criteo. We are committed to offering an environment where employees are ensured equal job opportunities and have a chance for advancement. As part of our transformation, we have undertaken several initiatives to enhance our employee value proposition and experience, including the publication of our Culture Book, very flexible working practices, and the renovation of our main offices to offer attractive workplaces. Our compelling employee value proposition, competitive compensation packages, and vibrant culture are essential in our ability to attract and retain talent.
Additionally, we strive to provide exceptional training opportunities and development programs for our employees. To assess and improve employee retention and engagement, we periodically survey employees, and take action to address areas of concern. In 2022, we carried out two employee engagement surveys, soliciting feedback on a wide range of topics including well-being, flexibility, and inclusion with other employees. Employee health and safety is a top priority for Criteo. As described later in this Report (see section V.1.), we devote time and effort across all our locations to providing a positive work environment, work-life balance, and the healthiest office conditions for our employees.
As a global technology company, we believe that a diverse and inclusive culture is the cornerstone for driving creative collaboration and sustainable change across the industry. As stated in our DEI6 policy and in our Code of Business Conduct & Ethics, our mission is to sustain our focus on equity, build stronger diversity through how we hire, develop, reward, and retain talent at Criteo, and strengthen our culture of belonging for all. We empower our employees to impact the industry, promoting diversity, equity, and inclusion in everything we do. Our efforts to foster a diverse and inclusive workplace are led by a dedicated DEI leadership team who partner cross-functionally and leverage our seven active Employees Resource Groups (ERGs) who engage with employees, support allyship and sponsorship to encourage a sense of community and provide networking and safe spaces for all diverse communities throughout Criteo.
•As of December 31, 2022, we had 3,335 employees (total headcount), meaning 3,113 for the CSR scope7.
•As of December 31, 2022, 43% of our employees were women (CSR scope).
•In 2022, over 34,828 training hours8 were delivered to our employees (CSR scope).
•In 2022, the global score for the employee engagement9 survey is 81 (on a scale from 0 to 100).
•Through our Pay Parity Action Plan, the pay gap has been maintained to 0% in 2022.
6 Diversity, Equity, Inclusion.
7 See the Methodology note at the end of the report.
8 Code of Business Conduct and Ethics piece of training excluded.
9 The engagement score is a combination for the positive answers to 2 questions: "I would recommend Criteo as a great place to work" and "How happy are you working at Criteo?"

Infrastructure: Our ability to execute depends on our highly sophisticated global technology software and hardware infrastructure. Our global infrastructure is divided into three independent geographic zones: the Americas, Asia-Pacific (APAC), and Europe, Middle East and Africa (EMEA). In each of these geographic zones, our services are delivered through data centers that support each respective zone. We generally rely on more than one data center in any given zone, and, within large zones, the data centers are strategically placed to be close to our clients, publishers, and users. We use multiple-layered security controls to protect the Criteo AI Engine and our data assets. The environmental performance of our data centers has also become a key criterion when selecting providers, and we aim to keep reducing the carbon footprint of our infrastructure and overall activities in future years.
As of December 31, 2022, our global infrastructure includes:
•Approximately 45,000 servers through a global network of ten processing data centers (and three Points of Presence), including one Hadoop cluster10, that comprise to 3,000 servers hosting 800,000 processing cores, providing a storage capacity exceeding 280 petabytes and 1 petabyte of random-access memory,
•100% of the CO2 emissions linked to data centers use are now offset, either directly by the data center providers or through Criteo’s own purchasing of Renewable Energy certificates (REC).
Research and Development (R&D): We invest substantial resource to conduct fundamental research on artificial intelligence and machine-learning models to enhance the algorithms in the Criteo AI Engine, develop new features and solutions, conduct quality assurance testing, improve our core technology, and enhance our technology infrastructure. Our engineering group is primarily located in research and development centers in Paris (France), Grenoble (France), and Ann Arbor (Michigan, USA). With the acquisition of IPONWEB, we also have expanded our R&D engineering centers to include Berlin (Germany), Limassol (Cyprus), and Yerevan (Armenia). We expect to continue to expand the capabilities of our technology in the future and to invest significantly in continued Research and Development, and new solutions efforts.
•We had close to 879 employees11 primarily engaged in Research and Development and Product as of December 31, 2022.
•Research and Development expenses, including expenses related to the Product group, totaled $187.6 million for 2022.
Privacy, Data Protection, and Content Control: Privacy and data protection laws play a significant role in our business. The regulatory environment for the collection and use of consumer data by advertising networks, advertisers, and publishers is frequently evolving in the United States, Europe, and elsewhere. The United States and foreign governments have enacted and considered (or are considering) some legislation or regulations that could significantly restrict industry participants’ ability to collect, augment, analyze, use, and share personal data. Some regulating, for instance, the level of consumer notice and consent required before a company can utilize cookies or other tracking technologies.
10 A Hadoop cluster is a cluster of servers for performing Big Data analysis quickly and efficiently by distributing the task among the different computers that make up the cluster.
11 Excluding Iponweb’s teams.

Financial results:
•Revenue of $2,017.0 million for the year ended December 31, 2022.
•Contribution ex-TAC of $928.2 million for the year ended December 31, 2022.
•Net income of $10.9 million for the years ended December 31, 2022.
•Adjusted EBITDA of $267.3 million for the year ended December 31, 2022.
More information regarding Criteo’s activities, governance, financial performance, and results for 2022 is available on the company’s website for investors here.

Our Culture and Values
At Criteo, we believe the future is wide open. We also know a wide open future is only possible with great products and great people.
In 2021, we created Criteo’s Culture Book (available here) to answer the question, "Who are we?" and define our culture as our company evolves and transforms. Criteo’s values of “Open, Together, and Impactful” were defined based on feedback we received from nearly 2,800 employees.
•OPEN - We believe that open minds are great minds. We promote diversity in our thinking and in our culture.
•TOGETHER - We build together, accomplish together, celebrate together. We care for each other.
•IMPACTFUL - We do the right thing to create a sustainable impact for our clients, our market, and the people that we serve.
At Criteo, we strive to embody our values in everything we do. We stand open, together, and impactful through our different Employee Resource Groups (see section IV.) and, above all, through action.
More information about our values is available here.
In 2022, we revamped our Code of Business Conduct & Ethics, which is also a presentation of Criteo values and commitments in terms of ethics and business conduct towards its employees, communities, clients, and stakeholders. It now highlights our CSR commitments, showing that CSR is a core business imperative for Criteo. We believe that the goals we are setting in our Code of Business Conduct & Ethics can only be achieved through the engagement of all employees. They shape our future growth and define the values we want to create for society.
More information about our Code of Business Conduct & Ethics is available in section VII.1. of this report.

Our Approach to Corporate Social Responsibility (CSR)
Main CSR Risks and Materiality Analysis
Main CSR risks for Criteo
Criteo performed its first dedicated CSR risk assessment in 2018. We identified a list of relevant CSR-related risks based on benchmarks from our business sector, and interviews which were conducted with internal stakeholders who work with the CSR team. These stakeholders assessed the risks in order to define a priority list of areas of potential impact. Based on this analysis, Criteo selected eight main CSR risks12. The alignment of the CSR risk mapping with the enterprise risk mapping and the corruption risk mapping is regularly reviewed by the Internal Audit & Control and Compliance teams (last time in 2022).

12 List of main CSR risks identified: Talent acquisition and retention, Training and human capital development, User data privacy and protection, Energy consumption, Carbon footprint, Supply chain, Gender equality, Inclusion and Diversity.

Materiality analysis
Furthermore, Criteo used the foundation established by the CSR risk assessment to perform its first materiality analysis in 2019. We have since regularly updated the materiality analysis by interviewing employees from our teams (e.g., People, Talent Acquisition, Talent Management, Compensation & Benefits, Workplace Experience, Internal IT, Legal, and Investor Relations) as well as external stakeholders (suppliers, clients, partners, investors, etc.).
During those updates, stakeholders are asked to assess the importance and relevance of CSR topics related to Criteo’s activities. Combining the results of these interviews and the CSR risk assessment mentioned above, we establish annually our materiality analysis, presented below.
In 2021, we also launched an online CSR survey with the aim of better understanding our external stakeholders’ expectations in terms of CSR. This survey was answered by 34 stakeholders, amongst them clients, suppliers, publishers, investors, analysts, and agencies. The priorities they highlighted are aligned with the results of our materiality analysis, the five topmost CSR issues identified through this survey being:
1.User data privacy and protection,
2.Client satisfaction,
3.Employee well-being,
4.Responsible business and marketing,
5.Talent acquisition and retention.

To comply with the European directive 2022/2464 in regard to corporate sustainability reporting, we plan to conduct a double materiality analysis in time for the financial year 2025.
This Report presents Criteo’s policies, initiatives, and key performance indicators in relation to each of those material CSR matters, in the various sections listed in the table below:

CSR Theme	Material CSR topics	Section
Environmental impact	Energy consumption	II. 2-3
	Carbon footprint	II. 1-2-3
Talent acquisition, development, and well-being	Talent acquisition and retention	III. 1-2-3
	Training and human capital development	III. 4
	Employee well-being	V. 1-2
	Inclusion, diversity, and gender equality	III. 3; v. 3
Relation with clients	Client satisfaction	VI. 2
	Innovation	III. 4-5
Business conduct and ethics	User data privacy and protection	VII. 2
	Responsible business and marketing	VII. 1-3-4-5
	Sustainable supply chain	VI. 4
	Global Tax Compliance	VII. 3

Our CSR Approach

In 2022, we focused our CSR efforts on Environment, Diversity, Equity, and Inclusion, and Tech for Good and Education.

“Environment”
Our environmental initiatives are carried out by our CSR team with the support of our “Green Community” (see section II). In 2022, Criteo defined an environmental strategy and action plan that reinforced our CSR strategy. We want to set goals that make sense, that have a positive effect on our planet, and that we can all be proud of. Goals that will enrich our culture and echo our values. In 2023, Criteo expects to establish carbon reduction targets endorsed by the Science-Based Targets initiative (SBTi) and implement a greenhouse gas (GHG) emissions reduction and adaptation plan aligned with the Paris Agreement.
More information is available in section II. of this Report.

“Diversity, Equity, and Inclusion”
Our commitment to Diversity, Equity, and Inclusion (DEI) embraces everything we do at Criteo, including how we work, how we treat each other, and the impact we have on our clients, partners, and the consumers we serve. Our initiatives are carried out by our DEI team and supported by five of our community groups, introduced later in this Report (see section V.3.).
•Diversity – Increase our efforts to attract, hire, develop, and retain diverse talent. Represent varied identities and backgrounds, collectively and as individuals.
•Equity – Ensure equitable opportunities for learning, career, and compensation for all. Fair treatment, access, opportunity, and advancement for everyone at Criteo.
•Inclusion – Strengthen a sense of belonging for all employees, partners, clients, and the consumers we serve, as well as the sense of belonging and value that is felt throughout Criteo.
More information is available in sections III.3. and V.3. of this Report.

“Tech for Good and Education”
Regarding our Tech for Good13 and education, our initiatives are carried out by our CSR, DEI, and Public Affairs teams and our Education Community. We believe that we must give back to society. Through our global talent, we have a variety of expertise and skill sets that are recognized as among the best in our industry. We believe that through education, we can improve livelihoods and develop thriving communities for future generations. Therefore, we work with several mentorship associations to support various communities: young people, refugees, people in professional reintegration, etc.

More information is available in sections V.3.e., VI. and VII of this Report.

13 "Tech for Good" literally means "technology for good". This indicates a collective awareness that "positive societal impact" must be placed at the heart of tech and digital transformation.

CSR Governance

Key Results and Objectives

Criteo formalized a set of CSR objectives aligned with the main projects and initiatives we are carrying out or are planning to implement in the future. The table below summarizes our CSR objectives as of 2022, which Criteo aims to review and improve in the coming years.

Contribution to Sustainable Development Goals (SDGs)

Criteo’s activities have an impact on society and the environment, materialized through a wide range of programs for the company’s employees, the infrastructure needed to deliver our services to clients, the nature and impact of our products and services, or relations with our stakeholders and other organizations in the tech industry. Those impacts translate into direct and indirect contributions to the United Nations’ 2030 Sustainable Development Goals (SDGs), an internationally recognized framework that is essential for building a strong and relevant CSR strategy. Criteo’s commitment to the United Nations’ SDGs, particularly towards SDG 4, 5, 8, 9, 10, 12, 13, and 17, is summarized in a diagram available here.

1. Our Awards and Recognitions

Recent CSR awards:
•2022: EcoVadis Bronze Medal,
•2022: Family Friendly Company label (France),
•2022 Ragan Awards - “Global DEI Commitment” and “CSR / ESG Engagement Communication”,

•2022 Top 50 Inspiring Workplaces (NOAM): We ranked #12,
•2023: Bloomberg Gender-Equality Index member,
•2023: Diversio DEI Certification Level 1 – “Inclusive Employer”,
•2023: TLC Lions Being Human Awards 2023 - “Most Human HR Strategy”.

More information regarding our CSR and DEI awards can be found here.

Criteo CEO, Megan Clarken was named an honoree for Campaign US’ Female Frontier Award for the “Leading the Change” category. She was also featured on the 2022 HERoes 100 Women Role Model List for her promotion of Diversity, Equity, and Inclusion. Additionally, Justine Tabarin, Senior Manager, Global CSR and Environment, was listed on the HERoes Top 100 Women Future Leaders for 2022 for her instrumental role in developing CSR initiatives across the company.
In 2022, Antoine Mercadal, Senior Director, Internal Communications & Events and Sponsor of the Pride Community, and Celia Navarro, Senior Manager, Talent Acquisition R&D & Product, and Local Leader of the Pride Community in France, were laureates of the LGBT+ Role Model Leaders category in 2022, organized by the French Association L'Autre Cercle. Moreover, in 2022, Dominik Remplik, Senior Manager, Ops Incubation EMEA and Global Co-Lead of the Pride Community made the Yahoo Finance list of Top 100 LGBT Future Leaders. Last but not least, in 2022, the Pride Community was shortlisted as the Employee Network of the Year at the European Diversity Awards.
In June 2022, Criteo was proud to be certified a “Family Friendly Company” by the Family Friendly Company label created by the French association Ensemble pour l’Education de la Petite Enfance (Together for Early Childhood Education, more information available here).

Environment

Reduce Criteo’s Environmental Impact

Criteo's Environmental Approach in Addressing Climate Change
2022 was an important year for formalizing our long-term, global environmental strategy, one of our top priorities. This new strategy was built thanks to the involvement of the Leadership Team and many employees across the company, and it will pave the way for ambitious short-term and long-term action plans and energy-reduction goals.
Our new environmental strategy is first and foremost the result of extensive work undertaken throughout the year, which allowed us to develop a snapshot of Criteo's activities and measure their impact on the environment. As part of this process, external climate experts calculated and measured our overall carbon footprint (scope 1, 2 and 3). This carbon footprint assessment, carried out according to the Greenhouse Gas Protocol (GHG Protocol), determines the main sources of emissions in our value chain and therefore pinpoints the most relevant decarbonization drivers for the years to come.
The assessment was conducted in 2022 for our 2021 carbon data. The 2022 carbon footprint for scopes 1, 2 and 3 will be calculated in 2023 and will be disclosed in next year’s CSR Report.

2021 carbon footprint: 83, 021 tCO2eq (scope 1, 2 and 3)

Compared to revenue, the ratio of Criteo’s carbon footprint for scopes 1, 2 and 3 in 2021 thus amounted to 37 tCO2eq/million $.
As the results show, approximately 95% of Criteo's 2021 GHG14 emissions were induced by the network infrastructures and business perimeters (use of the Criteo solution), and almost all the emissions came from scopes 2 and 3.
When diving deeply into the assessment, we observe that:
•Electricity purchases (scope 2) accounted for 42% of total emissions,
•Use of products sold (scope 3) accounted for 47% of total emissions,
•Finally, the purchase of products and services and capital goods accounted for around 9% of total emissions.
The results highlight the need for Criteo to be involved throughout its value chain to reduce its environmental footprint.
Following this assessment, Criteo established a dedicated environmental roadmap. The development of this roadmap was made possible thanks to the involvement of a large number of Criteo's internal teams throughout the project. As a result, several short, medium, and long-term actions covering the various GHG items were identified, validated internally, and are now presented on Criteo’s website.
Criteo also participates in leading initiatives that aim to reduce the tech industry’s environmental impact. One such initiative is the Planet Tech’Care Manifesto (signed with the French Association Numeum15). This initiative brings together players from the French digital ecosystem who have committed to reducing their environmental footprint.

14 Greenhouse Gas.
15 Numeum (previously called “Syntech numérique”).

Additionally, since April 2020, Nicolas Rieul, Managing Director of Criteo South-Europe, sits as a chair member of the Interactive Advertising Bureau France (IAB France) — a leading industry trade body in France. Within this engagement, working groups in Europe are measuring the environmental impact of digital advertising campaigns and developing solutions to mitigate their inherent risks. IAB France will deliver a standardized framework to measure the carbon footprint of ad campaigns in 2023. In fact, for some years now, Criteo has observed growing expectations from regulators and in public opinion on reducing the sector’s environmental impact. We will continue to engage with policymakers to encourage greener industry standards.
In 2022, Criteo published its Greenhouse Gas Emissions Report (BEGES) on the French Agency for the Ecological Transition (ADEME) website, based on the full carbon footprint calculated for 2021 and presented above.

Environmental Impact of Data Centers and Hardware

Energy Consumption and GHG Emissions due to Data Centers

Criteo’s operations rely on large data center units and several smaller networking rooms, also known as Points of Presence (POPs). In 2022, Criteo had its servers installed in 13 data centers (DCs) worldwide, all belonging to external service suppliers. Among those 13 data centers, 10 are data processing centers, and the remaining 3 host network POPs. Criteo’s server infrastructure accounts for one of its largest environmental impacts (48% of Criteo’s overall carbon footprint, and more than 98% of Criteo’s total energy consumption). A team dedicated to capacity planning oversees the optimal allocation of infrastructure resources according to business objectives, dedicated full-time to optimizing Criteo’s infrastructure usage regarding costs and power usage.
Data center rightsizing is a long-term and continuous effort, which involves resizing data centers in terms of server volume to increase energy efficiency all while maintaining the same quality of service — and responding to future business growth. The rightsizing operations undertaken in 2021 were continued in 2022. For example, the Singapore data center became fully operational in 2022, replacing the data center in Hong Kong. New data centers have also been set up in Amsterdam and Paris to replace the old ones.
With the thorough machine refurbishing that has been performed in recent years, Criteo estimates that one new server in operation now does at least as much work as two previous ones: the new processors are answering twice as many requests per second for one watt consumed (QPS/Watt). In addition, Criteo is working on a new design that allows data centers to be more modular — we can now better adjust the capacity used according to business needs and thus improve energy efficiency. This new design is currently used for the Singapore data center, the first of its kind back at Criteo.

Beyond energy efficiency, the overall environmental footprint of the server infrastructure “from the cradle to the grave” must also be considered when identifying the characteristics that will result in minimal environmental impacts. That is why Criteo assesses its carbon footprint covering the entire lifecycle of its infrastructure specifically, in addition to the company-wide carbon footprint assessment (see below for more information). Results from this assessment will help us define the most sustainable approach. Meanwhile, the current policy is to extend the lifecycle of new servers as much as possible16.
Criteo actively seeks to enhance sustainable practices among vendors of services (hosting and hardware recycling) as well as hardware procurement. For each new project, Criteo releases a request for proposal (RFP), and sustainability is one of the main criteria of the decision matrix. This criterion encompasses questions about energy-saving processes, sources of energy of the data center, power usage effectiveness (PUE)17, which shouldn’t exceed a rate of 2, sustainability strategy or programs of the providers, and other related topics. For instance, all data centers are covered by international certifications related to energy efficiency18. The hardware devices we purchase require open-source possibilities to avoid software end-of-life limitations and increase hardware reparability and spare part availability.
In 2022, we continued our efforts to improve energy consumption monitoring and are now autonomous to retrieve data directly from data centers. Data is collected automatically in real-time, with better accuracy, as it can now be tracked at the rack level (not only at the room level). This new process improves data reliability and real-time visibility on all data centers’ energy consumption, and thus helps to define action plans tailored to Criteo's actual consumptions. For now, the data center energy consumption results for 2022 are still based on provider’s data and are presented below.

Electricity consumption and CO2 emissions in DCs	2021	2022	Var.
Total electricity consumption	66,175 MWh	59,909 MWh	- 9.5%
Share of decarbonized energy Share of electricity from renewable energy sources Share of electricity offset through certificates	99.7% __ __	100% 24% 76%	+0.3% N/A N/A
CO2 emissions generated by data centers (post offsetting efforts)[19]	153 tCO2eq	0 tCO2eq	- 100%
16 See the dedicated paragraph about e-waste management.
17 PUE is the ratio between the total electricity consumed by the Data Center and the electricity consumed specifically by the servers, meaning that if a Data Center has a PUE rate of 2, it consumes the same amount in auxiliary utilities (cooling, lighting, etc.) as the core consumption of computing devices.
18 LEED, USA EnergyStar, ISO 50001, ISO 140001, ISO45001:2018, SS564:2010, BCA-IMDA
19 Regarding the calculation method of CO2 emissions, for data centers totally powered with renewable energy or for where we use renewable energy certificates to offset emissions, the emissions are considered to be zero. For the other data centers the local factor is used (for more details, see methodological note).

While the electricity consumption of data centers has increased since 2016 as a result of our activity growth, when compared to revenue, this indicator remains stable with 30MWh per million USD in 2022, compared to 29MWh per million USD in 2021. The related CO2 emissions are similarly controlled and have kept decreasing thanks to our efforts in reducing the carbon footprint, as shown in the graphs below. When we cannot supply data centers directly with decarbonized energy, we offset the carbon emissions by buying renewable energy certificates.

As of 2022, 100% of the data centers’ energy consumption is supplied from decarbonized sources or offset through certificates. Criteo now compensates 100% of the Singapore data center energy.
Based on Criteo’s specific assessment of the carbon footprint for the entire lifecycle of the IT Infrastructure, it remains distributed between scope 2 (power usage) and scope 3 (manufacturing and end-of-life) with respectively 84% and 16% emissions in 2022.

However, we observe a decrease in the share of scope 3 emissions for IT infrastructure compared to last year (25 % in 2021). Indeed, less servers were purchased in 2022 and Criteo privileged the reuse and relocation of decommissioned servers. This strategy has allowed us to save 6% of CO2 emissions despite the opening of two data centers in the EMEA region. This confirms that Criteo should not only work on the reduction of the data centers’ energy consumption and the use of renewable energy sources, but also continue its efforts on the optimization of scope 3 emissions.

2022 data: 40 000 tons of CO2eq (compared to 43 000 tons of CO2eq in 2021)
The perimeter of each emission category is defined below20:
•Electricity consumption: the emission related to the electricity directly consumed by the data center during the year.
•Energy upstream: the emission related to the energy required to produce electricity like exploration, drilling, and extraction.
•Purchases of goods and services: the emission related to the manufacturing and delivery of the servers.
•Others: all other topics related to the data center: network, bandwidth, cables, fibers, waste.
Lastly, another factor to consider in the environmental impact of data centers is their water consumption. In 2022, Criteo was able to obtain for the first time an estimate of the data center water usage, which amounts to 60 million L. This result covers all data centers. Data was either directly provided by the data centers or had to be estimated when it was not available, using the industry average value for the Water Usage Effectiveness (“WUE”) multiplied by the annual power consumption of the corresponding data centers. The calculation made effectively uses the least favorable hypotheses for water consumption, and it should be noted that the actual data center water usage might be lower than the figure provided here; Criteo will endeavor in future years to collect more accurate data for this information.

20 Methodology: The power consumption of the data center for the year and the servers purchased during the year. This methodology does not take into account the servers already in production.

E-waste Management
Data centers
Since 2016, to reduce the amount of e-waste21 generated in the data centers, Criteo has asked for a guaranteed extension for servers from three to five years.
Criteo works with a subcontractor to handle decommissioned equipment. The majority of this equipment can be reused and is resold on a second-hand market, while the remainder is considered as waste, which can be partly reused or recycled. For example, in the case of the new data center in Singapore, Criteo used equipment from other locations which amounted to 69% of the total amount of servers needed for the site opening.
In 2022, 55.2 tons of assets related to infrastructure activities were decommissioned. Among these 55.0 tons, 52.7 tons of them were put back on the market. Finally, Criteo produced 2.5 tons of e-waste, compared to 9.0 tons in 2021, due to infrastructure activities.
Information technology (IT)
Other e-waste from the workplace, such as employees’ phones and computers, is not discarded at the end-of-life but instead given or sold back to a reseller. As a result, Criteo’s actions allowed for the refurbishment of 244 kgs and the recycling of 6.31 tons of office e-waste in 2022.
Environmental Impact of Offices and Travel
Green Offices
Buildings certifications
While Criteo does not own the buildings it occupies, we have undertaken a company-wide commitment to limit their environmental impact.
This starts with the selection of our buildings. Each office location is reassessed roughly every five years, when contracts with landlords are set for renewal. This assessment considers increasingly demanding environmental factors. Our global action plan is to switch to better offices in terms of the environment whenever possible, ideally certified LEED22 or BREEAM23. Thus, many of our offices were built according to high environmental quality building norms24.
In 2022, the equivalent of 66% of our leased offices are covered by a green certification based on office area in m² (compared to 69% in 2021).
The issues that are managed by the landlord, such as waste management or heating for example, also balance the final choice. The environmental performance of buildings has thus become a key decision factor for Criteo.
21 Electronic waste, or commonly called “e-waste”, describes discarded electrical components or electronic devices.
22 Leadership in Energy and Environmental Design (LEED).
23 BRE Environmental Assessment Method (BREEAM).
24 In Paris, the building housing Criteo’s headquarters is NF HQE certified. The Singapore office is in a building that has been awarded the prestigious Green Mark Platinum Award. The Barcelona office is in a LEED Gold building property while the Boston office is part of a LEED Platinum building. Criteo’s Los Angeles building was honored by Culver City’s City Council and local utility representatives as a Sustainable Business Innovator. Our London office is in a BREEAM certified building.

Natural resources consumption for offices and waste
Due to its service-oriented activity, Criteo’s main direct use of natural resources besides energy relates to paper and water. Regarding water, Criteo deployed sustainable practices in most offices by using sensor-equipped faucets and two-level flushing toilets. Criteo also promotes a paperless work environment, using digital signature or digital collaboration tools, for example. All of our offices sort and recycle waste25 whenever possible, and clear signs about waste classification are on display in most offices.
In 2022, Criteo was able to obtain a first estimate of its leased-office water consumption, which amounts to 4,758 m3. For offices with less than 50 employees or where actual data was not available, the data was estimated based on the average water consumption per employee. Criteo will strive to collect more accurate data for this information in the coming years.

Optimizing Use of Office Space and Real Estate Footprint
With Criteo’s new Flexible Work Approach (see section V.1.), we continued to optimize workspaces around the world — for instance, by relocating some offices to co-working spaces (e.g., Boston, Sao Paulo). All workspace changes implemented are done in consultation with employees and following behavioral studies to ensure that employees can continue to work in the best conditions.
In locations where Criteo does not have specific workspaces (leased offices or coworking spaces) a pilot program, called “Upflex”, was launched in 2022. Under this program, Criteo employees have access to a large portfolio of co-working spaces where they can book a desk, allowing them to work away from home when necessary and reduce their commuting time.

Energy Consumption due to Offices
Criteo takes numerous actions aimed at reducing the energy consumption of offices, such as automatically switching lighting off at night or relying on motion sensors, using energy-efficient LED lighting, configuring all laptop’s default settings to go into sleep mode when the laptop is not used and into low battery mode (lower energy consumption) when it is not plugged in.
Air conditioning is another source of energy consumption that Criteo aims to control. For example, the air-conditioning system is automatically shut off or significantly reduced during the evening after regular working hours in several offices. Heating, ventilation, and air conditioning in major offices such as New York and Tokyo are set to run during reasonable working hours at an adequate preset temperature.

25 Most offices are equipped with waste recycling bins and, in some cases, with battery recycling containers.

Electricity consumed in offices	2021	2022	Var.
Total office electricity consumption Total per employee % from renewable energy sources	2,262 MWh 0.86 MWh/employee 27%	1,274 MWh 0.41 MWh/employee 38%	-44% -53% 11%

Our office energy consumption has been dropping since 2020 with a significant decrease in consumption in the EMEA offices in 2022. These results are the consequence of the widespread teleworking work habits that have spread across Criteo since the pandemic and that will remain in place as part of our Flexible Work Approach (see section V.1.).
Due to the complexity of obtaining data for small offices, actual electricity consumption has been collected only for leased offices with more than 50 employees. For other offices26, data is estimated based on a ratio per employee. They account for about 9% of our total electricity consumption.
A couple of Criteo’s offices (Ann Arbor, U.S. and London, UK) are using natural gas for heating. However, based on an assessment performed by Criteo in 2021, the gas consumption is not significant and represents less than 10% of our office energy consumption. For this reason, it is not taken into account in the calculation of the CO2 emissions presented in the table below (but accounted for the global carbon footprint above for scope 1, 2 and 3).

Greenhouse Gas Emissions due to Offices and Travel
While a significant decrease in business travel was observed since the pandemic, business travel increased in 2022 despite changes in working habits. Criteo therefore continued its efforts to reduce the number and impact of these trips during the year.
Criteo limits GHG emissions by avoiding flights whenever possible, attending video conferences instead of in-person meetings, and not offering company cars in employees’ compensation packages. We also look at ways to minimize the use of individually owned private cars. Many of Criteo’s offices are located in areas easily accessible by public transportation and do not have a parking lot, therefore discouraging employees from commuting in their private cars. In many offices, public transportation is subsidized to promote public transportation usage.
In 2022, flexible working has been widely practiced everywhere across the company’s operations and will continue to be so as defined in our Flexible Work Approach (see section V.1.).
In 2022, all emissions related to business trips and hotels have been offset with VCS27 certified credits through a partnership with the non-profit Tree-nation (see more information here).

26 Offices with less than 50 employees, and coworking spaces.
27 Verified Carbon Standard CO2 Certification. Learn more here.

CO2 emissions	2019	2020	2021	2022	Var. 2021 vs 2022
From electricity consumption (offices) – in tCO2eq	1,287 tCO2eq	887 tCO2eq	554 tCO2eq	303 tCO2eq	-45%
From business trips[28] – in tCO2eq	7,741 tCO2eq	1,234 tCO2eq	370 tCO2eq	2,318 tCO2eq	+526%
Carbon footprint per employee (offices consumption + business trips) – in tCO2eq/employee	3.6 tCO2eq/employee	0.81 tCO2eq/employee	0.35 tCO2eq/employee	0.84 tCO2eq/employee	+139%

There has been a sharp increase in emissions from business trips in 2022. Indeed, compared to the beginning of the pandemic, business trips are more frequent and the organization of the annual event in Croatia has also contributed to the increase in emissions.

Employees' Green Initiatives

Historically, Criteo has relied a lot on local initiatives to promote environmental responsibility, led by employees. Since 2020, Criteo Cares initiatives have spread across all business units and countries. Find out more about the Green Community and Environment at Criteo below and here.

The Green Community aims to raise awareness of climate change and support the company's transformation to a more responsible future. Our group of nearly 500 passionate volunteers leads actions during celebrations such as Earth Day, with, for instance, clean-ups held in seven cities and by collecting 159.8 kg of waste in 2022.
Our Chief People Officer and Chief Technology Officer, both Executive Sponsors of the Green Community, regularly participated in community events such as Clean Up missions, Earth Day talks, etc.
On top of that, our community also develops awareness content such as the Green Guidelines, which provide tips for our employees in adopting environmentally friendly behaviors in the office. Also, the Green Community was instrumental in defining Criteo's environmental strategy (see section II.).

28 Business trips include business trips by plane and business trips by train.

Social

Investing in Headcount and Talent Initiatives
Criteo operates in all corners of the globe and has 27 offices29 across the Americas, Europe, Middle East and Africa (EMEA) as well as Asia Pacific (APAC). Over the last years, we have kept our talents growing, which means investing in our current 3,335 employees or recruiting new headcounts to support our ambitious transformation. In order to do so, we believe that our strong culture and values, proudly embodied by our employees, will support us in growing our community.
Headcount
As of December 31, 2022, Criteo had 3,335 employees globally. This figure includes all of Criteo’s active employees on December 31, 2022 (permanent and non-permanent employees). Compared with the 2,810 employees at the end of December 2021, Criteo’s workforce has grown by 19% in 2022.
The workforce-related figures presented in this Report only refer to Criteo’s largest global legal entities, i.e., those with more than 50 employees. Legal entities that joined Criteo’s financial scope during year N are included in the scope CSR of the CSR report in year N+1. As of December 31, 2022, the entities included in the scope of the CSR Report accounted for 93% of Criteo’s total headcount, i.e., 3,113 employees (compared to 2,624 at the end of 2021).

29 Offices, including coworking spaces:
•(15) EMEA - Milan, Madrid, Barcelona, Stockholm, Amsterdam, Munich, Berlin, London, Paris, Grenoble, Bordeaux, Tel Aviv, Limassol, Yerevan, Dubaï.
•(7) APAC - Tokyo, Singapore, Sydney, Osaka, Gurgaon, Beijin, Seoul.
•(5) AMERICAS – New York, Miami, Boston, Ann Arbor, Sao Paulo.

CRITEO	2021				2022				Var.
Entity	Women	Men	Non-binary	Total	Women	Men	Non-binary	Total
APAC
Criteo KK (Japan)	61	65	0	126	67	75	0	142	13%
Criteo Singapore Pte. Ltd. (Singapore)	34	25	0	59	45	26	0	71	20%
Criteo India Pvt Ltd. (India)	30	65	0	95	46	101	0	147	55%
Criteo Korea Ltd. (South Korea)	24	27	0	51	32	30	0	62	22%
AMERICAS
Criteo Corp. (United States)	290	365	0	655	366	408	2	776	18%
Criteo do Brazil LTDA (Brazil)	25	34	0	59	35	43	0	78	32%
EMEA
Criteo Europa S.L. (Spain)	229	206	0	435	312	295	1	608	40%
Criteo Ltd (UK)	30	40	0	70	45	51	0	96	37%
Criteo GmbH (Germany)	35	46	0	81	51	43	0	94	16%
Criteo France SAS (France)	58	59	0	117	31	23	0	54	-54%
Criteo Technology (France)	N/A	N/A	N/A	N/A	305	680	0	985	N/A
Criteo SA (France)	269	606	1	876	N/A	N/A	N/A	N/A	N/A
Total	1,085	1,538	1	2,624	1,335	1,775	3	3,113	19%

In 2022, Criteo acquired the business of IPONWEB, which includes nine subsidiaries. However, in accordance with the methodology for defining the scope of the CSR Report, the data presented inhere does not include IPONWEB-related information, except for the above table. IPONWEB data will be disclosed in the CSR report relating to 2023.

IPONWEB	2021				2022				Var.
Entity	Women	Men	Non-binary	Total	Women	Men	Non-binary	Total
IPONWEB	N/A	N/A	N/A	N/A	111	298	0	409	N/A
As of December 31, 2022, the 1,335 women in our headcount represented 43% of the total workforce of 3,113 employees30. Young people (below 35) account for most of Criteo’s employees, which is expected in a high-tech company relying on a workforce with skills in the latest trending technologies.

30 Same as all headcount-related data that will be disclosed further in this report, this percentage is calculated on the CSR scope.

Workforce breakdown by age	2021	2022
Under 25	144	142
Between 25 and 29	657	824
Between 30 and 34	795	938
Between 35 and 39	519	629
Between 40 and 44	289	316
Between 45 and 49	133	163
50 and above	87	101
Total	2,624	3,113

Recruitment and Terminations
Attracting top talent is key at Criteo, and we place great importance on the quality of our candidate experience. Our company’s values of “Open, Together, and Impactful” drive the efforts of our People team to attract and retain the best talents at Criteo.
With the dual objective of ensuring consistency in the management of recruitment activities and taking a more strategic approach to engaging with and nurturing external talents, Criteo relies on its Talent Candidate Relationship Management (CRM) platform. Launched in 2020, this tool allows our recruiters and the Employer Brand team to manage external talent pools (such as interns) in a strategic, efficient, consistent, and compliant way.
Our Employer Value Proposition is presented in Criteo’s Culture Book that captures what makes us special with clients, partners, and future talents, based on feedback from employees and leaders at Criteo.
Criteo has made recruitment for the Research and Development (R&D) team a high business priority, and for this reason, R&D recruitment is entrusted to a specific R&D Talent Acquisition (TA) Team that is working on researching, connecting, and attracting job candidates to convert individuals into job applicants. The R&D TA team partners closely with the Tech Hiring Guild31, whose purpose is to continually evaluate and ensure a robust process for the assessment of technical skills as part of the hiring process. The R&D team identifies and attracts candidates before they graduate through our Campus program. In 2022, this program has resulted in the recruitment of 42 interns and apprentices in the R&D team, 13 in the Product team, in addition to the 100 interns that Criteo recruits every year in sales and corporate functions aside from this program. In 2022, Criteo partnered with 6 schools32 in France and participated in 6 career forums that connect companies and students. Those events allow us to promote our activities directly to students, meet with candidates, collect resumes, and organize future interviews. Two Campus Program specialists have been hired in 2022 to focus on this topic.
31 The Tech Hiring Guild is an internal group which consists of Engineers and Talent Acquisition experts. This group meets every two weeks to challenge and continuously improve the recruiting process. Whether it's about the process flow, renewing coding exercises, improving the candidate experience, etc.
32 Polytech, EPITA, Ensimag, Centrale Supelec, MVA, Ada Tech School.

In 2022, 548 employees exited the company and 986 were hired across the globe.

New Hires & Terminations	2021	2022	Var.
New Hires	943	986	5%
Terminations	770	548	-29%
Employee’s initiative	527	327
Employer’s initiative[33]	128	93
Other (e.g., end of fixed-term contract)	115	128

33 Including redundancies and restructuration.

We closely monitor our attrition rate and put in a strong effort to better understand and reduce it as much as possible. For instance, we have built a database to analyze the reasons for departures. Thanks to those analytics it is easier to predict attrition rates depending on geographic areas and populations. More importantly, they enable us to adjust human resources accordingly to Criteo’s business needs.
We are proud to observe that in 2022, the turnover rate has decreased significantly compared to 2021, demonstrating that our efforts to better retain our employees are paying off.
We make every effort to retain our employees by regularly monitoring their engagement rate and ensuring that they enjoy a flexible working environment that allows for their well-being, inclusion, and development (see in the following sections).

Compensation and Benefits
In the Tech sector, compensation is a critical differentiating factor if a company wishes to attract and retain talents and stand out from the competition.
Criteo set up a Global Compensation Guidelines to ensure that compensation offered is competitive compared to the market, depending on jobs and expertise levels, geographical areas, etc. This official document is enforced by Criteo’s Compensation & Benefits team, who monitors the market and performs salary surveys for all components of employees’ remuneration. They conduct a yearly review of salary levels across the company, ensuring notably that compensation abides by the Global Compensation Guidelines. The Compensation and Benefits team also oversees practices across Criteo’s entities, taking into account country-level specificities with the help of local People teams.
In 2022, annual base and variable salary compensation payouts for the legal entities included in this CSR Report were €283,871,18234 — a 27.44% increase compared to €222,742,522 in 2021 (CSR report scope).

Criteo does not discriminate against any category of employees through remuneration. However, due to the structure of our smaller teams and to the specific technical profiles sought after in some positions, we sometimes observe some salary gaps across populations depending on gender, age, or location. Every year, a comprehensive analysis of salary levels across Criteo is undertaken. The purpose of this analysis is to assess the competitiveness of an employee's base salary compared to the market salary for equivalent positions, as well as to improve our understanding of the potential residual differences in salaries between men and women.
Criteo dedicate specific budgets to bridge the gap between the alignment of employees within teams (woman vs man, new joiners vs tenured employees, or any other type of discrepancies that has been noticed). This annual corrective measure is designed to support the Pay Parity Action Plan and was conducted successfully in 2022: the gap has been reduced to 0% in 2021 and maintained in 2022 (average compa-ratio of 0.94% for men and 0.94% for women before calibration).
The Pay Parity Action Plan is however a long-term endeavor, as it goes beyond short-term measures and intends to solve the issue permanently. Criteo remains very mindful about potential pitfalls that could trigger a salary gap again in the future, such as top management recruitments or insufficient levels of wage verification and monitoring.

34 Criteo SA is included in the calculation of the global amount of remuneration in 2022.

The purview of our Pay Parity Action Plan comprises the following areas:

At hiring	At merit cycle	At promotion & mobility	After a leave of absence
- Ensure pay equity by running quarterly analysis on New Hire offers per gender - Training for managers	- Ensure balanced performance rating distribution per gender - Ensure average increase is balanced between women and men employees based on performance as well	- Ensure equal access to promotion and internal mobility opportunities - Perform analysis on average increase proposed during promotion based on gender
- Ensure compensation analysis conducted upon return of leave of absence
- Specific to maternity – ensure women in maternity leave receive an increase as any other employees during cycles
- Offer a career discussion when employees return from leave

As per French regulations, we disclosed our Women-Men Equality Index for France again in 2022 (which reaches 87 out of 100 in 2022). We also disclose a breakdown of Criteo's executives’ compensation, which is available in the company’s Proxy Statement here.
In addition to compensation, employee benefits are also a pivotal point in the very competitive Tech industry and a key component for talent recruitment. Some of the major topics addressed by the Compensation & Benefits roadmap are in line with Criteo's DEI strategy and are presented in section V.3. (e.g., Employee Assistance & Work-life Program and the expanded Carrot Fertility & Family Forming Program).
For instance, the team launched a pilot program to support the fitness and wellbeing of employees in three countries where there was not an associated benefit. It includes a monthly stipend to be used on a wide range of wellbeing products and services. At every insurance or program renewal, we evaluate for market competitiveness leading to enhancements in 2022, increased coverage level in life insurance in India, addition of telehealth in Canada, and increases in lunch voucher amounts in Brazil.

Skills Management and Development
In the following section, the different types of training we provide are referred to as:
•Instructor-led trainings: “Live trainings” and “virtual classrooms” where:
•Live training refers to training delivered face-to-face by an internal or external trainer.
•Virtual classrooms refer to virtual training delivered by an internal or external trainer via Zoom.
•Online trainings: Trainings autonomously followed by employees through digital learning platforms.

In-class Training 2022 Highlights
Top Talent Program “Leadership Journey”
The “Leadership Journey” is a six-month program tailored to key talent that was renewed for the second time in 2022. In 2022, 30 participants followed a full training program, including workshops, learning expeditions, e-learnings, individual and group coaching.
The program's objectives are to build leadership capabilities, accelerate business effectiveness and success, create development and growth opportunities, expand the Criteo community and network, and foster our culture, values and key behaviors. One additional dimension of the program in 2022 focused on being able to contribute to Criteo’s sustainable growth.

Manager development
Criteo continued to expand the Manager@Criteo program in 2022, which aims to support new managers within Criteo's teams. The program includes three different tracks:
•Future makers: a six-month skills development journey that 60 managers currently attend, with the aim of developing key management skills and creating new leadership habits that lead to sustained and measurable differences for the business.
•People processes: this track will be launched early 2023 and will be mandatory for all managers, and therefore included in the onboarding process for newcomer managers.
•Manager circles: these groups allow connection, social learning and sharing of best practices between managers. All managers are invited to join this group whether they are hired as a manager or promoted into a management role.

In-class solution based on Individual Development Plan
Criteo provides employees with an extensive catalog of in-class training. This catalog is aligned with employees' individual development plans and is updated annually to provide the most relevant content to their needs and expectations. Employees can freely enroll in the in-class training courses that are available in the catalog. For example, a training course is offered to help them get used to the new Flexible Work Approach (see section V.1.).

Although this Report focuses on formal training activities, much more is happening in the field and our offices on a day-to-day basis, ranging from Criteo’s cross-functional teams and organizations to peer-to-peer learning to social learning activities. These more informal and ad-hoc learning activities, which are promoted and facilitated locally, represent a large part of the learning experience and are a key part of Criteo’s learning culture.

In-class training hours

IN-CLASS TRAINING	Training hours	Including hours backed by evidence	Average training hours per employee	Average training hours per trained employee	% of trained employees	Number of training sessions	Average number of sessions per employee
2022	11,187	11,187	3.8	7.3	49%	215	0.07
2021	10,107	5,822	3.9	6.2	62%	302	0.1
% evolution	+11%	+92%	-1.4%	+17%	-13%	-29%	-37%

The overall increase in training hours is due both to the development of Criteo’s offering of training programs in the learning platform “Learning Quest” (2,509 pieces of digital/workshops training offered in 2021 compared to 3,204 in 2022), and to a reinforcement of the L&D team with a stronger presence in our main regions (APAC, Americas and EMEA), leading to better visibility for employees regarding the training offer.

Online Training 2022 Highlights
Criteo provides all employees with 5 online training platforms35 which provide access to over 100,000 training courses and allow free registration to workshops.
In 2022, Criteo also continued to deploy a Learning Management System (LMS) internally called “Learning Quest”. This platform allows for more flexibility in the creation and management of content, thus limiting the outsourcing of the creation process and allowing it to adapt in real-time to employees’ training needs. A key benefit of Learning Quest is that most training workshops and events are registered there, offering a single-entry point for users, better reporting on training completion, and thus improved management of individual training paths.
Other key online training activities in 2022 include the Commerce Media Platform (CMP) Masterclass. As Criteo moves forward with becoming the world's leading Commerce Media Platform, we believe it is essential for employees to understand the industry landscape and Criteo’s strategy and solutions. The CMP Masterclasses is a strongly recommended training program that launched in 2021 and is now included in the onboarding process. It allows all employees to understand the basics of Criteo’s Business and Ad Tech Industry through a program composed of six modules (a total of 3,301 hours). Surveys have shown great feedback on the CMP Masterclass Program, as 96% of the learners said that they would recommend this learning path to their teams/peers.

35 Coursera, Datacamp, Speexx, LinkedIn Learning and Learning Quest.

Online training hours

ONLINE TRAINING	Training hours	Average training hours per employee	Average training hours per trained employee	% of trained employees
2022	23,641	8.0	7.6	100%
2021	16,681	6.5	6.1	105%
% evolution	+42%	+24%	+24%	-5%

On top of the core online pieces of training above (skills development-driven), employees completed further online training that represents about 5,291 hours and covers Compliance modules (63.6% of these hours), “FlyCriteo” On-boarding modules (36.1%), CRM (0.1%) and digital literacy on collaboration applications (0.2%).

Peer-to-peer and Social Learning Practices
Peer-to-peer and social learning are part of our learning culture and DNA. They represent a large part of the employee learning experience, and whilst they are not being translated in formal training hours, they have a positive impact on employee development. In 2022, peer-to-peer learning opportunities got multiplied widely across the company through different initiatives.
The biggest global event was held in June with Criteo Universities (see section III.5.a.). In September, we also decided to launch our Learning@Criteo Masterclass: each month, employees have opportunities to attend a masterclass taught by one of their peers. Topics cover all areas of the business and beyond, for instance, recently: What It's Like to Be a Woman in R&D, Developer Experience, A Journey of Code Change, Mindful Learning, etc. We already organized more than 10 of these masterclasses with 150 attendees on average for each class.
Our Managers’ Circle and Criteo Cares Community groups also heavily focus on social learning with peer-led events such as fireside chats, leader talks, panel discussions that encourage the sharing of lived experiences and sharing of best practices.
As part of social learning, we also launched a program called “Donut for Languages”. This consists in establishing random matches of people willing to practice a language with peers. Currently, the program is offered in Spanish and French.

Criteo’s Coaching Offer
At Criteo, we believe that coaching is a powerful tool to let our employees feel more empowered to develop themselves and tap into their full potential, feel good, and bring their whole self to work. Coaching is also a great tool to enable our business growth.
Thus, we developed a 3-pillar-coaching offer to support every level’s needs through coaching:
•For Individual Contributors and Team Leads:
In 2022, Criteo relaunched the internal coaching program called “CoachMe”, which allows the delivery of internal coaching sessions to Individual contributors and team leads around career development, work-life balance, and professional efficiency topics. It started with a pilot for people in EMEA region. By the end of Q2 2023, 60 internal coaches will be trained during specific sessions. In parallel, the program allows employees to develop their coaching skills through ICF world-class training (International Coaching Federation recognition).
•For Managers and Leaders:
Part of the “Future Makers Program”, managers follow a 6-month journey with one-to-one coaching sessions to work on their development goals. Their coaching journey is delivered by BetterUp, one of the leaders in the coaching market. All along the program, 240 managers & leaders will receive coaching over 2 years.
•Coaching for Executive & Senior Leaders:
Through coaching delivered by high-quality Executive Coaches, Executive and Senior Leaders are supported in their development and leadership capacity.

Data Tracking and Reporting/Forecasting
Launched in 2021, Criteo’s Learning Management System (LMS) facilitates data management and reporting. The main part of the data regarding training courses carried out on all the different training platforms is collected and centralized internally through Learning Quest. As of now, 99.9% of employees are connected to the new LMS, and 99.5% of employees have been active on the platform.
The LMS also provides the ability to forecast training topics to be developed to meet employee needs. The centralization of all this data allowed the creation of tailor-made reports that can be extracted and shared with other teams (e.g., HR for employee training tracking).

Events

Global Event for All Criteo's Employees
It is part of Criteo's culture to organize events for employees around the world to meet and share experiences together. Traditionally, Criteo regularly organizes an event for all employees called "Summit", during which "Criteo University" sessions are held. These are 45-minute lectures proposed by employees (accompanied by a mentor) to deepen a subject directly related to the company's activities.
Some examples proposed in 2022 include:
•What does “flexible work” mean, and what does it imply?
•How to resolve 4.700 tickets in one year? - Life in Campaign Management/AdOps,
•The magic behind the tech of Criteo,
•What can board gaming teach you, and how can we use it at work?
•Introducing our Sustainability & Environmental Strategy.

Hackathon

At Criteo, we foster innovation and different ways of thinking. Our “Hackathon” aims to foster innovation and cross-collaboration around the globe and is one of the oldest and greatest traditions at Criteo. Every year, hundreds of employees get together for the opportunity to innovate, collaborate, get out of their comfort zone, learn new skills, and bring their ideas to life. For the 2022 Hackathon, we welcomed almost 400 employees from 25 offices, who submitted 65 projects.  Several sustainability and Diversity, Equity, Inclusion oriented projects were submitted. In fact, one of these projects, “Diversity Hiring,” was focused on creating a solution to help hiring managers write job descriptions and avoid non-inclusive language. This project won the competition, an indicator of how meaningful these topics are to Criteo’s teams.

Moreover, the Criteo AI Lab showed off their skills by participating and winning the PEReN36 Hackathon! They worked around data and Machine Learning (ML) and provided solutions and business insights.

36 PEReN is an office that sits inside the French Ministry of Economy & Finances that regulates the digital market and provides technical expertise for government departments and independent administrative authorities.

Stakeholders' Engagement and Criteo Cares Program

Relations with stakeholders
Criteo works with a wide and diverse community of internal and external stakeholders. We maintain relations with each of them through dedicated resources and communication channels. While this list is not exhaustive, our most important stakeholders include our clients and employees, as well as investors and shareholders, publishers, technology partners, suppliers, start-up networks, professional networks, press and non-profits. More information regarding how we engage with our key external stakeholders and partners is available in section VI. of this Report.
As for internal stakeholders, Criteo drives a particularly ambitious CSR-oriented employee engagement program called Criteo Cares.

Presentation of the Criteo Cares program
Criteo's CSR approach is composed of two bodies: the strategic part led by the DEI and CSR teams and the employee engagement branch called "Criteo Cares.” This program, mentioned in several sections of this Report, was created in 2018 to bring together all local initiatives and coordinate all existing solidarity and sustainability employees’ actions across the company and maximize their impact.
Criteo Cares Program projects are driven by 7 community groups37:
1.Women@Criteo Community,
2.Pride Community,
3.BIPOC Community,
4.Critenable Community,
5.Parents Community,
6.Green Community,
7.Education Community.

These community groups are led by 14 active volunteers from various teams and different geographical areas and include hundreds of employees from around the world. Each Community group has its own Leadership Sponsor at executive level, a dedicated internal website and annual roadmap.
More information can be found regarding the actions undertaken by each Criteo Cares community in related sections throughout this Report.

37Also known as ERGs ”Employee Resource Groups”.

Criteo Cares program KPIs	2021	2022
Number of Criteo employees who used their VPTOs[38] days (at least 0,5 day)	58 employees (Approximately 2%)	613 employees (Approximately 18%)
Number of Criteo employees in the Criteo Cares Program	450 employees (Approximately 16%)	1332 employees (Approximately 40%)
Number of donations made by the employees through the “Give Back” program on Spotlight	$14, 940 USD donated (170 donations)	$41,240 USD donated (532 donations)

Through our volunteering and giving platform launched in 2021 and called “GIVING by Alaya39”, Criteo’s employees can support causes which are important to them. This platform includes a wide variety of non-profit organizations to give our employees the freedom to use their two VPTO40 days. To encourage employee engagement, Criteo rolled out daily challenges for employees on the platform. Criteo hopes that the GIVING platform will become an increasingly important part of employee engagement.

GIVING platform KPIs	2021	2022	Targets
Number of Criteo employees registered on the platform, since the launch (Oct. 2021)	709 employees (Approximately 20%)	1,845 employees (Approximately 55%)	At least 65% of Criteo employees have created an account by the end of 2025, to maintain or increase afterwards
Number of Criteo employees who took at least one action on the platform (do good + challenge) during the year	104 employees (Approximately 15%)	655 employees (Approximately 35%)	At least 50% of Criteo employees registered on the platform who have taken at least one action by the end of 2025, to maintain or increase afterwards

38 Volunteer Paid Time Off (VPTO). Criteo provides all employees with a maximum of 2 working days per year to participate in volunteering activities with local charities.
39 The Alaya platform (our vendor) was acquired by Benevity in 2022.
40 Volunteer Paid Time Off (VPTO).

Wellbeing, Inclusion, and Diversity at Work
Safety and Wellbeing at Work

Adapting to new ways of working
Following the announcement in 2020 of a new working policy and the subsequent employee feedback we received, Criteo’s new fully Flexible Work Approach was launched in July 2022. Aligned with our values of being Open, Together, and Impactful, this new approach is based on trust and lets employees choose to work from home, work from an office or do a mix of both — with some exceptions for employees whose on-site presence is deemed essential (e.g., IT, workplace safety). For business reasons, managers can exceptionally require employees to come to the office, but they need to respect a reasonable notice period of 5 working days.
The original COVID-19 Steering Committee created in 2020 evolved to become a Flexible Working Steering Committee in 2022. The governance structure of the committee was reviewed, but members continue to work on various projects such as improving the Flexible Work Approach, Employee Engagement, social event strategy, etc.
Other previous measures of Criteo’s approach to remote working are still implemented today and will continue to be, either as part of the Flexible Work Approach or as additional measures. For instance, Criteo partners with an external company to provide 24/7 free41 psychological support to all employees and their families and provides financial support for each employee to buy suitable remote working equipment (screens, ergonomic chairs, desks, etc.).
Criteo continues to keep every first Friday of the month meeting-free (“Quiet Fridays”) to allow time for focus, self-development, reflection, and learning. We also provide learning resources to all employees to support healthy and effective working habits in a flexible work environment, including recommendations for employees and managers for successful hybrid work, safety tips for working from home, guidelines for effective virtual meetings, and many resources to support everyone’s balance through breaks and disconnection.
Promoting employee wellbeing
We are convinced that wellbeing at work ultimately results from a wide array of initiatives, such as the Flexible Work Approach mentioned above or Criteo’s commitments as part of the company’s Diversity, Equity and Inclusion policy (see section V.3.). In 2022, Criteo has created the role of a Global Well-being Manager to increase our efforts to support employees’ physical and mental wellbeing at a global level, balancing business needs with everyone’s personal commitments, needs, and preferences. Throughout the year, different initiatives have been launched and implemented. For instance, we have implemented a bi-annual process for employees to provide feedback on their well-being, work-life balance, and workload through a questionnaire and have a follow-up one-to-one conversation with their manager to discuss their well-being at work and agree on actions if needed. Unlike the engagement survey, the feedback and the conversations are not anonymous and allow for personalized follow-up. This process is not mandatory, although Criteo highly encourages all employees to participate. In 2022, 72% of employees provided their feedback through the questionnaire, and more than 1,500 employees confirmed they had a one-to-one follow-up conversation with their manager. To help managers carry out those conversations, specific training and resources were made available. Employees can also request a dedicated conversation with their People Business Partner to address additional feedback or discuss any concerns. Through this initiative, Criteo voluntarily extends the company’s response to a French regulatory expectation to all employees worldwide.

41 The 24/7 helpline is always available for free with no limit for immediate support. There are limits though when it comes to an actual one-to-one therapy session. In this case employees can get up to 6 sessions with a specialist to work on stress reduction programs, up to 5 sessions with a counsellor and up to 3 sessions with a professional life coach.

In addition, Criteo has rolled out several initiatives to raise awareness about mental health such as our “Mental Health Weeks” in December 2022, organized by the Critenable Community (see section III.f.) and create a safe space for employees to raise mental health concerns.
As a first measure, Criteo continues to provide an Employee Assistance Program across all countries. This is a free and confidential external helpline service that can be reached 24/7 for support on various issues. In all countries, employees can also benefit from free counseling sessions offered by an external provider and available in local languages. The program also helps through in daily life matters, such as sourcing services like child and elder care, or legal or financial services.
In addition to this external support, in 2022, Criteo introduced an internal support network of Mental Health First Aiders composed of Criteo employees who have completed a training course to learn more about the most common mental health issues, understand how to identify mental health issues and learn how to conduct non-judgmental conversations. They can act as a first point of contact for colleagues who are struggling with their mental health or going through a crisis and can signpost them to professional support if needed. In 2022, 22 employees globally have received their certification, and we plan to grow this support network to 90+ Mental Health First Aiders in 2023. To give every employee the opportunity to proactively support their well-being and learn healthy working habits, we also offer well-being-related training through our training catalogue including topics like mindfulness, resilience, or stress management.
Criteo continues to offer monthly “Feel Good Sessions” to employees in all regions — dedicated opportunities to disconnect from work, learn about well-being-related topics, exercise, have fun, learn, and discover new things. These sessions are organized with external experts.
Lastly, since 2022, every Criteo employee and two friends or family members can freely access the Headspace application. After the successful pilot in 2021, this offer is now used by more than 1,300 enrolled members. Headspace offers content around mindfulness, meditation, workouts, sleep, nutrition, and much more. Employees mostly use this service for meditation and support for better sleep and, on average, they engage five times per month with the app.

In addition, regions are allocated a dedicated budget to encourage employees to exercise, by providing employees with opportunities to exercise using social, low-cost services, and with virtual wellness activities such as yoga, or virtual sports classes. Most offices provide standing desks to employees without requiring a medical prescription or specific ergonomic seating, which requires a medical prescription. Based on individual needs, these special appliances enhance overall comfort in the workspace.

Safety at work
Criteo’s Health & Safety Management System (H&S MS) has been in place on a global scale since 2021, with the aim to establish a global standard across the company in terms of safety norms in offices (fire protection, etc.). This H&S management system retains the strictest criteria as the company's standard depending on local norms and practices in each country. Each workplace also named an H&S referent who received specific training regarding their roles and responsibilities. Criteo uses an H&S Management System Tool, a platform where to store all H&S related documentation and data managed by Criteo’s H&S referents.
In 2021, the H&S Team supported the business in issuing two new policies that are presented in last year’s report here.
The safety of employees travelling for business is another important issue. Criteo relies on an International SOS Assistance tool to complement the existing employee emergency assistance with AXA healthcare. This tool acts as a 24/7 hotline for support on security issues, especially when travelling. It tracks all Criteo travelers so that they can be identified and Criteo can reach out to them in case of an emergency42.

Employee Relations

Internal Communication
Twice a quarter, Criteo hosts a “Global All Hands” which are webinar-style meetings that give the Leadership Team a platform to share the strategy and other important information with employees all over the world. We also run specific sessions titled “Earnings” each quarter to discuss Criteo’s financial results. During these events, they provide key business updates and allow employees to ask questions. Additionally, each team has regular functional “All Hands” to cascade further information on key business priorities and performance metrics.
When it comes to changes involving systems, processes, or other issues impacting employees, these are communicated in interactive sessions to supplement emails on the topic, allowing employees to ask questions or raise concerns. In addition, all functions and all offices have instant messaging channels to communicate real-time updates and feedback to employees.
Social media channels are also used to inform both external and internal populations. In 2020 we implemented an internal social media platform, “Sociabble”, to inform employees in a more interactive format. As of December 2022, all employees are connected to the platform, with around 60% of active users.
The global intranet, called “myCriteo”, gathers many functional portals and allows employees to easily access all information needed. For instance, the People Portal is an HR intranet portal meant to allow employees access to HR-related information, policies, and contacts, including both global-level and country-level specific information.
42 The International SOS Traveler Tracker website allows us to identify our employees who are in a risk area. Depending on the level of risk, either ISOS takes the initiative to contact the concerned employees by email/text/phone to ensure they are safe or Criteo can send personalized messages from the ISOS platform.

Another example is the user-friendly ticketing solution that is used by employees to ask HR-related questions (policy, benefits, etc.). Internal IT proposes a similar user-friendly ticketing solution to assist employees with any IT-related questions/topics.
To allow networking among Employees despite the work-from-home context, Criteo continued in 2022 the “Donut” program launched in 2020: a matching system based on instant messaging channels. This year we facilitated the meeting and networking of more than 900 employees.

Culture of Feedback and Engagement
At Criteo, we strive to create a culture of feedback and continuous learning. We therefore promote feedback at different levels of the organization as an important part of our company culture: for instance, the People team supports managers and employees through dedicated training to give and receive feedback in a constructive way. As part of this effort, the biannual cycle for the Performance Review process includes additional frequent feedback conversations between managers and employees, and a mid-year touchpoint for all employees.
In addition to the individual feedback collection process for every employee, we also have programs in place to collect feedback on the employee experience to continue to improve as an organization. It includes onboarding and exit feedback surveys to get a good understanding of the onboarding experience and the reasons why people leave the company, and how we can continue to improve as an employer. In some cases, face-to-face exit interviews with employees who leave voluntarily are also used to pinpoint the main causes of turnover and better address potential issues. In 2022, we learned that people continue to join Criteo for our strong culture and because they feel that our company genuinely cares for its employees. We learned that we have opportunities to focus on total rewards and missing career opportunities which were cited as the main reasons for people to leave Criteo, and this is driving our continued focus to improve employee retention.
Criteo also regularly runs company-wide employee surveys to measure engagement over time and understand our strengths and areas for improvement. In 2022, we conducted one full engagement survey in March and one pulse survey in September, with respectively 75% and 65% response rates. In both surveys, we measure employee engagement by asking two questions:
•How happy are you working at Criteo?
•Would you recommend Criteo as a great place to work?

In September 2022, we were proud to see our overall engagement score landed at 81/100 points (+2 points compared to March 2022, + 7 points compared to 2021), 7 points above the tech industry score evaluated with a benchmark (74/100). This is an all-time high and confirms the positive trend we have seen over the last few years.

Criteo Voices Engagement Score
82
80
78
76
74
72
70
68
66
64
81
79
75
74
73
70
Oct 19
May 20
Oct 20
May 21
Mar 22
Sept 22

The full engagement survey also reviews scores and feedback from several questions and more than 1,800 qualitative comments left by employees.
The main strengths identified through both surveys were the following:
•Flexibility: 89% of survey respondents said that they are given enough flexibility to meet their work and home life commitments.
•Authenticity: 88% of survey respondents said that they feel comfortable being themselves on their teams.
•Feedback: 87% of survey respondents confirmed that their managers provide them with feedback that helps them improve their performance.
•Contribution to Criteo’s Success: 87% of survey respondents declared they understand how their work contributes to Criteo’s success.
•Leadership Team: 77% of survey respondents said that they have confidence in the Leadership Team.
Results are reviewed at different levels of the organization, and all managers have immediate access to their team’s feedback. They are encouraged to have open conversations with their teams about strengths and areas of improvement. Results are also reviewed by the People and the Leadership team, at the team and organization level. At the company level, results and continued focus areas were communicated to employees through written communication and at the Global All Hands meetings.
To validate the feedback received internally, Criteo cross-references the results of these surveys with external feedback received through Glassdoor. The two sources are aligned in terms of results, confirming the positive trend that we have seen over the last 3 years.
In 2022, Criteo also carried out a specific manager survey where employees were asked to provide feedback on their direct managers. 76% of employees responded to the survey and, as a main outcome, 96% of the respondents confirmed that their managers embody Criteo’s values. The main strengths of Criteo's managers highlighted through the survey are their open and honest communication, the fact that they care about their people and that they encourage innovation. Based on the results, managers can identify improvement areas for their personal and professional development. Managers get access to a detailed report of the feedback provided by their team and are encouraged to use the survey feedback as input to set their development goals as part of the Performance Review Process.

Employee Recognition
In a context where employees are increasingly telecommuting, it’s more important than ever to ensure employees are properly recognized on a regular basis for all the great things they achieve. Spotlight is Criteo’s global recognition program, available for all employees. This platform was launched in 2019 with the objective to reward every small or big thing employees are doing at Criteo.
To do so, we have put into the program a variety of rewards. Some are social recognitions to recognize everyday great contributions, point-based recognitions to reward great achievements performed during a month, and a quarterly Standing Ovations exercise to reward outstanding achievements.
The platform also allows us to recognize great actions performed for Criteo Cares or even to celebrate employees’ Criteo anniversaries. With an activation rate of 99%, the platform, used across regions and teams, is a big success. More than 68,000 recognitions have been received by Criteo employees in 2022.
Thanks to the platform, the employees donated $41,240 to organizations such as the non-profit Amnesty International, to support people affected by the war in Ukraine.

Diversity, Inclusion, and Equal Opportunities

Criteo's Strategy for Diversity, Equity and Inclusion (DEI)
Diversity, Equity, and Inclusion are at the heart of Criteo’s values. As a global technology company, Criteo’s mission is to sustain our focus on equity, and reinforce diversity through how the Company hires, develops, rewards, and retains talents.
While this commitment is a company-wide one, embodied by all employees, Criteo’s dedicated DEI team is responsible for spreading a day-to-day DEI culture, developing a strong DNA within Criteo, and being the link between employees’ community groups43 and the Leadership Team. In 2022, we have created 3 regional program management roles, covering Americas, EMEA, and APAC, which reinforce our efforts to ensure DEI continues to be a priority throughout all our locations.

43 Employee Resource Groups.

2021 saw the formal establishment of the foundation of our DEI strategy with the communication of Criteo’s Global DEI Vision and Commitments44, the definition of Criteo’s DEI Policy, and the calculation of Criteo’s Inclusion Index (see below) – among other major initiatives.
Those first significant steps were indeed the beginning of a much more ambitious journey, and we focus now on the three following priorities:
1)Fostering DEI culture at Criteo through trainings, events, partnerships, awards, actions from Employee Resource Groups (also called “Community Groups”), etc.,
2)Improving measurement of DEI at Criteo through existing and updated DEI performance indicators (see the following sections),
3)Achieving Criteo’s key DEI objectives of maintaining (or increasing) Criteo’s Inclusion Index score, maintaining pay parity, increasing women promotions, and increasing the share of women in tech roles, in Board team and Leadership team (see Criteo's priority KPIs and targets summary table in section I.3.).

The main crosscutting elements of Criteo’s DEI strategy are focused on the Inclusion Index, Criteo’s DEI survey, DEI Learning Paths, DEI Week, and a selection of new DEI programs that were launched in 2022.
The following sections offer a more detailed vision of Criteo’s policies, commitments, and actions toward Gender Equality, the LGBTQIA+ community, all types of Families, Social diversity, People with disabilities, and BIPOC communities — as well as a focus on general non-discrimination procedures and measures.

Inclusion Index
In 2021, Criteo established its first Inclusion Index, focusing on evaluating our culture of belonging, authenticity, psychological safety, and inclusive leadership. Our Inclusion Score was reassessed in March 2022, revealing an increased score of very high 83/100 (vs 75/100 in 2021), which reinforces the impact of our DEI strategy and various initiatives described in the 2021 CSR Report. The 2022 survey the Inclusion Index is based on was answered by 75% of eligible employees, excluding those who had joined Criteo less than 2 months before.

44 More details on Criteo’s website here.

DEI Survey
A deeper DEI study was conducted for the first time in 2022 with the help of a specialized outsourced provider, which was voluntary and anonymous, with specific self-identification questions to help us further evaluate our workforce and inclusive culture.
The survey supported the cultural findings from our Inclusion Index, but also gave us deeper insights to topics of fair management, career development, workplace flexibility, workplace safety and recruiting and hiring.
Actions from survey insights:

Career Development	Fair Management	Workplace Safety
Clarity around internal career paths Promotion of internal career vacancies and voyager (short term assignments) Mentoring Program Pilot CoachMe Program	Communication and clarity of Promotion Guidelines Launch of Future Makers Program (Manager Training)	Mandatory eLearnings (Preventing Harassment & Code of Business Conduct & Ethics) Reinforcing internal guidelines to raise a concern or a complaint Mental Health First Aid Accreditation

DEI Learning Paths
DEI Learning Paths were developed in 2021 with specific e-learning training related to Diversity, Equity, and Inclusion. These training courses, available to all employees, aim at strengthening employees’ commitment by providing them with a wealth of knowledge on DEI topics. In 2022, the DEI Learning Paths were completed as planned with an additional section related to Criteo’s new Anti-Harassment and Discrimination policy, regarding which a new mandatory annual training has been rolled out for all employees globally in 2022 (see the end of this section).

Investing in new DEI programs
Key new DEI programs developed in 2022 at Criteo include, among others:
•The Open Path program, which aims to create more open opportunities for students from underprivileged and/or non-traditional educational backgrounds (see section V.3.e.),
•The Pilot Mentoring Program, launched at the end of 2022 and focusing on Career and Skills Development in two targeted groups with a big focus made on Women in R&D (see section V.3.b.),
•The Returnship Program Pilot: launched in February 2022, supports a talent group that has taken an extended career break for parenting or other reasons to return to the workforce. Returners are experienced, and skilled professionals and are predominantly women. The onboarding looks the same as our normal onboarding, with the difference that there is much more support given in terms of training, meetings with the program manager, job shadowing, mentorship, etc. This program provides a different avenue to return to the workplace in a supportive and inclusive way.

Awards received by Criteo for its commitment to diversity, equity and inclusion are listed in section I.4.of this report.

Gender Equality at Criteo
Criteo’s gender equality commitments
Criteo set out clear commitments towards advancing gender parity and is proud to be driving meaningful change for women in Tech with, for instance, our declaration to sustain pay equity globally and our focus on improving career paths in technology for women (see Criteo's priority KPIs and targets summary table in section I.3.).
In 2022, we strengthened those commitments by signing the LEAD Network CEO Gender Parity pledge by our CEO (available here). The LEAD Network's mission is to attract, retain and advance women in the industry in Europe through education, leadership, and business development (more information available on their website here). This pledge will hold Criteo accountable for substantially advancing career paths for women alongside thirty other LEAD Network partners.

As a signatory member of the Tech for Good Call, Criteo also made strong commitments to the improvement of women’s representation in leadership positions specifically (more information available here).

Lastly, Criteo’s gender equality agreement in France was renewed again in 2021 for three years. This agreement promotes equal pay, diversity during recruitment processes, equal access to training, and equal opportunities for career development and promotions. Several targets45 were established as part of this agreement, such as prohibiting unjustified pay differentials, increasing the number of promotions granted to women to 37% of the total amount of promotions, and increasing the proportion of women in all the different types of positions and pay ranges by 2% per year to reach 38% total representation of women in France within three years.

Monitoring gender equality at all levels of the company
Criteo is taking steps towards gender balance and equality with an increase in women employees in 2022 in the general population of employees, as well as manager positions.

Gender equality	Total employees		Managers		Directors and VP46
	2021	2022	2021	2022	2021	2022
Men	1,538 (59%)	1,775 (57%)	340 (67%)	387 (64%)	167 (71%)	173 (68%)
Women	1,085 (41%)	1,335 (43%)	170 (33%)	217 (36%)	67(29%)	83 (32%)
Non-binary	1 (<1%)	3 (<1%)	0 (0%)	1 (<1%)	0 (0%)	0 (0%)
Total	2,624	3113	510	605	234	256

45 The targets mentioned in this paragraph concern Criteo’s French entities.
46 Vice President.

Criteo aims to hire talent without gender discrimination and promote fair opportunity regardless of gender. In 2022, 44% of employees promoted were women, more than the share of women employees in the company (43%).

Our long-term efforts to attract and retain women talents over the past six years are demonstrating progress, as shown in the graph below:

Key programs and partnerships supporting women in tech roles
•Launched at the end of 2022, Criteo’s Pilot Mentoring Program proposes a focus on Career and Skills Development for two targeted groups, women in R&D being one of the main areas of focus. This program allows employees to build a trusting and inspirational relationship with one another, find a space where they can reflect, and finally, successfully develop their career and network.
•Women Who Code is a global non-profit that aims to empower women to excel in technology careers.
•50inTech is an inclusive platform acting as a business and career accelerator for all women in Tech. In 2022, Criteo obtained a score of 83 on the 50inTech Gender Score assessment, which measures the inclusion level of women at Criteo. Criteo’s Head of Product Design (a woman) also hosted a Masterclass on How to grow your influence as a Creative/Designer during 50inTech’s “Wannabe a CPO” Bootcamp.
•Ada Tech School is an inclusive and feminist computing school, accessible for all to learn how to create with coding in an open, caring environment. As part of this partnership, Criteo commits to hiring at least one apprentice per year, and taking part in activities organized by the school such as job fairs and mock-up interviews. Since the partnership's launch in January 2022, Criteo hired three apprentices in August 2022 and joined the Open Path program (see below).

•In Spain, Criteo partnered with Girl in Tech Spain (GIT), a non-profit organization focusing on erasing the gender gap in Tech. In 2022, Criteo participated in GIT Spain Hackathon for Humanity and Women’s Day Roundtable.

Events promoting gender equality
•Top Women Tech – Careers International: in May 2022, Criteo participated for the first time in the Top Women Tech Summit by Careers International in Brussels. During this event, eighteen companies met with 120 high profiles tech talent open to career opportunities.
•WomenTech Global Conference: Criteo’s SVP Talent Development and DEI, Rachel Scheel, hosted a talk at the WomenTech Global Conference where she explored how we can support women in the workplace to feel a greater sense of belonging, helping them to be their best selves at work.

Employee engagement for gender equality

The Women@Criteo Community:
With over 550+ members and over 150 attendees at each event, Women@Criteo is an inclusive internal network that aims to transform and promote gender equality within the company. Its mission is to be a catalyst for the advancement of women in the workplace at Criteo and in our industry to promote equal access to all opportunities across our organization.
In 2022, the community organized events and workshops with internal and external experts. For instance, we held three sessions with the company YourJuno to provide financial education to the community members, and hosted an event to introduce the non-profit Refugee Women’s Centre, which provides holistic support for migrant women and families living in informal outdoor settlements. For International Women’s Day, the Women@Criteo community invited two young activists to share their daily lives as women committed to the environmental cause.

Women in R&D Network
To increase the retention of women in the R&D team (with currently 11% of women), we launched, in 2022, the Women-in-R&D Network with the aim to:
•multiply initiatives to attract more women into Criteo R&D roles,
•ensure that the women in our R&D functions feel connected and supported in their growth and engagement at Criteo,
•provide channels to listen to Women in tech roles feedback and activate a positive experience for all women at Criteo.
In this context and as a first step, the DEI team ran several regional focus groups in EMEA and Americas for Women in R&D functions to get more insights into the needs and expectations of this population internally. The next step will be to develop alongside the People Business Partners a DEI roadmap for the upcoming years with several actions to support Women in R&D roles and educate the middle and higher management level on the principles of DEI.

Inclusion of the LGBTQIA+ Community
Criteo stands for an open, inclusive, and safe work environment and aims to provide visibility and a sense of belonging for LGBTQIA+ people and allies through various partnerships, initiatives, and events, as well as the work performed by Criteo’s Pride community (see below).
MyGwork is a business community for LGBTQIA+ professionals, students, and inclusive employers. Criteo’s partnership with MyGwork creates more opportunities to network, mentor, and build relationships inside and outside of Criteo in support of the LGBTQIA+ community. In 2022, Criteo participated in numerous events, including MyGwork WorkFair (the largest global virtual career fair for the LGBTQIA+ community) and WorkPride, a global five-days virtual Pride conference.
Criteo signed the LGBTQIA+ Charter of L’Autre Cercle, a leading association for the inclusion of LGBTQIA+ people in the professional world. Through this signature, Criteo is committing to creating an inclusive environment for LGBTQIA+ employees, ensuring equal rights and treatment for all employees regardless of their sexual orientation or gender identity. For awards and recognitions related to LGBTQIA+ inclusion, see section I.4.

As part of the partnership with 50inTech (see above), Criteo hosted an event on “How to successfully attract and retain LGBTQIA+ talent” during the Tech Changer Club session.
The project called “That’s My Name” allows all Criteo employees to choose the name they wish to be known by and have appear in the company systems and tools. We understand that the ability to use a preferred name is essential to feel welcome and included.
Launched in July 2022, the LGBTQIA+ Inclusion Training explores inclusive language and the different elements within LGBTQIA+, including sexual orientation and gender identity. This training covers the different experiences of trans and non-conforming individuals (such as non-binary people) and focuses on trans-inclusive workplaces and behaviors. The module explores the multitude of identities that fall under the ‘+’ bracket, which are often misunderstood and sometimes completely erased. The objective is to support stronger inclusion for our LGBTQIA+ employees and provide opportunities for stronger allyship at Criteo.

The Pride Community
With over 280+ members, Criteo’s Pride Community promotes initiatives to develop an open and inclusive work environment where Criteo employees can be themselves and feel supported. In 2022, the Pride Community provided awareness on LGBTQIA+ Inclusion topics throughout the year. The main milestones dates were the following:
•The International Transgender Day of Visibility on March 31st: the community has compiled different resources for all employees internally to learn more about this day and its meaning (a quiz to test their knowledge, a donation to non-profits supporting LGBTQIA+ people, and relevant external educational content and challenges on Criteo’s volunteering platform).
•To celebrate Pride Month in June, the community developed different activities, such as educational webinars, events, donations and challenges on the volunteering platform.
•On National Coming Out Day on October 11th, our Pride Community shared their experiences about Coming Out in their personal and professional life and invited all who wished to do the same. They created a “Coming Out Day” Video with the testimonials.
•The community also held a cross-over event with the Parents Community on the following topic “Have you talked to your kids about LGBTQIA+ topics?” during Parents Day on October 27th.
•LGBTQIA+ Inclusion focus groups were run in 2022 in APAC, EMEA & Americas to get more insights into the needs and expectations of this population internally.

Parenthood Support at Criteo
Since 2021 and the launch of Criteo’s extended secondary care parental leave47, much has been done to support parents amongst our employees, as demonstrated by Criteo’s obtention of the Family Friendly Company Label (see section I.4.).
In other notable changes, Criteo’s career website now includes a Your Kind of Family page explaining Criteo’s vision and actions for a family-friendly company (available here).
Another example of parenthood support at Criteo is the CARROT program launched globally to all Criteo countries in 2022. This program is an employer-sponsored inclusive fund to pay for fertility treatments and family-forming services. It covers fertility education and assessments, fertility preservation, in vitro fertilization (IVF), donor-assisted reproduction, including gestational carrier services (where legally allowed), and adoption (more information available here). Now, most employees are eligible regardless of their gender, sexual orientation, single or couple status, etc. In addition to the global expansion, Criteo has increased its financial commitment to cover up to the country equivalent of $50k USD based on each country’s cost of care as determined by CARROT for treatments and services per employee.
47 Offered for four weeks across all locations globally, regardless of their gender or marital situations.
Criteo also partners with Fertility Matters at Work, an organization that educates and inspires businesses with an awareness of how fertility issues affect both their employees and their organization (more information available here). This year Criteo hosted an event with Fertility Matters at Work for the global launch of the company’s fertility and family-forming benefits with its partner CARROT. The organization also supports Criteo and provides guidance on how the company can improve to being a fertility-friendly employer of choice.

The Parents Community:
Created in 2021, the Parents Community now gathers 350 members and aims to support parents throughout their parenting journey, from the moment they discover their future parenthood to their return to work and beyond. Some key actions taken by the Parents Community in 2022 include:
•A roundtable with Criteo parents to celebrate International Family Day and raise awareness on the different types of families and their challenges, from “traditional” families to same-sex couples, foster parents, older parents, and more,
•A cross-community event with Criteo’s Pride Community focusing on what we can do as parents to help our kids be open-minded and inclusive of others,
•Online Pediatric First Aid courses organized together with Criteo’s Health & Safety team to help parents and anyone who is often in contact with kids to feel more confident and prepared if anything happens to the little ones.

Social Diversity
On the front of social diversity, the company took a significant step in 2022 with the launch of Criteo’s Open Path Program (as mentioned earlier in this Report). This internal program aims to:
•Create more open opportunities for students from underprivileged and/or non-traditional educational backgrounds who recently discovered the tech industry through engineering and technical training,
•Offer them equitable access to employment through a strong internal support system, including onboarding, mentorship, training, and upskilling.

Some populations and communities are indeed largely underrepresented in STEM (Science, Technology, Engineering, and Mathematics) studies and careers, and do not benefit from the same access and support to education and employment. With the Open Path Program, Criteo wants to create an environment that gives those populations access to a strong internal support system, tools and resources, to enable them to enter the job market successfully and – why not – start a great career at Criteo.
Other initiatives and partnerships pursued in 2022 include:
•“Article 1” and “Simplon” are now historical partners of Criteo to foster social diversity in the workplace (more information available here and here). More than 15 volunteers in France committed to actions with those two organizations in 2022. As part of the Article 1 initiative, our volunteers engaged in long-term mentoring (three years) to provide students from socially diverse backgrounds with professional training and resources. The Simplon initiative is aimed at helping students prepare for interviews and behave professionally through workshops or face-to-face meetings led by Criteo employees.
•Sistech is a new partnership launched by Criteo in 2022 to empower uprooted and displaced women through qualified / sustainable tech / digital jobs of their choice (more information available here).
•Rêv’Elles is a French non-profit that inspires, motivates, and supports young women from underrepresented neighborhoods in their personal and professional development. Criteo actively participates in “Rêv’Elles Ton Potentiel” and “RVL Tech” programs (more information available here).
•Boyd Initiative: Is a U.S based organization that helps Black undergraduate and recent college graduate students pursue full-time positions in the Advertising & Tech Industry. Through our partnership with the Boyd Initiative we have successfully hired a total of 9 cohorts from this program that have joined Criteo across Sales, Customer Success and Marketing (more information available here).

The Education Community:
Created in 2020 and counting now more than 260 members, the Education Community’s goal is to support, guide, and encourage under-represented people in the employment market. Some key actions taken by the Education Community in 2022 are presented below:
•In October we ran our first Education Week to raise awareness and support educational topics with keynotes, workshops, in-person events with partners (MigraCode and The Boyd Initiative) and volunteering activities.
•Participated in DuoDay in partnership with the Critenable Community (November).
•Expanded our network of local ambassadors to AMERICAS and APAC.

People With Disabilities
Criteo’s Global Disability Policy demonstrates the company’s commitment to fostering and supporting a diverse workforce and to integrating equal opportunities for people with disabilities into Criteo policies, procedures, decisions, and operations. Criteo is committed to ensuring equal access and participation for people with all types of disabilities (either physical or mental, and visible or hidden). We are committed to treating people with disabilities in a way that allows them to maintain dignity, respect, and independence.

In 2022, our teams worked on initiatives to better include people with disabilities in the workforce. During Criteo’s Global DEI Week in June 2022, the DEI team organized two awareness sessions on Disability Access and Learning to see beyond what meets the eye, hosted by a TEDx speaker.

A training called “Hiring people with disabilities” is available since 2020 to smooth the recruitment process for candidates with disabilities, and our toolkit for managers specifically addressing inclusion for employees with disabilities, available on the Portal People, aims to better welcome and support employees.

Three employees have been trained at the end of 2022 to become disability referents in France. The referents will exercise this role voluntarily simultaneously as their actual contract job and responsibilities. These 3 profiles will be part of the “Critenable Community” (see below) for France. Their missions for 2023 will be to:
•Organize the consideration of disability throughout the recruitment process and integration,
•Inform, guide, and support employees with disabilities,
•Develop and monitor external partnerships (Agefiph48, Cap Emploi, etc.),
•Organize information and awareness-raising actions internally,
•Ensure a dedicated monitoring of legal requirements and good practices (news, legal benchmark, Network of Disability Referents ...),
•Build and manage an action plan/disability policy (with concrete and measurables objectives, indicators, and budget) which can be formalized in the framework of an agreement with Agefiph or a collective agreement,
•Communicate internally on the disability action plan, results, and experiences..., notably during meetings with the CSE/CSSCT and externally.

48 ”L'Association de gestion du fonds pour l'insertion des personnes handicapées” is the french organism that manages the fund for the integration of disabled people

The Critenable Community:
With above 170+ members, the Critenable Community commits to improving the employees who have disabilities’ experience at Criteo, and to act so that they can demonstrate the full capacity of their creativity, innovation, performance, success. Some key actions taken by the Critenable Community in 2022 are presented below:
•At its own instant communication channel (slack), Critenable Community set up recently the Wednesday Rendez-Vous as a way of interaction/communication/awareness on disability topics.
•Critenable Weeks (5-16 December 2022): During these two weeks, to raise awareness about disability around 22 themes and with a focus on mental health, the community organized several impactful online sessions that includes sessions with D&A (Diversity and Ability) as well as a couple of challenges via GIVING by Alaya.
•Critenable Day: celebrated in May 2022 with the objective to support stronger awareness and focus on the everyday actions Criteo can take to be more open and inclusive towards anyone living with a disability. In this context, the Critenable community organized awareness sessions with experts and speakers.
•Criteo University: during our global company event in June 2022, the Critenable Community took part in a Criteo University session to present the community, to emphasize the less visible/invisible disabilities, and invite employees to join the community group.

Inclusion for the BIPOC Community
In 2022, Criteo pursued its commitments to support Black, Indigenous, People of Colors (BIPOC) people. One of the key actions was to develop a network of leaders all around the world and particularly in EMEA. Several initiatives were organized in terms of inclusion and diversity applied to the BIPOC Community, including but not limited to:
•Antiracist Training: This session was designed to build an understanding and share the stark realities of the impact of racism and the trauma associated. This one-hour session provided insights on where racism originated and how it still impacts individuals globally.
•Partnership with the Boyd Initiative, a US organization helping Black professionals to discover careers in Advertising and Media. In 2022 Criteo successfully hired nine alumni members through our partnership with Boyd that span across Sales, Customer Success and Marketing.
•Juneteenth Learning Hour: This year Criteo took an educational stance to drive global awareness about the importance of this historic holiday. Partnering with a keynote speaker we hosted a virtual Juneteenth Learning hour accessible to all Criteo globally to learn about the history of Juneteenth.
•Criteo will continue to raise awareness internally to support its BIPOC Community and reinforce the power of allyship to strengthen its culture of inclusion. In 2022, a DEI Program Manager for the Americas have joined the DEI team to specifically support the United States focusing on increasing opportunities to attract, retain and develop underrepresented minorities.

The BIPOC Community:
With about 200+ employees, the BIPOC Community’s mission is to create a culture that empowers employees of color by creating safe spaces, providing resources for career development, and offering educational opportunities to the Criteo community. The BIPOC Community at Criteo was inspired by the BIPOC Project. Some key actions taken by the BIPOC Community in 2022 are presented below:
•BIPOC Sponsored Community Building-Wakanda Forever: For the release of the movie “Wakanda Forever”, celebrating Black representation in media; our BIPOC Community held a private viewing to drive community building and togetherness.
•In October 2022, our BIPOC Community celebrated Hispanic Heritage Month and Black Movement, similar to the annual Black History Month celebrations in February in the United States.
•A Criteo University session took place in October 2022 to speak about Black representation in media: a conversation with an advertising association, followed by a BIPOC roundtable about unconscious bias in November with three colleagues to learn more about the issue.

Non-discrimination and Prevention of Harassment
In September 2022, Criteo released its new Code of Business Conduct and Ethics (the “Code” available here). It includes the principle of non-discrimination and anti-harassment, which is applicable across all locations globally, and this was accompanied by the launch of a new compulsory eLearning module.
Alongside, Criteo developed a new global eLearning with country specific modules related to Preventing Harassment and Discrimination in the Workplace, which was also launched at the same time, and required compulsory completion. This eLearning will require an annual recommitment from all employees. The global completion rate on December 31, 2022 reached 81% (2,695 employees having followed the training out of a total of 3,335 employees).
In addition, Criteo applies its equal opportunity approach49 which strictly forbids all forms of discrimination, whether at the recruitment stage or afterward regarding promotions, salary increases, and benefits, and specifies that no employee may be discriminated against based on gender, race, ethnicity, religious belief, disability, national origin, veteran status, marital status, or sexual orientation.
Today 92 nationalities are represented in Criteo’s global workforce. It is therefore very diverse, with a strong mix of local talent and people from different cultures and backgrounds.
While the majority of our workforce is less than 40 years old (81% of employees), we are focused on our commitment to provide equal opportunities to all without discrimination based on age, be it through external hires or internal promotions.

Hires and promotions of employees above 40 years old	2021	2022
- Share of employees over 40 years old in hires	10%	10%
- Share of employees over 40 years old in promotions	9%	10%

Criteo also recognizes the importance of freedom of speech for employees, and no discrimination is directed at employee representatives. Criteo's Code of Business Conduct & Ethics (see section VII.1.) points out the importance of respecting freedom of speech. In its Human Rights Policy, Criteo also abides several fundamental principles, namely:
•The elimination of forced or compulsory labor,
•The abolition of child labor, and
•The elimination of discrimination in respect of employment and occupation.
Criteo’s Human Rights Policy is available on the company’s Investor Relations website here.

49Our DEI Policy is available here.

Governance
Sustainable Relationship with Stakeholders
Dialogue with Stakeholders
Dedicated teams maintain relationships with internal and external stakeholders through a variety of channels. Criteo’s main stakeholders include:
•Employees (see sections III., IV. and V.),
•Clients, prospective clients, and publishers (see section VI.2.),
•Investors and shareholders (see section VI.3.),
•Technology partners, suppliers and subcontractors, and data-center operations (see section VI.4.),
•Non-governmental organizations (NGOs) (see section V.3.),
•We also engage with other categories of stakeholders through actions and initiatives not detailed in this Report, including public authorities and regulatory bodies, start-up networks, industrial associations and professional networks, journalists and media influencers, research centers and labs, employee representatives and unions, banking partners, financial analysts and influencers, schools and job applicants, and partner non-profit organizations.
In 2021, we also extended our consultation with external stakeholders as part of the update of our materiality analysis presented in introduction to this Report.

Clients and Publishers
Criteo’s Platform, Marketing and Operations team collaborates closely with Criteo’s clients and supply partners to deliver expert consulting, fast and smooth integration, and ongoing campaign management to ensure the optimal use of Criteo’s technologies and the achievement of clients’ business objectives. With dedicated Sales and Account Strategy, Creative Services, Analytics, and Technical Services teams, Criteo’s clients receive seamless, high-quality support and actionable insight, which are key factors in Criteo’s ability to maintain close to 90% client retention every quarter50 since 2011.
Criteo provides unique inventory and access with unparalleled reach to its clients through the Supply Publisher and Platform Partnerships teams. These teams work with premium publishers, local Sell-Side Platforms (SSP) and global ad exchanges to directly integrate their systems with Criteo via header bidding or real-time bidding technologies. Through our deep relationships and technical integrations, we help publishers in widespread verticals and major markets to distribute content and tools while supporting the free flow of information across the open internet.
These direct connections allow partners to tap Criteo’s constant demand while Criteo’s clients receive access to the highest quality inventory across channels and formats to deliver the best possible campaign performance.
50 Quarterly retention rate represents the percentage of live clients during the previous quarter that continued to be live clients during the current quarter.

To continue improving the quality of its services and to create a trustworthy relationship with clients, Criteo conducts an annual client satisfaction survey (CSAT Survey). Close to 900 client contacts responded this year, representing 660+ of our client accounts. The results of the CSAT survey are transmitted in real time to our employees in charge of client relations, in order to be aware of areas of improvement identified and provide personalized support to their clients. In 2022, this close-the-loop system resulted in over $33 million in protected revenue from detractor accounts that were deemed at risk.

As a testament to Criteo's commitment to client-centricity, a fully-fledged team was created in November 2022. This team is tasked with collecting clients' signals and empowering the organization to drive measurable change based on them. This renewed focus will allow Criteo to deepen the dialogue with its clients by surveying them twice per year.
More information regarding the products and services offered to our clients by Criteo is available in the presentation of the business model in this CSR Report’s introduction.

Investors and Shareholders
Transparency and accountability continue to underpin everything we do. Our management team along with our Investor Relations (IR) team are actively engaged with the investment community. In 2022, we participated in 22 investor conferences and non-deal roadshows. We also hosted an in-person investor day in October 2022, offering current and potential shareholders and sell-side analysts an opportunity to learn more about the progress that Criteo has made on its transformation, its go-forward strategy, business ambitions, and ESG51 approach to drive long-term sustainable value.
We have a comprehensive Investor Relations website that contains current and archived presentations, webcasts, financial information, press releases, and other information about the Company that investors may find useful. To drive further awareness of our Sustainability efforts, we increased our IR website disclosures to highlight important actions and commitments around key topics such as DEI and the reduction of our environmental footprint.
We believe that proactively identifying and addressing evolving ESG risks and opportunities is critical to drive long-term value. We regularly refresh our materiality assessment, and in 2021 we especially leveraged feedback from analysts and investors among other key stakeholders (see section I.3. of this Report) to identify and prioritize the issues that matter most to our business. We also conducted an investor perception study in 2022 and collected feedback from the investment community on Criteo’s ESG strategy.
As part of our ongoing commitment to transparency and in line with investor expectations, we are focused on enhancing our disclosures on material ESG topics. In 2021, we adopted the Sustainability Accounting Standards Board (SASB) reporting framework52. We recognize that sustainability is a journey, and we are committed to further improving the disclosure of our impacts in the future. To this end, we intend to respond to the CDP53 Climate Change questionnaire and adopt the Task Force on Climate-related Financial Disclosures (TCFD) framework.

Shareholders can reach the Investor Relations team directly by sending an email to investorrelations@criteo.com.

51 Environmental, Social, Governance.
52 See our SASB concordance table in the Appendix.
53 Carbon Disclosure Project.

Subcontractors and Suppliers
Criteo aims to work with a network of reliable and responsible suppliers. To do so, the Procurement team has established several tools and processes over the years which aim to improve supplier selection and better monitor their performance through the definition of purchasing strategies, management of supplier quality, measurement of supplier performance, and supplier risk analysis. All these processes include Corporate Social Responsibility (CSR) criteria.
In 2017, Criteo rolled out its global procurement policy, that has been constantly updated since then, including a statement related to CSR and the environmental policy of the bidders as a criterion that can be assessed in the scoring process whenever relevant. This statement is as follows:
Regarding environmental criteria “Criteo will seek, through the selection of its partners, to:
•Comply with relevant regulatory and legislative requirements, standards and codes of practice,
•Take environmental effects into consideration when purchasing goods or services.”

When evaluating bidders’ responses to tenders or Request for Proposal (RFP), Criteo applies its own confidential criteria and weighting. The policy evaluation criteria are comprised of, but not limited to the following, which are not listed in any order of priority:
•Compliance with specifications,
•Competitive pricing,
•Service delivery, capability, and responsiveness,
•Quality product/service offering,
•Overall supplier quality,
•Range of services offered,
•Proposed method of operation (ordering, delivery, invoicing),
•Availability and relevance of reports,
•Availability and quality of references and relevant experience,
•Financial stability,
•Pricing structure and controls offered,
•Ability to interface with existing infrastructure,
•Options/Costing with respect to charges and delivery,

As already mentioned in the Report, Criteo’s commitment to HSE (Health, Safety, and the Environment) is also made clear in the specific questions asked during the tender process for data center space rentals. In particular, the company expects potential suppliers to provide clear responses on their use of renewable energies, responsible procurement, and certification.
Criteo signed a partnership with EcoVadis in 2022 and worked on defining the basis of its sustainable Procurement approach. An action plan with a roadmap and priorities has been defined for 2023.

Operating Responsibility
Criteo is committed to carrying out its business in compliance with local and international regulations in all the countries it operates and according to high ethical principles. Ethics and compliance are the cornerstones of sustainable value creation, and Criteo's activities are part of this responsible, long-term vision.
This engagement is reflected in our Code of Business Conduct & Ethics, where ethics and compliance are at the heart of our actions, as a fundamental guarantee of trust and high standards for all our employees, communities, clients and stakeholders.

1.Code of Business Conduct & Ethics
Criteo has adopted a Code of Business Conduct & Ethics (available here), setting out the policies and procedures that reflect its commitment to maintaining the highest standards of honesty, integrity, and ethics when conducting business.
The Code of Business Conduct & Ethics is an extension of Criteo Values. It is designed to help guide employees' conduct, so that they make the right decisions for themselves and Criteo. The Code of Business Conduct & Ethics (approved by Criteo’s Board of Directors) has been reviewed and amended in 2022 to reflect these commitments towards its employees, its communities, its clients, and its stakeholders. It includes “Do’s and Don’ts” and real-life scenarios and examples, allowing to better understand what is expected in terms of ethical behaviors and includes a summary of its Global Anti-Corruption Policy. The Code of Business Conduct & Ethics defines who Criteo is and what Criteo stands for. It is a guide to acting with transparency and responsibly.

The Code of Business Conduct & Ethics is a guide to its actions and decisions so that Criteo conducts its business with fairness, integrity and respect for the law and our Values.
In 2022, the completion rates for the Code of Business Conduct and Ethics, and Anti-Harassment training pieces were 97% and 81% respectively. We aim to maintain these scores at, at least, 80% each year.
Corporate Governance

Our corporate governance framework enables our Board of Directors and management to pursue our goals and strategic objectives in seeking to maximize long-term shareholder value. The Board of Directors is strongly committed to good corporate governance and seeks opportunities for improvement on an ongoing basis. Annually, the Board of Directors considers updates to our corporate governance framework based on shareholder feedback, results from the annual general shareholders meeting, the Board of Directors and committees’ self-assessments, governance best practices, and regulatory developments.
For more information on corporate governance practices, please refer to our 2023 Proxy Statement.

Board Diversity

Board Diversity Matrix (As of April 2022)
Total Number of Directors 7	Women	Men	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4		1
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	3
Two or more Races or Ethnicities
LGBTQ+	1
Did Not Disclose Demographic Background	1

Directors who identify as Armenian: 1
For more information on Board Diversity, please refer to our 2023 Proxy Statement here.

Risk Oversight

Our Board of Directors, together with the audit committee, is primarily responsible for the oversight of our risk management activities. The Board of Directors oversees the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial, data privacy and cybersecurity risk exposures and the steps taken to monitor and manage those exposures and the Company’s contingent financial liabilities.
While our Board of Directors oversees our risk management, our management is responsible for day-to-day risk management processes. Our Board of Directors expects our management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Board of Directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face.
For more information on risk management, please refer to our 2023 Proxy Statement here.

Ethics in Our Ads
We are aware at Criteo that being a responsible company also means offering responsible services. We intend to anticipate and address rising expectations regarding ethics in our ads.
For that purpose, Criteo set up a working group comprised of its Legal team and Artificial Intelligence labs in 2020 to reflect on the ethical nature of its service products. Based on its impulsion, the leadership team has decided to create a Product Ethics Committee (PEC) in 2021. The committee is chaired by Criteo’s Chief Legal and Corporate Affairs Officer, Ryan Damon, and gathers executives from the Product, R&D, HR, Marketing and Commercial teams.
The objective of the Product Ethics Committee is to ensure ethical product development in order to provide our clients and partners with trusted advertising and maintain a sense of pride in Criteo about our company’s approach. The Committee anticipates and proactively seeks to respond to any ethical concerns before they are raised by our stakeholders or materialized. The PEC steers internal standards regarding Criteo’s products, while also acting as a multi-stakeholder and cross-continental forum to discuss and act upon regulatory and industry developments. In 2022, the committee worked on:
•The modification of the Criteo Advertising Guidelines (available here) to cover the emerging risk associated with evil uses of the audience features of the platform. We re-affirmed at that occasion that Criteo prohibits any use of its platform’s features, that would introduce a targeting bias towards groups or populations and resulting in an inappropriate prejudice in favor of or against those groups/populations,
•The modification of the process of initiation of new technical projects in the R&D to include a check related to possible ethical issues that would result for this project development and asking to contact the PEC in case of issue or doubt,
•Presentations to employees on the notion of ethical advertising, its importance for Criteo and the role of the PEC.
Our Supply Partner Guidelines were specifically established as to better control the practices of Criteo’s network of publishers when it comes to the use of our products and services, for instance regarding:
•Content restrictions (restrictions on certain subjects such as alcohol, tobacco, gambling, firearms and weapons, etc., and we’re committed to stop the display of ads on content that promotes harassment, hate speech or violence, or intentionally propagates disinformation),
•Ad placement (pop-ups, disruptive ads, incentivized or rewarded clicks, etc.),
•Traffic quality (manipulation of personal information, cookie abuse, etc.),
•Transparent supply chain.
More information on our Supply Partner Guidelines is available on Criteo’s website here.
On the demand side, the Advertising Guidelines, mentioned above, also constitute a cornerstone of the ethical approach by defining what our clients can't do using our platform: restriction on products, restriction on targeting, etc. In addition to the ethical aspects, we supplement our guidelines with elements such as regulations, industry standards, etc.

In 2022, Criteo has established a research partnership between the Criteo AI Lab and Inria (the French National Institute for Research in Digital Science and Technology) for the development of responsible Artificial Intelligence (AI). The first major action of this partnership is the creation of a joint project-team (hosted at the ENSAE, Institut Polytechnique of Paris), named Fairplay. Its mission is to study the impact of AI on the design of transparent and fair marketplaces, and how to tradeoff efficiency to ethical concerns. With this objective in mind, Fairplay is a unique composition of data-scientists, economist, mathematicians, and engineers, from Criteo and academia (more details are available here).

In June 2022, Criteo signed IBM’s Advertising Fairness Pledge. The initiative aims to bring together agencies, brands, and other leaders to generate awareness and improve fairness in marketing campaigns. Through this signature Criteo is committed to “get the facts on bias in advertising technology, explore the impact of bias on advertising campaigns and practices and be an advocate for Advertising Fairness” (more details are available here).

Data Privacy and Information Security

Criteo takes privacy protection and compliance very seriously. Processes and policies are put in place to protect and process data in compliance with applicable Privacy and Data Protection Laws. This includes the European GDPR (General Data Protection Regulation) that came into effect in May of 2018. The legal team actively monitors the evolution of regulations in order to anticipate and prepare for future changes.

Since our first product offering in 2008, we have delivered the highest levels of security and data privacy across our portfolio of products, technologies, and services in line with stringent European data privacy standards that we have chosen to apply to our global operations and business practices.

Emphasizing the continued importance we place on data privacy, a privacy policy that covers all Criteo’s products is in place, implemented and regularly updated by Criteo’s Privacy Team. This privacy policy aims to be user-friendly and transparent for users regarding their rights when it comes to data and how to exercise them, for example, about the right to be forgotten.

A new version of Criteo’s Privacy Policy has been published at the end of 2022, to clarify some aspects of the Policy and to improve transparency towards users. The new Policy is available on Criteo's website here.

Guidelines specifically applicable to publishers, including in terms of data privacy, are available in the Supply Partner Guidelines on Criteo’s website here. Also, the Advertising Guidelines have a section on privacy as well (available here).

Criteo’s Privacy Guidelines for Clients and Publishers Partners that was created in 2021, has been updated this year following major regulatory changes, to make sure our partners have the right understanding of the data collection practices at Criteo. These guidelines are available on Criteo’s website here.

Privacy by Design

Our Product teams develop every feature with privacy in mind; it’s the cornerstone of Privacy by Design, a sophisticated approach that ensures an industry-leading level of safety for marketers and consumers alike.

Privacy by Design is Criteo’s long-standing practice and commitment to ensuring industry-leading privacy, security, and safety for consumers and marketers. It means that a senior team of privacy specialists is involved at every stage of the product development pipeline. We design products in challenging ourselves to collect as little as possible while also ensuring that our data collection practices do not allow direct identification of one individual. This is our data minimization commitment.
As a result, Criteo's personalized ads are not based on the collection of directly identifying information related to a specific user but are usually based on the placement of a revocable cookie or mobile advertising ID on a user device, after collecting consent when requested by law.
Key elements of the Privacy by Design approach also include:
•We have had a designated Data Privacy Officer along with a team of privacy experts. In fact, being aware of the importance of the subject, Criteo hired a Data Privacy Officer long before the GDPR regulations became effective (2013).
•These experts sit within the Product and R&D team. They perform ongoing Privacy Impact Assessments to monitor potential risks during the product lifecycle and proactively mitigate those risks.
•The Data Privacy team delivers company-wide privacy training, enforces the Code of Business Conduct & Ethics, and is integral to ensuring that we build best-in-class products and services.
We regularly review and document our internal policies, amend existing privacy policies as necessary, and enforce these policies with our partners and vendors.

Strict Security Measures
As required by GDPR54 Criteo already maintains strict security measures when collecting consumer data from our clients. We utilize modern pseudonymous methods, such as MD5 and SHA-256 double-hashing processes, which can be considered best practices under the GDPR and among the best standards in the industry. Also, we willingly never store any directly identifying personal information about individual consumers.
Also, in accordance with GDPR requirements, we implemented in 2018 a Privacy Compliance Management Software that allows us to track down and record all data incidents and problems in terms of privacy. It is also an obligation for Criteo to notify the Commission Nationale de l'Informatique et des Libertés (CNIL, the French regulatory body in charge of personal data protection) within 72 hours if any incident occurs that could induce major risks for people’s personal data. No such incident occurred in 2022.
In the context of the COVID-19 pandemic, Criteo observed an increase of phishing attempts.
We reinforced security measures related to emails by implementing DMARC55 authentication protocol. Our phishing simulation campaign is mandating specific training for employees. Training content we enriched to develop employees' awareness of this specific risk.
A public page has been made available on our corporate website to inform clients and partners of the threats we have identified.

Transparency and Control
Criteo has long recognized the need to balance relevant advertising experiences with privacy expectations while empowering consumers to control their experiences. While some consumers may understand this trade-off, we will do more to educate users on this.
We are a proponent of transparency and control, and we lead industry and self-regulatory programs supporting these objectives. For example, we are fully committed to the AdChoices icon program led by EDAA56, the FEDMA57 Code of Conduct, the IAB58 Transparency and Consent Framework, the IAB CCPA59 framework, the NAI60 Code of Conduct, or the Digital Advertising Alliance CCPA61 opt-out mechanisms.

The AdChoices program allows consumers, with a single click, to see exactly where Criteo is using data, and how we protect their privacy. When a consumer chooses to opt-out, we immediately stop tracking and retargeting. We then remove all identifiers from their browsers, making it impossible to target them in the future. Per European data protection regulations, collected consumer-level data is only kept for 13 months.
Also, in accordance with GDPR, Criteo maintains an assistance form available on the company’s website that can be used by all users, clients, or partners if they have questions or have experienced any issues in the way their data is managed. Criteo has an obligation to respond to such requests within 30 days.

54 General Data Protection Regulation.
55 Domain-based Message Authentication, Reporting & Conformance.
56 European Interactive Digital Advertising Alliance.
57 Federation of European Data and Marketing.
58 Interactive Advertising Bureau.
59 California Consumer Privacy Act.
60 Network Advertising Initiative.
61 California Consumer Privacy Act.

All the self-regulatory programs Criteo subscribes to are complementary to applicable US, European, and domestic laws. Many national-level governments explicitly support these initiatives though they do not provide for or infer legal compliance (including with GDPR62 or CCPA, the California Consumer Privacy Act), which businesses themselves are responsible for. These existing industry initiatives and self-regulations have succeeded so far in building up consumer trust. We strongly believe in the benefits of self-regulation, which enables us to meet clients privacy expectations in a fast-paced internet environment.

We believe that this transparent, consumer-centric, and controllable approach to privacy empowers consumers to make better-informed decisions about how we use their data. We also actively encourage our clients and publishers to provide information to consumers about our collection and use of data relating to the ads we deliver and monitor. We believe our industry-leading privacy, security, and safety standards for consumers and our commerce and brand clients are key competitive advantages in the market.

Industry Leadership

In 2022, Criteo has joined the Partnership for Responsible Addressable Media (PRAM), a collaborative cross-industry initiative, that is one of the leading voices contributing to draft policies for responsible use of personal data.

Regarding investment in Standards and Certifications, Criteo has an extensive number of certifications in place that are reviewed annually by governing and standards bodies, including:

•Network Advertising Initiative Standards (NAI),
•Interactive Advertising Bureau (IAB) Europe,
•Digital Advertising Alliance Self-Regulatory Principles for Online Behavioral Advertising,
•European Digital Advertising Alliance’s Self-Regulatory Principles,
•Digital Advertising Alliance of Canada’s Self-Regulatory Principles,
•TrustArc.

62 General Data Protection Regulation.

Data Privacy at Criteo

The same level of protection is offered for employees’ personal data as for users’ data since it is subject to the same regulations. In particular, the subcontractor in charge of handling Criteo’s e-waste wipes out all confidential and personal information from laptops and such when they collect employees’ IT material. Moreover, awareness-raising programs regarding cyber-security are carried out for Criteo’s employees, and in 2021, trainings content was repurposed, reorganized and retailored to adapt to work from home needs and new processes.

Global Tax Compliance
As a multinational organization, Criteo recognizes that by operating in multiple jurisdictions we are subject to taxation in several jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. All risks cannot be avoided, as an overly cautious approach could have a negative impact on shareholder value.
However, Criteo’s management is committed to ensuring that all their entities meet their tax obligations and comply with the relevant tax laws in each jurisdiction in line with the Code of Business Conduct and Ethics and OECD63 guidelines. Criteo is only located in countries where there are commercial activities, and adopts a proactive approach to identifying, evaluating, and monitoring tax risks and managing all identified risks.
For more details regarding tax management, please refer to our most recent Annual Report on Form 10-K.

Anti-corruption
Criteo is deeply engaged in fighting corruption and in the respect of its values. Thus, controlling the risk of non-compliance is a major issue for the protection of Criteo’s image and values.
Criteo has zero tolerance for bribery and corruption. Criteo prohibits corruption and payments of bribes or kickbacks of any kind, whether in dealings with public officials or individuals in the private sector. Criteo is committed to observing the standards of conduct set forth in the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010, French Loi Sapin II, as well as the applicable anti-corruption laws of all the countries in which it operates.
To control the corruption risk, Criteo implemented several policies, including:
•Criteo’s Code of Business Conduct & Ethics is Criteo’s reference document which sets out the policies and procedures that reflect Criteo's commitment to maintaining the highest standards of honesty, integrity and ethics when conducting Criteo's business. More information is available in section VII.1. of this report.

63 Organisation for Economic Co-operation and Development.

•Criteo’s Third Party Code of Conduct (created in July 2022) provides guidance to Criteo’s Third Parties on how to consider ethics and compliance in their work with Criteo. This document is a framework to help them to better understand what Criteo expects while conducting business.
•Criteo’s Global Anti-Corruption Policy (updated in February 2022) provides further details on our anti-corruption efforts, including definitions and examples of situations that present corruption risk, and the responsibilities of employees and managers to comply with the policy and ensure their subordinates do so as well. This policy also summarizes the anti-corruption laws and regulations in the various countries where Criteo conducts business.
•Criteo’s Gifts, Hospitality & Entertainment Policy (updated in July 2022) defines the rules to apply for the offering or the acceptance of gifts, entertainment and hospitalities. It provides a single and unique reference and guide on its related matters. It also strictly prohibits Criteo’s employees (or any third party acting on our behalf) from offering or accepting anything of value (including but not limited to gifts, meals/entertainment, money or services), directly or indirectly to/from a foreign government official, a political party, political party official, a candidate for political office, or private/commercial third party, for the purpose of influencing official acts, obtaining or retaining business or to secure an improper advantage.
•Criteo’s Conflicts of Interest & Related Person Transaction (updated in July 2022) provides detailed information on how to identify, avoid and address potential or actual conflicts of interest, how to disclose potential or actual conflicts of interest, and the process to follow.
•Criteo’s Whistleblowing Procedure (updated in July 2022) provides guidance on the reporting and handling of concerns regarding any violation of laws and regulations, or any misconduct or unethical behavior. It applies to all employees of Criteo as well as other third parties working with Criteo specifically selected.
These policies are available on company’s Investor Relations website here.
To ensure awareness of anti-corruption matters, all employees are required to regularly complete online the Code of Business Conduct & Ethics training to prevent and deal with any risk situation that may arise within the context of their work and a specific section is devoted to the fight against corruption. In H2 2022, our employees from all countries where Criteo operates have been enrolled to follow an updated version of the said online training. The completion rate is 97%.
A dedicated training course covering several topics, including anti-corruption, with a focus on interaction with public officials has been delivered (Q2 2022) to employees exposed to risks of corruption according to their activities within the company.
A specific live training course (Q3 2022) has also been performed on the new Whistleblowing procedure to the attention of People Business Partners to ensure complete comprehension of the mechanisms as they might be the first in line to receive alerts from employees.
Criteo regularly assesses its corruption risks and its controls in order to ensure ethical conduct by all Criteo employees and to raise overall awareness. These efforts include a periodic corruption and influence peddling risk mapping according to a dedicated methodology validated by the CEO, CCO, CFO and VP, Associate General Counsel and Corporate Secretary, during which Criteo reviews its corruption risks and identify controls to address any gaps that are noted during the assessment.
The Ethics and Compliance Program is implemented by the Compliance Team which regularly reports from its activities to the Governance, Risk & Compliance Committee, and to the Board of Directors, which oversees, via its Audit Committee, the deployment thereof on a quarterly basis and provides independent reviews due to its composition of non-executive directors.

Whistleblowing and alert mechanisms
Every Criteo employee as well as every other third party working for Criteo specifically selected has a right and responsibility to report suspected violations of applicable laws, Criteo’s Code of Business Conduct and Ethics and of any Criteo policies, or generally when facing a situation that does not feel right.
Criteo welcomes employees as well as other third parties working for Criteo specifically selected to use the available whistleblowing channels made available:
•A secure email to Criteo's whistleblowing inbox at speakup@criteo.com,
•The Criteo Whistleblower Hotline: a confidential 24/7 service,
•The secure Whistleblowing Form where reports can be made anonymously,
•If not done in the previous step, they can contact the Compliance Team at ethics@criteo.com.

These channels are only accessible to delivered to the Chairperson of Criteo's Audit Committee who is an independent director and is neither an employee nor a manager of Criteo, the Chief Legal and Corporate Affairs Officer, who is also the Chief Compliance Officer, and finally, the Vice President Associate General Counsel and Corporate Secretary and finally the Compliance Manager.
The Chief Compliance Officer can designate new recipients to the channels described above among members of the Compliance team and/or of the Internal Control team.
All reports are kept confidential as permitted under applicable law.
Although Criteo employees as well as other third parties working for Criteo specifically selected may choose to remain anonymous when using any of these channels, Criteo strongly discourages anonymous reporting and prefers employees as well as other third parties working for Criteo specifically selected to identify themselves in order to be able to assure proper follow-up and feedback to them.
Criteo strictly prohibits any type of retaliation under the terms of the Code of Business Conduct & Ethics and the Criteo Whistleblowing Procedure. Any person making a complaint in good faith will not be subject to any direct or indirect sanction or detrimental treatment as a result of their reports, even if the alleged facts turn out to be inaccurate or do not result in any action.
All employees in all countries received extensive information regarding the implementation of the whistleblowing system.

Appendix
SASB Concordance Table

Topic	SASB Code	Accounting Metric	Category	Unit of Measure	Disclosure
Environmental Footprint of Hardware Infrastructure	TC-SI-130a.1	(1) Total energy consumed (2) Percentage grid electricity (3) Percentage renewable	Quantitative	(1), (2): Gigajoules (GJ) (3): Percentage (%)	II.2-3.
	TC-SI-130a.2	(1) Total water withdrawn (2) Total water consumed, percentage of each in regions with High or Extremely High Baseline Water Stress	Quantitative	(1) Thousand cubic meters (m³) (2) Percentage (%)	Data not currently disclosed at Group level
	TC-SI-130a.3	Discussion of the integration of environmental considerations into strategic planning for data center needs	Discussion and Analysis	N/A	II.1-2.

Data Privacy & Freedom of Expression	TC-SI-220a.1	Description of policies and practices relating to behavioral advertising and user privacy	Discussion and Analysis	N/A	VII.1-2.
	TC-SI-220a.2	Number of users whose information is used for secondary purposes	Quantitative	Number	Please refer to this page.
	TC-SI-220a.3	Total amount of monetary losses as a result of legal proceedings associated with user privacy	Quantitative	Reporting currency	Please refer to our latest 10K report
	TC-SI-220a.4	(1) Number of law enforcement requests for user information (2) Number of users whose information was requested (3) Percentage resulting in disclosure	Quantitative	(1), (2): Number (3) Percentage (%)	Criteo does not publicly report this information as it is confidential.
	TC-SI-220a.5	List of countries where core products or services are subject to government-required monitoring, blocking, content filtering, or censoring	Discussion and Analysis	N/A	None of our core products and services are subject to government required monitoring, blocking, content filtering, or censoring.

Data Security	TC-SI-230a.1	(1) Number of data breaches (2) Percentage involving personally identifiable information (PII) (3) Number of users affected	Quantitative	(1) Number (2) Percentage (%) (3) Number	In 2022, we had zero data security breaches that required disclosure in our public SEC filings.
	TC-SI-230a.2	Description of approach to identifying and addressing data security risks, including use of third-party cybersecurity standards	Discussion and Analysis	N/A	VII.2.
Recruiting & Managing a Global, Diverse & Skilled Workforce	TC-SI-330a.1	Percentage of employees that are: (1) Foreign nationals (2) Located offshore	Quantitative	Percentage (%)	Criteo is a global company. Approximately 65% of employees work in offices outside of France. Criteo has approximately 3% of employees defined as foreign nationals who have work visas in the country in which he/she is employed.
	TC-SI-330a.2	Employee engagement as a percentage	Quantitative	Percentage (%)	V.2.b.
	TC-SI-330a.3	Percentage of gender and racial/ethnic group representation for; (1) management (2) technical staff (3) all other employees	Quantitative	Percentage (%)
vV.3
Note: regulations in most countries where Criteo is located forbid the tracking of employee information related to their racial/ethnic group. As such, only gender data is available at the company level.

Intellectual Property Protection & Competitive Behavior	TC-SI-520a.1	Total amount of monetary losses as a result of legal proceedings associated with anticompetitive behavior regulations	Quantitative	Reporting currency	Please refer to our latest 10K report
Managing Systemic Risks from Technology Disruptions	TC-SI-550a.1	(1) Number of performance issues (2) Number of service disruptions (3) Total clients downtime	Quantitative	(1), (2): Number (3): Days	Criteo chooses not to disclose this information due to its sensitive and proprietary nature.
	TC-SI-550a.2	Description of business continuity risks related to disruptions of operations	Discussion and Analysis	N/A	Please refer to our latest 10K report

Methodological Note

Criteo’s CSR Report follows dispositions of the transposition of the European directive 2014/95/UE of October 22, 2014 with regards to the disclosure of social and environmental information (July 19, 2017) in France, and of article R. 225-102-1 of the French Commercial Code. This Report thus consists in the Non-Financial Performance Statement to be established by Criteo in accordance with those dispositions (in French “Déclaration de Performance Extra-Financière”, or “DPEF”).
Reporting period and scope
All information collected and highlighted in the CSR Report covers the period from January 1, 2022, to December 31, 2022.
We aim to match the CSR scope with our financial reporting scope. So far, due to the large number of offices and the problem likely to arise regarding exhaustive and reliable data collection of electricity consumption in some of the smaller offices or the ones located in coworking spaces, Criteo made the decision to include only the largest leased offices during the collection of quantitative data.
Therefore, to ensure reliable quantitative data and boost continuous improvement, the Criteo CSR reporting scope for 2022 considers the major global legal entities with more than 50 employees at the end of 2022. For electricity consumption, only leased offices with more than 50 employees are taken into account, due to the information being complex to obtain for smaller offices.
Vigilance point: Legal entities that joined Criteo’s financial scope in year N should be included in the CSR reporting scope in year N+1. This is notably the case of all IPONWEB entities acquired in August 2022: they will be integrated to the CSR reporting scope for the financial year 2023.
Thus, for the financial year 2022, the reporting scope on quantitative data covers the following legal entities and offices, which represent 93% of the overall Criteo’s workforce for social information and environmental information.

In 2022, the legal entity Criteo Technology was created, absorbing most of Criteo S.A. employees, this latter entity being thus no longer in the CSR reporting scope.

EMEA		AMERICAS		APAC
Legal entity	Offices	Legal entity	Offices	Legal entity	Offices
Criteo Technology SAS	Paris Bordeaux Echirolles	Criteo do Brazil LTDA	São Paulo	Criteo KK	Tokyo Osaka
Criteo France SAS	Paris Bordeaux Echirolles	Criteo Corp.	Ann Arbor Boston Chicago* Los Angeles* Miami New York Palo Alto* Portland* Seattle* San Francisco*	Criteo Singapore Pte. Ltd.	Singapore
Criteo Europa MM SL	Barcelona			Criteo India Pvt Ltd.	Gurgaon Mumbai*
Criteo Ltd	London
Criteo GmbH	Munich Dusseldorf*			Criteo Korea Ltd.	Seoul

Legend: In bold, leased offices with more than 50 employees collect actual data for electricity consumption. For other offices, electricity consumption and CO2 emissions due to electricity consumption are estimated based on a yearly ratio per person based on attendance (while it was based on the location registered in employees’ contracts in previous years, which no longer reflects the actual presence of employees in offices with the enforcement of our Flexible Work policy). Those locations correspond to offices with less than 50 employees and/or coworking spaces, and locations where there are no physical working spaces but where employees are formally attached through their work contract (the latter being marked with an asterisk *). Those locations where the electricity consumption is estimated account for 9% of office electricity consumption.

Relevance of CSR indicators
Criteo’s choice of a panel of CSR indicators is based on:
•A benchmark on CSR best practices among IT sector leaders,
•Workforce-related, environmental, and social impacts and risks analysis of Criteo’s activity,
•The SASB standard,
•Specific indicators to Criteo’s Human Resources policy.
Every year the list of CSR indicators is reviewed and updated based on feedback from Criteo’s CSR team, reporting contributors and proofreaders, considering new focus areas in the report and expectations from stakeholders.

Internal and external controls
Data collected during the CSR reporting process is controlled by “validation managers”. For each KPI, a dedicated person oversees data control and performs consistency tests listed within Criteo’s reporting procedure. For instance, to avoid discrepancies during the KPI reporting process, each validation manager performs the following controls:
•Lack of data: Verification of the presence of the overall data. Lack of data must be justified by the person in charge of the KPI.
•Data consistency: Verification of data consistency compared to last year’s data. Significant annual variations must be justified and documented.
Since 2016, to ensure accurate and reliable information, Criteo has also mandated an independent third-party body to verify and validate the reliability of Criteo CSR information (audit). A thorough control process is important. Data, together with methods of calculation and consolidation, must be externally verifiable. The nature of verification work conducted, and external conclusions are available on demand.
CSR indicators – Calculation and estimation methods
•Headcount:
The headcount figures include all Criteo employees on the last day of the year:
•Permanent employees (whose work for Criteo is not limited to a fixed term),
•Non-permanent employees (fixed-term contracts, work-study contracts, interns),
•Employees who are momentarily on leave of absence and are therefore inactive (parental leave, sabbatical leave, long illness, maternity leave, etc.),
•Employees of a legal entity seconded to another legal entity and expatriates,
•Employees leaving the company on the last day of the year.

•Training:
Training hours from all employees are taken into account, including employees who left the company during the reporting period. Training hours for sub-contractors or consultants who have been trained by Criteo are not included in the calculation of training hours. Employees who left the company during the reporting year are also included.

Face-to-face training hours
Training data is collected from Criteo’s Learning Management System tool.
Are considered:
•The number of training hours that employees attended (not the number of training hours that employees registered for) and which were reported by Human Resources business partners to the Global Learning & Management Development team,

•Individual coaching or state of the art co-development sessions,
•Management and leadership development modalities.
Are excluded:
•Seminars, conferences, working groups, open days,
•On-boarding training sessions and resources (FlyCriteo program),
•Anti-harassment and Code of Business Conduct and Ethics pieces of training.
Where face-to-face training hours are related to sessions running over two consecutive years, if the session represents more than 50 hours, the hours are accounted for pro-rata temporis, otherwise, hours are included within year N figures.
E-learning training hours
Due to the large choice of e-learning platforms offered to Criteo employees (Coursera, LinkedIn Learning, The Learning Quest, O’Reilly, etc.), the decision was made to adapt our tracking and reporting method for e-learning hours to each platform’s specific approach to learning, course organization, and recording system for hours spent by users on the platform.
While this approach means that the calculation method is not the same for each platform, it aims to ensure that the most relevant method has been used in each case in order to report the actual training hours followed by employees. The most frequently used methods are for instance:
•The reporting of training contents completed up to a certain point (with minimal and sometimes maximal duration thresholds set up depending on the type of course provided), for instance:
◦Micro-learning: recorded from one minute on (LinkedIn Learning; The Learning Zone; The Learning Quest; O’Reilly; DataCamp; TLZone). As the micro-learning platforms are composed of short contents focusing on the essential, a limit of one-min has been set up.
◦MOOC learning: recorded from one hour to max 25 hours (Coursera). As the MOOC courses should take between 19 and 25 hours, a limit of 25 hours for this type of e-learning has been set to make sure that this range includes mostly learning hours contents. Above 25 hours will include most of the time quizzes, exams or discussion forums.
•The reporting of only theoretical hours, not the actual “on-line connection time”, for instance for E-learning training from Product team
•Language training courses do not have a minimum duration as we considered that language learning should be measured from the start, especially in 2020 in the context of the COVID-19 pandemic.
Are excluded:
•Time logged in the LMS,
•Training content below the minimal duration or above the maximum duration,
•Training content started during the previous financial year,

•Training content only related to an assessment or quiz,
•Training content only based on “document reading” or “link to document”,
•Training content related to basic IT application tutorials for all employees such as expenses reports, Human Resources Information System,
•Programs and content pushed/prescribed to all employees for compliance purposes or for IT application up skill.
•Business trips: Data from the business travel agency, EGENCIA, includes all Air Travel Scope as well as Train trips since 2020.

•Electricity consumption of offices: Where the value for one or several months is missing, an extrapolation is made based on the months available.

•Electricity consumption of data centers: Actual data is supplied by Criteo’s data room providers. Electricity consumption includes all data centers except POPs for which power needs are negligible.

•Amount of renewable energy consumed for data centers: This data is calculated based on the amount of energy supplied from decarbonized sources or offset through certificates.

•Amount of renewable energy consumed for offices: The national renewable energy rates used are from the International Energy Agency (IAE).

•CO2 emissions from electricity consumption of offices: Emission coefficients per country from ADEME 2022 database have been used for the calculation.

•Carbon emissions from electricity consumption of data centers: For a data center with a 100% rate of renewable energy (including using compensation certificates), the emission coefficient is considered equal to 0. For the other data centers, emission coefficients per country from ADEME 2022 database have been used for the calculation, except for Hong Kong where a rate of 0.51 *10-3 tCO2eq has been used from CLP database (local electricity supplier).

•Lifecycle carbon footprint for Infrastructure (Data Centers): The calculation methodology for this assessment was defined with the specialized consulting firm Carbone 4. The life cycle analysis covers infrastructures relating to IT equipment (servers, network equipment…) and includes scopes 1, 2 and 3 emissions, including refrigerant fluids. The carbon footprint of IT equipment is accounted for only the year of purchase and is not depreciated over years. End-of-life emissions of equipment are accounted for when the equipment is decommissioned, and not at the time of purchase. Actual data is obtained directly from suppliers where available, else estimation methods are used in order to have a vision as complete as possible of the carbon footprint. This methodology does not take into account the servers already in production.

•Number of employees who participated in CSR events organized through Criteo Cares: For each event the number of people who attended is counted, and the indicator consists of consolidated figures for each event. This indicator thus covers the total participation number and not the number of individual attendances.
Other information: This report does not contain disclosures on the following information mentioned under article R. 225-102-1 of the French Commercial Code:
•“Food waste”,
•“Food insecurity”,
•“Animal wellbeing”,
•“Responsible food choices”.
Those topics were assessed as part of the materiality analysis presented in introduction to this report and confirmed as lesser priorities.

Disclaimer
This report covers our business and does not address the performance or operations of our suppliers, our contractors, or our partners, unless otherwise noted. The goals and projects described in this report are aspirational; as such, no guarantees or promises are made that these goals and projects will be met or successfully executed.
Furthermore, data, statistics and metrics included in this report are controlled by an independent third-party, including an audit of the indicators. They continue to evolve and may be based on assumptions believed to be reasonable at the time of preparation but should not be considered guarantees or subject to future revision.
This report uses certain terms including “material” and “materiality” to reflect the issues or priorities of Criteo and its stakeholders. Used in this context, however, these terms are distinct from, and should not be confused with, the terms “material” and “materiality” as defined by or construed in accordance with securities law or as used in the context of financial statements and reporting.
This report, which speaks only as of its date, is not comprehensive, and for that reason, this report should be read in conjunction with our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (SEC), particularly the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” sections, and our most recent Proxy Statement, all of which can be found here.
Statements of future events or conditions in this report, including those that concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “target,” “seek,” “may,” “will,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions, are forward-looking statements. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others: the ongoing effect of the COVID-19 pandemic and potential effect of inflation and rising interest rates in the U.S., including its macroeconomic effects, on our business, operations, and financial results, and the effect of governmental restrictions and regulations on our operations and processes; the ability of the Criteo Artificial Intelligence (AI) Engine to accurately predict engagement by a user; our ability to predict and adapt to changes in widely adopted industry platforms and other new technologies, including without limitation the proposed changes to and enhancements of the Chrome browser announced by Google; our ability to continue to collect and utilize data about user behavior and interaction with advertisers and publishers; our ability to acquire an adequate supply of advertising inventory from publishers on terms that are favorable to us; our ability to meet the challenges of a growing and international company in a rapidly developing and changing industry, including our ability to forecast accurately; our ability to maintain an adequate rate of revenue growth and sustain profitability; our ability to manage our international operations and expansion and the integration of our acquisitions; the effects of increased competition in our market; our ability to adapt to regulatory, legislative or self-regulatory developments regarding internet privacy matters; our ability to protect users’ information and adequately address privacy concerns; our ability to enhance our brand; the invasion of Ukraine by Russia and the effect of resulting sanctions on our business; our ability to enter new marketing channels and new geographies; our ability to effectively scale our technology platform; our ability to attract and retain qualified employees and key personnel; our ability to maintain, protect and enhance our brand and intellectual property; failures in our systems or infrastructure; and the risk factors in the “Risk Factors” section of our most recent Annual Report on Form 10-K and those set forth from time-to-time in other filings by the company with the SEC, available through our website or through the SEC’s Electronic Data Gathering and Analysis Retrieval (EDGAR) system here.
Pursuant to Article L. 225-102-1 of the French Commercial Code, our Statutory Auditor Deloitte’s review at consolidated level of the CSR report (“declaration de performance extra-financière”) attached to the management report (“rapport de gestion”) is threefold:
1° Understanding the context:
•Understanding the business activity of the group, the report on the main social and environmental risks relating to those activities, together with the subsequent policies and their results.
•Assessing the suitability of the procedures used to prepare the CSR report to ensure relevance, completeness, reliability, neutrality and clarity of the information provided therein.
2° Statement compliance review:

•Making sure that all information concerning social and environmental issues that needs to be included is effectively included,
•Verifying that is included the business model and the main risks relating to the activities of the group and assessing the process of selecting and validating the risks.
3° Review of the fair representation of certain non-financial information:
•Assessing the collection process of information ensures fair presentation of policy results, including key performance indicators.
•For key indicators as well as selected qualitative information that Deloitte deems significant, (i) verifying proper consolidation of collected data and consistency of trends, and (ii) carrying out substantive tests, on a sampling basis, designed at verifying proper application of definitions and procedures and reconciling data with supporting documents.
    Consulting documentary sources and conducting interviews to corroborate the qualitative information that it deems most significant.

Translation for information purposes

COMBINED SHAREHOLDERS’ MEETING 13 JUNE 2023
Board Report
Dear Shareholders,
We are holding this combined shareholders' meeting to submit resolutions for your approval, which, under French corporate law, fall partly within the scope of an ordinary shareholders’ meeting and partly within the scope of an extraordinary shareholders’ meeting. The ordinary shareholders’ meeting and the extraordinary shareholders’ meeting, which we will hold concurrently on June 13, 2023, are together referred to throughout this document as the “shareholders’ meeting.”

Set forth below is the agenda for the shareholders’ meeting:

Agenda for the Ordinary Shareholders’ Meeting

1.renewal of the term of office of Rachel Picard as Director,

2.renewal of the term of office of Nathalie Balla as Director,

3.renewal of the term of office of Hubert de Pesquidoux as Director,

4.ratification of Frederik van der Kooi’s appointment as Observer,

5.appointment of Frederik van der Kooi as new Director,

6.renewal of the term of office of Deloitte & Associés as statutory auditor,

7.determination of the amount of directors’ remuneration for 2023 and subsequent years,
8.non-binding advisory vote to approve the compensation for the named executive officers of the Company,

9.approval of the statutory financial statements for the fiscal year ended December 31, 2022,

10.approval of the consolidated financial statements for the fiscal year ended December 31, 2022,

11.approval of the allocation of the loss for the fiscal year ended December 31, 2022,

12.authorization to be given to the Board of Directors to execute a buyback of Company stock in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code,

Agenda for the Extraordinary Shareholders’ Meeting

13.authorization to be given to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code,

14.authorization to be given to the Board of Directors to reduce the Company’s shares capital by cancelling shares acquired by the Company in accordance with the provisions of Article L. 225-208 of the French Commercial Code,

15.delegation of authority to the Board of Directors to reduce the share capital by way of a buyback of Company stock followed by the cancellation of the repurchased stock,
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Translation for information purposes

COMBINED SHAREHOLDERS’ MEETING 13 JUNE 2023

16.authorization to be given to the Board of Directors to grant OSAs (options to subscribe for new ordinary shares) or OAAs (options to purchase ordinary shares) of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code without shareholders' preferential subscription right,

17.authorization to be given to the Board of Directors to grant time-based restricted stock units (“Time-Based RSUs”) to employees and corporate officers of the Company and employees of its subsidiaries pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, without shareholders' preferential subscription right,

18.authorization to be given to the Board of Directors to grant performance-based restricted stock units ("Performance-Based RSUs") to employees and corporate officers of the Company and employees of its subsidiaries pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code from time to time, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, without shareholders' preferential subscription right,

19.approval of the maximum number of shares that may be issued or acquired pursuant to resolution 16 (authorization to grant options to purchase or to subscribe shares), resolution 17 (authorization to grant Time-Based RSUs to employees and corporate officers of the Company and employees of its subsidiaries) and resolution 18 (authorization to grant Performance-Based RSUs to employees and corporate officers of the Company and employees of its subsidiaries),

20.delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights,

21.delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares or any securities giving access to the Company’s share capital through a public offering referred to in paragraph 1° of article L. 411-2 of the French Monetary and Financial Code, without shareholders’ preferential subscription rights,

22.delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase without preserving shareholders’ preferential subscription rights pursuant to the Resolutions 20 and 21 above (“green shoe”),

23.delegation of authority to the Board of Directors to increase the Company’s share capital through incorporation of premiums, reserves, profits or any other amounts that may be capitalized,

24.delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d'épargne d’entreprise),

25.approval of the overall limits pursuant to the Resolutions 20, 21, 22, 23 and 24 above,

26.Amendment of article 15 “Board Observers” of the by-laws of the Company.

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Translation for information purposes

COMBINED SHAREHOLDERS’ MEETING 13 JUNE 2023
1.DECISIONS FALLING WITHIN THE SCOPE OF THE ORDINARY SHAREHOLDERS’ MEETING
1.Renewal of the term of office for a director whose term is coming to an end [resolutions 1 to 3]
Composition of the Board of Directors
The Board of Directors of the Company is composed of seven members, six of which are independent (Rachel Picard (Chairwoman), James Warner (Vice-Chairman since July 28, 2020 and before that, Lead Independent Director), Nathalie Balla, Marie Lalleman, Edmond Mesrobian and Hubert de Pesquidoux ). The only member of the Board of Directors who is not independent is Megan Clarken, Chief Executive Officer of the Company who was appointed as Director by the Board of Directors at their meeting dated August 27, 2020 to replace Jean-Baptiste Rudelle who had resigned.
In addition, the Board of Directors appointed at its meeting dated February 2, 2023 Frederik van der Kooi as observer to the Board of Directors who attends Board meetings with no voting rights until shareholders decide whether he should be appointed as Director (see below).
The independent members of the Board of Directors, and well as the Observer and nominee Director, have been chosen based on their unique combination of skills, experiences and other attributes, which allows each of them to make valuable contributions to it. Four out of seven of the independent Directors and nominee Director, are residents of the United States of America, and three out of seven of the independent Directors are European residents, so that today the Board’s composition reflects the main geographical challenges of the Company. Their range of skills allows the members of the Board of Directors to benefit from quality expertise and good practices in terms of finance and administration, corporate governance and compensation. Since four out of eight Directors and nominee Director are female, the Board of Directors ensures a balanced female and male representation, in accordance with Article L. 225-18-1 of the French Commercial Code.
Attendance rate
The Board of Directors and its committees meet at least four times a year. The Board of Directors met nine times in the 2022 fiscal year, including 4 in-person meeting. The committees also met on several occasions in the 2022 fiscal year. The attendance rate of each of the Board members, both at the meetings of the Board of Directors and its committees, was 100%, with the exception of Hubert de Pesquidoux, who was absent and excused from two of the nine meetings of the Board of Directors.

Minimum meetings per annum	Actual meetings in 2022	2022 director attendance rate (for both board and Committee meetings)
4	9 (incl. 4 in-person)	100%

Furthermore, the work undertaken by each of the Directors between the meetings, in preparation or follow-up (including reviewing pre-read material and participating in telephone conferences and regular discussions between the Directors and between the Company and the Directors), allows for effective meetings, with prudent and well informed decision-making. Each of the Directors brings indispensable skills to the Board of Directors that are essential in addressing the unique and specific challenges faced by the Company.

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Translation for information purposes

COMBINED SHAREHOLDERS’ MEETING 13 JUNE 2023
Renewal of the terms of office of Rachel Picard, Nathalie Balla and Hubert de Pesquidoux
The terms of office of Rachel Picard, Nathalie Balla and Hubert de Pesquidoux are coming to an end at the end of this shareholders’ meeting. You are therefore asked to renew each of their terms of office for a period of two years, which will expire at the time of the ordinary annual shareholders’ meeting that will be called to approve the financial statements of the fiscal year ended December 31, 2024. Indeed, we believe that:

•Rachel Picard’s extensive experience in developing and transforming large business entities and in managing digital companies, especially in e-commerce, as well as her strong relationships with French regulatory and political authorities, qualifies her to serve on, and will allow her to make valuable contributions to, the Board of Directors;

•Nathalie Balla’s extensive experience as a chief executive officer of an e-commerce company and her strong financial background qualify her to serve on, and will allow her to make valuable contributions to, the Board of Directors;

•Hubert de Pesquidoux’s experience and knowledge in the high-tech industry as an investor and director, as well as his extensive knowledge of investments and broad financial expertise, qualify him to serve on, and allow him to make valuable contributions to, the Board of Directors.

2.Ratification of Frederik van der Kooi Appointment as Observer and appointment of Frederik van der Kooi as New Director [resolution 4 and 5]
The Board of Directors appointed Frederik van der Kooi as Observer to the Board of Directors at its meeting of February 2, 2023, as permitted by Article 15 of the by-laws of the Company, for a two-year period, expiring at the end of the ordinary shareholders’ meeting convened to approve the financial statements for the fiscal year ended December 31, 2024.

We believe that Frederik van der Kooi’s extensive experience in global advertising businesses qualifies him to serve on, and allows him to make valuable contributions to, the Board of Directors.

You are therefore asked to 1° ratify the nomination of Frederik van der Kooi as Observer to the Board of Directors as is required by the by-laws of the Company (Resolution 4), and 2° appoint him as Director, in addition to the current members of the Board of Directors, for a two-year period, expiring at the end of the ordinary shareholders’ meeting convened to approve the financial statements for the fiscal year ended December 31, 2024 (Resolution 5), it being noted that such appointment as Director would automatically terminate his position as Observer.

3.Renewal of the term of office of Deloitte & Associés as statutory auditor [resolution 6]
We remind you that the term of office of Deloitte & Associés as statutory auditor expires at the end of this shareholders’ meeting.
We propose that you renew, through Resolution 6, the term of office of Deloitte & Associés as statutory auditor for a six fiscal-year period, expiring at the end of the ordinary shareholders’ meeting convened to approve the financial statements for the fiscal year ended December 31, 2028.

4

Translation for information purposes

COMBINED SHAREHOLDERS’ MEETING 13 JUNE 2023

4.Determination of the amount of directors’ remuneration for 2023 and subsequent years [resolution 7]
Taking into account the possible appointment of a new independent Director, we propose that you increase the annual global amount of independent Directors’ attendance fees €2,500,000 to €2,700,000 for the fiscal year 2023 and the subsequent fiscal years until a new decision is taken by the ordinary shareholders’ meeting.

5.Non-binding Advisory vote to approve the compensation for the named executive officers of the Company [resolutions 8]
On June 15, 2022, you recommended that the Board of Directors hold a vote every year to approve, on a non-binding basis, the compensation paid by the Company to its named executive officers.
For fiscal year 2022, our named executive officers were Megan Clarken, our Chief Executive Officer (directrice générale), Sarah Glickman, our Chief Financial Officer, and Ryan Damon, our Chief Legal and Corporate Affairs Officer.
The Board of Directors, through the Compensation Committee, makes sure that the remuneration of the Named Executive Officers be structured in a way (i) to attract and retain the most competitive executive teams with regards to the competitive sectors we operate in, (ii) reward the executive team for meeting or exceeding our operational, financial and strategic goals, (iii) align the long-term interests of such executive team with those of the shareholders, and (iv) provide our officers an overall remuneration which is reasonable and at the same time competitive with regards to the remuneration for equivalent positions in our business. Thus, the remuneration of the named executive officers is directly linked to the continuous improvements in the Company’s results and to the measures put in place that are expected to increase the value of the Company for its shareholders.
Consequently, you are asked, pursuant to the requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder by the U.S. Securities and Exchange Commission, to approve, on a non-binding, advisory basis, the compensation paid by the Company to its named executive officers, as disclosed in the Company's Proxy Statement for the 2023 annual shareholders' meeting (the “Proxy Statement”). An excerpt of the Proxy Statement is appended to this report.

6.Approval of the statutory and consolidated financial statements for the fiscal year ended December 31, 2022 - Allocation of Loss [resolutions 9 to 11]
Every year, within six months following the end of the fiscal year, the Company’s shareholders must approve the statutory financial statements and the consolidated financial statements for the past fiscal year.
Pursuant to Resolutions 9 and 10, you are being asked to approve, respectively:
•the statutory financial statements (also called individual or company financial statements) and the transactions set forth therein; and
•the consolidated financial statements (IFRS) and the transactions set forth therein.
Pursuant to Resolution 11, you are beng asked to approve the allocation of the Company's loss of €123,129,405 for the fiscal year ended December 31, 2022 to the retained earnings account.

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Translation for information purposes

COMBINED SHAREHOLDERS’ MEETING 13 JUNE 2023
7.buyback of the company’s stock [resolution 12]
Pursuant to Resolution 12, you are asked to approve our ability to buy back shares of the Company’s stock, on the terms and subject to the conditions set forth herein, to use as acquisition consideration and/or to underly incentive instruments for the employees and officers of the Company and its subsidiaries.
External growth, and particularly acquisitions, whether tuck-in, bolt-on or mid-sized, that would allow the Company to strengthen its technology platform, its product portfolio or its team of key employees, particularly in Product and Research & Development, are important areas of development of the Company. Potential targets of strategic importance are mainly located in the highly competitive technology industry in the United States. While the Board of Directors is mindful of the importance of maximizing its financial liquidity, in particular in the context of the intense competition in the advertising technology industry, in order to take advantage of potential opportunities, we must be able to act swiftly and with the greatest financial flexibility possible, both in terms of our access to financial resources and our ability to structure consideration in a manner that is attractive to U.S. targets.
In addition, since equity-based incentives are a key component in the economics of the technology industry, the Board of Directors believes it is important to be able to use Company stock, among other means, as a potential component of acquisition consideration. Because we are not listed in the European Union and are therefore deemed a private company for French law purposes, our shareholders may not delegate their authority to the Board of Directors to issue new shares as consideration for potential acquisitions without the requirement to call a special shareholders’ meeting. However, our shareholders may delegate authority to our Board of Directors to repurchase outstanding shares in order to be able to use such shares as consideration for potential acquisitions, rather than issuing new shares. Unlike most companies incorporated under U.S. state law, which are generally able to repurchase their own shares without shareholder approval, as a French company, subject to limited exceptions only, our Board of Directors must have a specific delegation of authority in order to buy back our shares for limited pre-specified purposes, including to be used as consideration for potential future acquisitions.
Furthermore, equity-based compensation is an important tool for us to attract industry leaders of the highest caliber in the technology industry and to retain them for the long term, as well as to ensure employees’ interests are aligned with those of our shareholders.
In addition, in order to give the Board of Directors the necessary flexibility to respond rapidly to any change in market conditions, we also ask you to approve that this authorization may be used to allocate the repurchased shares to shareholders of the Company who, within five years of their repurchase, notify the Company of their intention to acquire them in connection with an offering for sale organized by the Company in accordance with the conditions set out in Article L.225-209-2 of the French Commercial Code .
We also ask you to approve the use of this authorization for any other purpose that would be permitted by law on the date of such use, in the event that the permitted purposes for share buyback programs are amended by law to bring them in line with the provisions of Article L. 22-10-62 of the French Commercial Code applicable to companies listed on an European market.
Any share buybacks carried out pursuant to this authorization shall not, at any time, exceed 10% of the share capital of the Company, provided that if the shares are allocated as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution-in-kind transaction, the maximum number of shares that may be purchased for these purposes shall not at any time exceed 5% of the share capital of the Company. Any share buybacks carried out pursuant to this authorization may only be carried out at a price per share set in accordance with the criteria approved at this shareholders’ meeting, which take into account the market value of the Company’s American Depositary Shares, each representing one ordinary share of the Company (“ADS”), as listed on the Nasdaq Stock Market. The minimum purchase price per share is $20.56, and the maximum purchase price per share is $44.51.
This authorization would be granted for a period of twelve (12) months (i.e., until June 12, 2024), would supersede the authorization for the same purpose granted by the shareholders’ meeting of June 15, 2022
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COMBINED SHAREHOLDERS’ MEETING 13 JUNE 2023
and would be implemented under the conditions set forth in Article L. 225-209-2 of the French Commercial Code.
This authorization shall not be used during a public tender offer by a third party on the Company's shares.
In support of this Resolution, you will be provided, in accordance with applicable laws, with (i) the report prepared by an independent expert appointed pursuant to the provisions of Article L. 225-209-2 of the French Commercial Code and (ii) the auditors' report on this Resolution.

2.DECISIONS FALLING WITHIN THE SCOPE OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING
1.Authorization to the Board of directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 and L.225-208 of the French Commercial Code – Authorization to the Board of directors for the company to buy back its own shares followed by their cancellation [resolutions 13 to 15]

1)Share cancellation on the grounds of Article L. 225-209-2 of the French Commercial Code (Resolution 13)

You are being asked to authorize the Board of Directors to proceed with the cancellation, on one or more occasions, of up to the total cap of 10% of the share capital of the Company in any 24-month period, of all or part of the Company shares repurchased on the basis of article L. 225-209-2 of the French Commercial Code pursuant to Resolution 12.

This authorization would be granted for a period of twelve (12) months (i.e., until June 12, 2024) and would supersede the authorization for the same purpose pursuant to the 13th resolution of the shareholders’ meeting of June 15, 2022.

2)Share cancellation on the grounds of Article L. 225-208 of the French Commercial Code (Resolution 14)

Moreover, you are being asked to authorize the Board of Directors to proceed with the cancellation, on one or more occasions, up to a total cap of €158,122.82 , representing 10% of our share capital as of February 23, 2023 (date on which the last share capital modification was acknowledged by the Board of Directors), of all or part of the Company shares purchased pursuant to Article L. 225-208 of the French Commercial Code. This authorization would allow the Company to comply with the provisions of Article L. 225-214 of the French Commercial Code, which imposes the cancellation of shares purchased by the Company on the grounds of Article L. 225-208 that have not been allocated within one year of their repurchase.

This authorization would be granted for a period of twelve (12) months (i.e., until June 12, 2024), would supersede the authorization for the same purpose pursuant to the 14th resolution of the shareholders’ meeting of June 15, 2022 and shall not be used during a public tender offer by a third party on the Company’s shares.

3)Share buy-back followed by a share capital cancellation (Resolution 15)

Finally, you are being asked to authorize the Board of Directors to reduce the Company's share capital by a maximum nominal amount of €316,245.61, by way of a repurchase by the Company of up to 12,649,825 shares (representing approximately 20% of the share capital as of February 23, 2023 (date on which the last share capital modification was acknowledged by the Board of Directors)) followed by the
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COMBINED SHAREHOLDERS’ MEETING 13 JUNE 2023
cancellation of the shares acquired, in accordance with the provisions of Articles L. 225-204 and L. 225-207 of the French Commercial Code. This Resolution aims to allow all shareholders who so wish to benefit from a liquidity opportunity on their shares in proportion to their participation in the capital. The cancellation of the shares thus repurchased will have a relutive effect on the other shareholders.
In this context, you are being asked to authorize the Board of Directors to make a share buyback offer to all Company shareholders, to implement the share capital reduction, and to determine its final amount. The unitary repurchase price will be determined by the Board of Directors within the limit of a maximum price of $44.51 per share (or the equivalent in euros of this amount on the date of implementation of this delegation), i.e. a maximum aggregate amount of $563,043,710.75 for the transaction.
The Company's creditors may object to the share capital reduction during a period of 20 days following the filing at the Commercial Court registry of the minutes of the shareholders' meeting and of the minutes of the deliberations of the Board of Directors implementing the delegation.
This authorization would be granted for a period of eighteen (18) months (i.e., until December 12, 2024), would supersede the authorization for the same purpose pursuant to the 15th resolution of the shareholders’ meeting of June 15, 2022 and shall not be used during a public tender offer by a third party on the Company’s shares.

2.Authorizations and Delegation to be given with respect to equity grants to employees, executives and directors of the Board of directors of the Company [Resolutions n°16 to 19]

The Board of Directors wishes to be able to continue, in accordance with past practice, to grant equity to employees, executives and to members of the Board of Directors. We therefore request that you renew the authorizations and delegations which were previously been granted respectively to the Board of Directors by the combined shareholders' meeting of June 25, 2020 that authorized the grant of Time-Based RSUs of the Company, Performance-Based RSUs of the Company and options to subscribe for or purchase ordinary shares of the Company.
The Board of Directors reminds you in that regard the strategic importance of the Company’s ability to attract and retain highly talented profiles through remuneration and equity policies in accordance with the practice held on its highly competitive technology industry;
The new authorizations and delegations granted would supersede the authorizations for the same purposes pursuant to the 16th to 18th resolutions of the shareholders’ meeting of June 25, 2020.
Pursuant to Resolution 19, the total cap amount of the shares issued pursuant to Resolutions 16 to 18 will not exceed 7,000,000 shares with a par value of €0,025 per share. However, please note that this global limit does not include any additional shares issued to preserve, in accordance with applicable contractual provisions, the rights of any holder of securities or other rights giving access to shares of the Company (see Resolution 19), nor does it apply to the number of shares issued, acquired or likely to be issued pursuant to options, non-employee warrants, founders warrants (BSPCE),Time-Based RSUs and Performance-Based RSUs granted prior to this shareholders' meeting.
The authorizations for granting options, Time-Based RSUs or Performance-Based RSUs of the Company would be granted for a period of 38 months (until August 12, 2026).
We therefore ask that you review and approve each of the following proposals:
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COMBINED SHAREHOLDERS’ MEETING 13 JUNE 2023
1)Resolution 16: Authorization to be given to the Board of Directors to grant options to subscribe to new ordinary shares (“OSAs”) (or options to purchase ordinary shares (“OAAs”) of the Company pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code
You are asked to authorize the Board of Directors, within the context of Articles L. 225-177 to L. 225-185 of the French Commercial Code, to grant, within the duration allowed by law and on one or more occasions, OSAs or OAAs to corporate officers listed in Article L. 225-185 of the French Commercial Code, employees (or some of them) of the Company and of any company or economic interest group related to the Company, under the conditions referred to in Article L. 225-180-I of the French Commercial Code, provided that:
•the number of shares that may be issued or purchased upon the exercise of OSAs or OAAs granted pursuant to this authorization shall be deducted from the overall cap referenced in Resolution 19 and shall not exceed the legal limits, and
•the total number of shares to be issued on exercise of granted but unexercised OSAs may never exceed one third of the share capital,
The purchase or subscription price per share shall be determined by the Board of Directors on the day the OSA or OAA is granted by reference to the closing price of an ADS on the Nasdaq Stock Market on the day preceding the grant of the OSA or OAA by the Board of Directors. However, the purchase or subscription price per share may not, under any circumstance, be less than 95% of the weighted average closing price of an ADS on the Nasdaq Stock Market in the twenty trading days preceding the day of the grant of the OSA or OAA by the Board of Directors.

2)Resolution 17: Authorization to be given to the Board of Directors to grant Time-Based RSUs to employees and corporate officers of the Company and employees of its subsidiaries pursuant to the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code
You are asked to authorize the Board of Directors to grant, on one or more occasions, in the proportions and at the times it shall determine, Time-Based RSUs, in favor of all or certain employees of the Criteo Group, as well as to the corporate officers listed in Article L. 225-197-1 II of the French Commercial Code (being, as of the date hereof, the chairwoman of the Board of Directors and the Chief Executive Officer).
The maximum number of shares, with a par value of €0.025 per share, which can be granted free of charge by the Board of Directors under this authorization shall be deducted from the overall cap referred to in Resolution 19 and shall not exceed the legal limits.
The Time-Based RSUs shall have a minimum vesting period (“Vesting Period”) of one year and a minimum holding period of one year from the vesting date (the “Holding Period”), provided the Board of Directors may reduce or remove the Holding Period entirely as long as it sets a total duration of at least two years for both periods (i.e., Vesting Period and Holding Period) taken together as from the vesting date.
Notwithstanding the above, in the event of the disability of a grantee ranking in the second and the third of the categories referred to in Article L.341-4 of the French Social Security Code, the Time-Based RSUs shall vest on the date of disability and that the shares underlying the Time-Based RSUs delivered to the disabled grantee will be freely transferable as from the date of their vesting.
Notwithstanding the above, in the event of the death of a grantee during the vesting period, the time-Based RSUs shall vest at the date of the request for vesting duly made by his or her heirs. The request for vesting of the Time-Based RSUs shall be made within six months from the date of death in compliance with Article L. 225-197-3 of the French Commercial Code.
The granted shares will be freely transferable on a request for allocation by the heirs of a deceased beneficiary or a beneficiary that becomes disabled under the aforementioned categories of the French Social Security Code.
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COMBINED SHAREHOLDERS’ MEETING 13 JUNE 2023
The durations of the Vesting Period and the Retention Period shall be determined by the Board of Directors within the aforementioned limits.

3)Resolution 18: Authorization to be given to the Board of Directors to grant Performance-Based RSUs to employees and corporate officers of the Company and employees of its subsidiaries, pursuant to the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code
This authorization is identical to the authorization which will be granted under Resolution 17, apart from the fact that the effective grant of such Performance-Based RSUs will be subject to the satisfaction of performance targets as determined by the Board of Directors.

4)Resolution 19: Approval of the overall limits on the amount of ordinary shares to be issued pursuant to resolution 16 (authorization to grant OSAs or OAAs), resolution 17 (authorization to grant Time-Based RSUs to employees and corporate officers of the Company and employees of its subsidiaries) and resolution 18 (authorization to grant Performance-Based RSUs to employees and corporate officers of the Company and to employees of its subsidiaries) above
Pursuant to Resolution 19, you are asked to set at 7,000,000 shares the maximum number of shares that (i) which may be issued or acquired upon the exercise of options granted after the shareholders’ meeting under the Amended 2016 Stock Option Plan pursuant to the Resolution 16 above, and (ii) which may be issued or acquired upon the vesting of the Time-Based RSUs granted under the Amended and Restated 2015 Time-Based Restricted Stock Units Plan and the Performance-Based RSUs granted under the Amended and Restated 2015 Performance-Based Restricted Stock Units Plan pursuant to the Resolution 17 and to the Resolution 18 above, it being specified that this global limit does not include any additional shares issued to preserve, in accordance with applicable contractual provisions, the rights of any holder of securities or other rights giving access to shares of the Company and that this limit does not apply to the number of shares issued, acquired or likely to be issued pursuant to options, non-employee warrants, founders warrants (BSPCE),Time-Based RSUs and Performance-Based RSUs granted prior to this shareholders' meeting.

3.Financial delegations to be granted to the Board of directors [resolutions 20 to 24]
The goal of Resolutions 20 to 24 is to allow the Company to swiftly raise the funds and have the financial flexibility necessary to enable it to execute on its strategic objectives, including, but not limited to, with respect to external growth. These resolutions would provide the Board of Directors with the flexibility it needs to respond quickly to changes in market conditions and thereby be able to obtain relevant financing under the best possible conditions and terms.
While we believe the Company’s current liquidity position already provides ample financial flexibility, the proposed financial authorizations would provide our Board of Directors with additional flexibility to respond quickly to changes in market conditions and thereby be able to obtain financing under the best possible conditions. Thus, our external growth strategy is focused on acquisitions that complement our technology platform and product portfolio, as well as Research & Development talent. Should we decide to engage in M&A transactions, we are committed to pursuing external growth opportunities in a manner that will preserve the quality of our offering, while improving its performance and delivering long-term value for our shareholders.
Re-approving our Board of Directors’ financial authorizations will allow the Company to maintain equal footing with our U.S. competitors and to increase our financial flexibility by quickly raising capital and to take advantage of potential business opportunities, including, but not limited to, potential acquisitions.

1)Resolution 20: Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital,
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COMBINED SHAREHOLDERS’ MEETING 13 JUNE 2023
for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights
The purpose of this delegation is to allow for the issuance of shares to underwriters in connection with an underwritten offering, similar to the offering carried out concurrently with our initial public offering in October 2013 on the Nasdaq Stock Market.
You are asked to waive shareholders’ preferential subscription rights to the ordinary shares and securities that will be issued by virtue of this delegation, and to reserve this subscription for: any bank, investment services provider, or other member of an underwriting syndicate undertaking (underwriting) to ensure the realization of the share capital increase or any issuance that could in the future lead to a share capital increase in accordance with this delegation of authority.
The price of the shares will be at least equal to the volume-weighted average price of the ADSs for the five trading days preceding the determination of such price, subject to a maximum discount of 10%, as determined by the Board of Directors.
The total maximum nominal amount of the share capital increases which may be carried out pursuant to this delegation cannot exceed €158,122.82 , representing 10% of the share capital as of February 23, 2023 (date on which the last share capital modification was acknowledged by the Board of Directors). To this amount shall be added, as applicable, the amount of any additional shares to be issued to maintain, pursuant to legal, regulatory or, if applicable, contractual requirements, the rights of the security holders and other rights giving access to the share capital. The nominal amount of any share capital increase completed pursuant to this Resolution will be deducted from the overall limit set forth in Resolution 25.
The aggregate nominal amount of debt securities giving access to the Company’s share capital that may be issued cannot exceed $500.000.000 (or the corresponding value of this amount for an issuance in a foreign currency), which shall be deducted from the global amount set by Resolution 25.
As set forth above, the Company expects that it would use this Resolution to raise the funds for general corporate purposes and to finance potential external growth transactions, and does not intend to make use of this Resolution for any other objective, particularly within the context of an unsolicited public tender offer initiated by a third party on the Company’s shares, or any other context.
To do so, the Company considers that a share capital increase in the maximum amount of 10% of the share capital would give it sufficient flexibility to meet its strategic objectives.
This delegation would be granted for a period of eighteen (18) months (i.e., until December 12, 2024) and would supersede the delegation for the same purpose granted by the shareholders’ meeting of June 15, 2022 which, in the absence of a favorable vote, will expire on December 14, 2023, and may impair the Company’s ability to obtain appropriate financing to execute on its strategic objectives.
In this respect, the Board of Directors informs you that it has not made use of the corresponding delegation that was granted by the shareholders’ meeting on June 15, 2022.
This delegation shall not be used during a public tender offer by a third-party on the Company’s shares.

2)Resolution 21: Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, in the context of a private placement, without shareholders’ preferential subscription rights
This Resolution would allow the Board of Directors to increase the share capital of the Company by issuing shares (or other securities giving access to the share capital) in a private placement, i.e., to the benefit of qualified investors or a limited circle of investors pursuant to paragraph 1° of Article L. 411-2 II of the French Monetary and Financial Code. This Resolution would allow the Company to obtain additional financing and extend the maturity date of its indebtedness by issuing bonds convertible into ordinary shares.
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COMBINED SHAREHOLDERS’ MEETING 13 JUNE 2023
The total nominal amount of the share capital increases which might be made under this delegation may not exceed €158,122.82 (representing 10% of the share capital as of February 23, 2023 (date on which the last share capital modification was acknowledged by the Board of Directors) or, in any event, exceed the limits provided by the regulations applicable on the issuance date. For example, on the date of this shareholders’ meeting, the issuance of equity securities pursuant to an offer under Article L. 411-2 II of the French Monetary and Financial Code would be limited to 20% of the Company capital per year, with this capital being assessed on the date of the decision of the Board of Directors to use this delegation. In the event that shareholders approve this Resolution and our management determines to pursue a private placement of convertible bonds, we would consider implementing several protections to address potential dilution of our existing shareholders, including (i) implementing net share settlement for the redemption of the convertible bonds; (ii) proactively managing dilution; and (iii) potentially, subject to market and regulatory conditions, repurchasing our shares concurrently with the convertible bond issuance.
Any additional amount of the shares issued, pursuant to legal, regulatory or, as applicable, contractual requirements, to protect the rights of the holders of securities and other rights giving access to shares shall be added to this maximum amount. The nominal amount of any share capital increase completed pursuant to this Resolution will be deducted from the overall limit set forth in Resolution 25.
The aggregate nominal amount of debt securities giving access to the Company’s share capital that may be issued cannot exceed $500.000.000 (or the corresponding value of this amount for an issuance in a foreign currency), which shall be deducted from the global amount set by Resolution 25.
We also propose that you delegate to the Board of Directors the authority to determine the issuance price of the shares which may be issued under this delegation, provided that such issuance price shall be at least equal to the volume-weighted average price of the ADSs on the Nasdaq Global Market over the course of the five trading days preceding the fixing of the issue price, subject to a maximum discount of 5%, as determined by the Board of Directors.
This delegation would be granted for 26 months (i.e., until August 12, 2025) and will supersede the corresponding delegation granted by the shareholders’ meeting of June 15, 2021 which, in the absence of a favorable vote, will expire on August 14, 2023, and may, as the case may be, impair the Company’s ability to obtain appropriate financing to execute on its strategic objectives.
In this respect, the Board of Directors informs you that it has not made use of the corresponding delegation that was granted by the shareholders’ meeting on June 15, 2021.

3)Resolution 22: Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase without shareholders’ preferential subscription rights pursuant to resolutions 20 and 21 above (“green shoe”)
The purpose of this Resolution 22 is to allow the Board of Directors to grant a customary over-allotment option for any issuance pursuant to Resolutions 20 and 21. Any share capital increase pursuant to this delegation would be at the same price, and limited to 15% of the initial share issuance.
The nominal amount of any capital increase which may be made pursuant to this delegation would be deducted from the global limit set forth in Resolution 25.

4)Resolution 23: Delegation of authority to be granted to the Board of Directors in order to increase the Company’s share capital through incorporation of premiums, reserves, profits or any other amounts that may be capitalized
The purpose of this Resolution is to delegate to the Board of Directors, with the right to sub-delegate in accordance with applicable law, the authority to increase the share capital, on one or more occasions, through the incorporation into the share capital of premiums, reserves, profits or other amounts that may be capitalized as well as by the issuance and the free grant of new shares or the increase of the par value
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COMBINED SHAREHOLDERS’ MEETING 13 JUNE 2023
of the existing shares, or by using a combination of these two methods, with said shares granting the same rights as the former shares, except for (if applicable) the dividend entitlement date. The implementation of such share capital increase will not have any dilutive impact on our shareholders, as all shareholders would be treated equally.
This delegation would in particular enable the Company to implement a share capital increase by increasing the par value of the Company's shares, without having recourse to its shareholders, or to proceed, as the case may be, to an adjustment of the share capital amount or of the par value of shares in case of operations requiring such adjustment (reverse stock split, for instance).
The total nominal amount of any share capital increases pursuant to this Resolution shall not exceed €158,122.82 (i.e., representing 10% of the share capital as of February 23, 2023 (date on which the last share capital modification was acknowledged by the Board of Directors)). This delegation will be granted for 26 months (i.e., until August 12, 2025) and would supersede the corresponding delegation granted by the shareholders' meeting of June 15, 2021 which, in the absence of a favorable vote, will expire on August 14, 2023.
In this respect, the Board of Directors informs you that it has not made use of the corresponding delegation that was granted by the shareholders’ meeting on June 15, 2021.

5)Resolution 24: Capital increase reserved for the employees of group savings plan
Pursuant, to Articles L. 225-129 et seq. and L. 225-138-1 of the French Commercial Code and Articles L. 3332-1 et seq. of the French Labor Code, the Board of Directors is required to submit to the approval of the shareholders’ meeting a resolution to authorize the Board of Directors to increase the Company’s share capital through the issuance of shares and securities giving access to the share capital of the Company for the benefit of employees who are members of a Company savings plan (plan d’épargne d’entreprise).
In this context, we propose that the total nominal amount of the share capital increases under this delegation not exceed €47.436,84, representing 3% of the share capital as of February 23, 2023 (date on which the last share capital modification was acknowledged by the Board of Directors) (any additional amount of the shares issued, pursuant to legal, regulatory or, as applicable, contractual requirements, to protect the rights of the holders of securities and other rights giving access to shares shall be added to this maximum amount).
The nominal amount of any capital increase which may be made pursuant to this delegation would be deducted from the global limit set forth in Resolution 25.
The total nominal amount of the issuances of securities representing debt claims giving access to the share capital pursuant to this Resolution shall not exceed $500,000,000 (or the equivalent of this amount in case of issuance in another currency) and will be deducted from the global limit set forth in Resolution 25.
The issuance price of the new shares or securities giving access to the share capital would be determined by the Board of Directors pursuant to Articles L. 3332-18 to L. 3332-23 of the French Labor Code. For the benefit of the members of a company savings plan, the preferential subscription right of the shareholders to the shares or securities would be eliminated.
To date, we have not implemented any company savings plans involving equity of the Company and thus employees have not received any shares thereunder.
However, approving this Resolution will enable our Board of Directors to adopt such a company plan if it determines in the future that such a plan is appropriate to strengthen employees and shareholders alignment.

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COMBINED SHAREHOLDERS’ MEETING 13 JUNE 2023
6)Resolution 25: Approval of the overall limits on the amount of ordinary shares to be issued pursuant to the delegations in Resolutions 20, 21, 22, 23 and 24

The Board of Directors proposes to set at €158,122.82, representing 10% of the share capital as of February 23, 2023 (date on which the last share capital modification was acknowledged by the Board of Directors), the aggregate maximum amount of the share capital increases which could be made under Resolutions 20, 21, 22, 23 and 24. We believe that this amount strikes the correct balance between protecting our existing shareholders and providing the Company sufficient flexibility in order to achieve its strategic objectives, including in terms of external growth.

The aggregate nominal amount of debt securities giving access to the Company’s share capital that may be issued pursuant to Resolutions 20, 21, 22, 23 and 24 cannot exceed $500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency).
The Board of Directors intends, whenever possible, to grant the shareholders a priority subscription period for issuances carried out pursuant to these delegations.

4.Amendment of Article 15 “Board Observers” of the by-laws [resolutions 26]

Pursuant to Resolution 26, we are asking you to amend Article 15 of the by-laws of the Company in order to provide that the two-year term of office of an Observer can be reduced in the appointment decision. This would allow the Board of Directors to appoint an Observer only until the holding of the next shareholders’ meeting, as is usually the case in practice.

__________________________

The Board of Directors

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COMBINED SHAREHOLDERS’ MEETING 13 JUNE 2023
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Appendix: Executive Compensation
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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The following compensation discussion and analysis provides comprehensive information and analysis regarding our executive compensation program for 2022 for our named executive officers and provides context for the decisions underlying the compensation reported in the executive compensation tables in this proxy statement. For 2022, our named executive officers included (i) our principal executive officer; (ii) our principal financial officer; and (iii) our other executive officer, other than the principal executive officer and the principal financial officer, who was serving as of the end of the fiscal year. Unless otherwise noted, titles referred to in this section are as of December 31, 2022. For the year ended December 31, 2022, our named executive officers were:

Megan Clarken	Chief Executive Officer (principal executive officer)
Sarah Glickman	Chief Financial Officer (principal financial officer)
Ryan Damon	Chief Legal and Corporate Affairs Officer
We believe that we have a strong team of executives who have the ability to execute our strategic and operational priorities. The combination of strong executive leadership and highly talented and motivated employees played a key role in our solid financial performance in 2022 in a challenging context, as described below.
2022 Financial and Operating Results
We are a global technology company powering the world’s marketers with trusted and impactful advertising. We operate at the intersection of ecommerce, digital marketing and media monetization. We enable brands’ and retailers’ growth by providing best-in-class marketing and monetization services on the open Internet. We do this by activating commerce data through artificial intelligence technology, reaching consumers on an extensive scale across all stages of the consumer journey, and generating advertising revenues from consumer brands for large retailers. Our vision is to build the world’s leading Commerce Media Platform to deliver measurable business outcomes at scale for global brands, agencies and retailers across multiple marketing goals. Our privacy-safe data is pooled among our clients and publishers and offers deep insights into consumer intent and purchasing habits. To drive trusted and impactful advertising, we activate our data assets in a privacy-by-design way through proprietary artificial intelligence technology to engage consumers in real time with highly relevant digital advertisements across devices and environments.
2022 Financial Results:
Our 2022 performance was impacted by several developments that included significant adverse foreign exchange headwinds, incremental signal loss impacts, accrual of a potential liability for alleged GDPR violations, and the cessation of our business in Russia, leading to a year-over-year net income decrease of 92% from $138 million in 2021 to $11 million in 2022. Notwithstanding those developments:
•Revenue decreased 11% from $2.254 billion in 2021 to $2.017 billion in 2022 as our clients continued to migrate to Criteo's platform (where revenue is accounted for on a net basis);
•Gross profit increased 2% year-over-year, from $782 million in 2021 to $795 million in 2022;
•Contribution excluding traffic acquisition costs, which we refer to as Contribution ex-TAC, which is a non-GAAP financial measure, increased by 1% year-over-year, or 10% at constant currency, from $921 million in 2021 to $928 million in 2022;
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•Adjusted EBITDA, which is a non-GAAP financial measure, decreased by 17%, from $322 million in 2021 to $267 million in 2022; and
•Our ADSs representing one ordinary share of the Company on the Nasdaq Stock Market decreased in value 33% over 2022 but outperformed the Nasdaq Internet Index by nearly 17%.
Contribution ex-TAC and Adjusted EBITDA are non-GAAP measures. Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from gross revenue and reconciled to gross profit through the exclusion of other cost of revenue. We define Adjusted EBITDA as our consolidated earnings before interest, taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring-related and transformation costs, acquisition-related costs and deferred price consideration. Traffic acquisition costs consist primarily of purchases of impressions from publishers on a CPM basis. We purchase impressions directly from publishers or third-party intermediaries, such as advertising exchanges. We recognize cost of revenue on a publisher by publisher basis as incurred. Costs owed to publishers but not yet paid are recorded in our consolidated statements of financial position as trade payables. Please refer to the “Non-GAAP Financial Measure Reconciliation” section in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for a reconciliation of gross profit to Contribution ex-TAC and net income to Adjusted EBITDA, in each case the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the 2021 average exchange rates for the relevant period to 2022 figures.
The following charts show the growth of our revenue, Contribution ex-TAC, gross profit, net income, Adjusted EBITDA and cash flow from operating activities over the past three years:
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The significant decrease in net income primarily reflects the loss contingency related to the CNIL matter as described in the Company's 10K filed on February 24, 2023.

2022 Operating Results:
We are now reporting results for three reportable segments: Marketing Solutions, Retail Media and Iponweb. Our operating results include:
•Criteo’s media spend activated* by the Commerce Media Platform for marketers and media owners was $3.3 billion in 2022;
•Criteo had 750 million Daily Active Users (DAUs), over 60% of which on the web are addressable through media owners we have direct access to, as we continue to build Criteo’s first-party media network;
•We ended the year with approximately 21,600 clients globally, while maintaining an average client retention rate (as measured on a quarterly basis) of approximately 90% over the past three years;
•Retail Media Contribution ex-TAC grew 29% year-over-year (or 33% on a constant currency basis) and same-retailer Contribution ex-TAC retention was 130% in 2022;
•Marketing Solutions Contribution ex-TAC decreased 10% year-over-year (or was flat on a constant currency basis; and
•Iponweb Contribution ex-TAC of $52 million reflects five months of contribution following the closing of that acquisition on August 1, 2022.
*Activated media spend is defined as the sum of our Marketing Solutions revenue and the media spend activated on behalf of our Retail Media clients and the media spend activated by Iponwweb.

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2022 Executive Compensation Highlights
Highlights of our executive compensation program for 2022 include:
•We continue to maintain rigorous short- and long-term incentive compensation programs for our executive officers to ensure fair ongoing pay-for-performance outcomes and strong alignment with our shareholders:
•In fiscal year 2022, in spite of several industry and macroeconomic challenges and in midst of a strategic M&A transaction (the acquisition of Iponweb), the Board of Directors determined that our named executive officers exemplified impressive leadership both in driving a transformation of our businesses and building long-term shareholder value;
•We paid annual incentive bonuses to our active named executive officers with funding at between 45%-50% of target based on our achievement of quantitative (Company financial performance) metrics and the named executive officers’ achievement of qualitative metrics;
•We updated our compensation peer groups to maintain alignment with key attributes of the Company (including our industry, market capitalization and certain financial metrics, including annual revenue and annual revenue growth), and determined executive compensation levels with reference, in part, to these reasonably comparable groups; and
•We continued the practice by which a majority of our executive officers’ target total direct compensation opportunity is performance-based and variable paid in the form of both short-term incentives and long-term equity-based incentives, including PSUs and RSUs. Our long-term equity incentive awards vest over four years, and generally only provide realizable pay opportunities for executives with demonstrated growth in Company value over time or achievement of measurable, objective, pre-determined performance goals.

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Executive Compensation Policies and Practices
We maintain several policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy:

What We Do	What We Don’t Do
✓ Clawback policy allows recoupment of incentive compensation paid to executive officers if our financial statements are the subject of a restatement or in the event of misconduct
✓  Performance-based equity incentives with long-term vesting requirements
✓  Performance-based annual incentive bonus
✓  Caps on performance-based cash and equity compensation
✓  Annual compensation program review and, where appropriate, alignment with our compensation peer group; review of external competitive market data when making compensation decisions
✓  Significant portion of executive compensation contingent upon corporate performance, which directly influences stockholder return
✓  Four-year equity award vesting periods, including a two-year initial vesting cliff for PSUs
✓  Prohibition on short sales, hedging of stock ownership positions and transactions involving derivatives of our ADSs
✓  Limited executive perquisites
✓  Independent compensation consultant engaged by our compensation committee
✓  Annual board and committee self-evaluations
✓  Rigorous Section 16 executive officer share ownership requirement guidelines
✓  Maintain non-employee director share ownership requirement guidelines

✗ No “single-trigger” change of control benefits
✗ No post-termination retirement or pension non-cash benefits or perquisites for our executive officers that are not available to our employees generally
✗ No tax “gross-ups” for change of control benefits
✗ No employment agreements with executive officers that contain guaranteed salary increases or equity compensation rights
✗ No discounted stock options or option re-pricings without shareholder approval
✗ No payment or accrual of dividends on unvested stock options, PSU or RSU awards

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Executive Pay Mix
The charts below show the target total pay mix for each of Ms. Clarken, our current Chief Executive Officer, Ms. Glickman, our current Chief Financial Officer and Mr. Damon, our current Chief Legal and Corporate Affairs Officer. The long-term compensation presented below is based on grant date fair values, and there is no assurance that these amounts will reflect their actual economic value or that such amounts will ever be realized.
The charts illustrate the overall predominance of performance-based compensation and variable (as opposed to fixed) long-term incentive compensation through performance-based annual incentives and equity awards in our executive compensation program. We believe that this weighting of components allows us to reward our executives for achieving or exceeding our financial, operational and strategic performance goals, and align our executives’ long-term interests with those of our shareholders.

2022 CEO Pay Mix
9%
9%
41%
41%
0%
20%
40%
60%
80%
100%
Base salary
Cash Bonus
RSU's
PSU's

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2022 CFO Pay Mix
15%
11%
37%
37%
0%
20%
40%
60%
80%
100%
Base salary
Cash Bonus
RSU's
PSU's

2022 CLCAO Pay Mix
19%
13%
34%
34%
0%
20%
40%
60%
80%
100%
Base salary
Cash Bonus
RSU's
PSU's

For more information on the pay mix for our named executive officers, please see “Compensation Tables—Summary Compensation Table.”

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Compensation Philosophy and Objectives
Pay for Performance
Our philosophy in setting compensation policies for our executive officers has four fundamental objectives:
•to attract and retain a highly skilled team of executives in competitive markets;
•to reward our executives for achieving or exceeding our financial, operational and strategic performance goals;
•to align our executives’ long-term interests with those of our shareholders; and
•to provide compensation packages that are both competitive and reasonable relative to our peers and the broader competitive market.
The compensation committee and the Board of Directors believe that executive compensation should be directly linked both to annual improvements in corporate performance and to accomplishments that are expected to increase shareholder value over time. Historically, the Board of Directors has compensated our executive officers through three direct compensation components: base salary, an annual incentive bonus opportunity and long-term equity-based incentive compensation. The compensation committee and the Board of Directors believe that cash compensation in the form of base salary and an annual incentive bonus opportunity provides our executive officers with short-term rewards for success in operations, and that long-term incentive compensation in the form of equity awards increases retention and aligns the objectives of our executive officers with those of our shareholders with respect to long-term performance. Since 2021, long-term equity compensation for our executive officers has consisted of RSU and PSU awards, though a stock option plan remains available for future equity award consideration. For more information, please see “—Long Term Incentive Compensation.”
Participants in the Compensation Process
Role of the Compensation Committee and the Board of Directors
In accordance with French law, committees of our Board of Directors have an advisory role for matters falling into the competence of the Board of Directors under French law and can only make recommendations to our Board of Directors in this respect. As a result, while our compensation committee is primarily responsible for our executive compensation program, including establishing our executive compensation philosophy and practices, as well as determining specific compensation arrangements for the named executive officers, final approval by our Board of Directors is required on such matters. The Board of Directors’ decisions and actions regarding executive compensation referred to throughout this Compensation Discussion and Analysis are made following the compensation committee’s comprehensive in-depth review, analysis and recommendation.
The Board of Directors approves the performance goals recommended by the compensation committee under the Company’s annual and long-term incentive plans and achievement by our executive officers of these goals. While the compensation committee draws on a number of resources, including, input from Ms. Clarken, our Chief Executive Officer (other than with respect to her own compensation), and Compensia, the compensation committee’s independent compensation consultant, to make decisions regarding our executive compensation program, the compensation committee is responsible for making the ultimate recommendation to be approved by the Board of Directors. The compensation committee relies upon the judgment of its members in making recommendations to the Board of Directors after considering several factors, including recommendations of the chairperson of the Board of Directors and the Chief Executive Officer with respect to the compensation of executive officers (other than with respect to her own compensation), Company and individual performance, perceived criticality, retention
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objectives, internal fairness, current compensation opportunities as compared to similarly situated executives at peer companies (based on a review of competitive market analyses prepared by Compensia) and other factors as it may deem relevant.
Role of Compensation Consultant
The compensation committee retains the services of Compensia as its independent compensation consultant. The mandate of the compensation consultant includes assisting the compensation committee in its review of executive and director compensation practices, including analysis of competitive market practices and the competitiveness of our executive officer pay levels, design of the Company’s annual and long-term incentive compensation plans, and executive compensation design. The compensation committee is responsible for oversight of the work of Compensia and annually evaluates the performance of Compensia. The compensation committee has discretion to engage and terminate the services provided by Compensia.
At its meeting in October 2022, the compensation committee assessed the independence of Compensia pursuant to SEC and Nasdaq rules, and concluded that no conflict of interest exists that would prevent Compensia from serving as an independent consultant to the compensation committee.
Role of Chief Executive Officer
Ms. Clarken attended compensation committee meetings and worked with the chair of the compensation committee and Compensia to develop compensation recommendations for the executive officers (excluding Ms. Clarken), based upon individual experience and breadth of knowledge, individual performance during the year and other relevant factors. The compensation committee works directly with Compensia to recommend to the Board of Directors compensation actions for individuals holding the position of Chief Executive Officer. In accordance with Nasdaq rules, the charter of the compensation committee provides that individuals holding the position of Chief Executive Officer are not present during deliberations or voting concerning their own compensation.
Use of Competitive Market Data
The compensation committee draws on a number of resources to assist in the evaluation of the various components of the Company’s executive compensation program, including an evaluation of the compensation practices at peer companies. The compensation committee uses data from this evaluation to ensure that our compensation practices are competitive in the marketplace and to assess the reasonableness of compensation.
Our peer companies in 2022 were provided to the compensation committee by Compensia, then selected by the compensation committee and subsequently approved by the Board of Directors. Each year, the compensation committee reviews our peer group with the assistance of Compensia and updates the peer group as appropriate. The companies comprising the peer group for 2022 were selected on the basis of their comparability to Criteo in terms of broad industry (public software and services companies focused on digital media/advertising in the United States and public software/technology companies more broadly in Europe, given the more limited number of comparable companies in the European market), geographic location, market capitalization, financial attributes (including revenue, revenue growth, comparable gross margin and cash flow), number of employees and other relevant factors.
Based on this evaluation, the compensation committee selected the peer companies in the following table for 2022. Given the Company’s unique position as a French company publicly-listed on the Nasdaq Global Market in the United States with certain executives based in Europe, the compensation committee determined that it was appropriate to develop both U.S. and international peer groups. The peer companies generally had revenues up to two times the Company’s revenue, and market capitalization between a quarter to four times the Company’s market capitalization.
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U.S. Peers

Blackbaud	LiveRamp Holdings	QuinStreet
Box	Mandiant	Quotient Technology
Cars.com	Magnite	Thryv Holdings
Cardlytics	MicroStrategy	TripAdvsior
CarGurus	New Relic	Verint Systems
Commvault Systems	Nutanix	Yelp
Cornerstone OnDemand	QAD	Ziff Davis
European Peers

Auto Trader Group	Mimecast	S4 Capital plc
Cimpress	Opera	Scout24 SE
GlobalData plc	Playtech plc	Talend S.A.
Micro Focus International plc	Rightmove plc	Trivago N.V.
Changes to our U.S. peer group from 2021 to 2022 include the addition of Cardlytics, New Relic and Thryv Holdings and the removal of Cloudera, Endurance International and Real Page. Changes to our European peer group from 2021 to 2022 include the addition of GlobalData plc, Micro Focus International andS4 Capital plc and the removal of Sophos and Travelport Worldwide. These changes result in a peer group that we believe is more closely aligned with Criteo’s financial and value criteria.
In addition to reviewing data drawn from these peer groups, the compensation committee also reviews competitive compensation data from broader Radford Global Compensation surveys and Compensia databases. To assist the Company in making its executive compensation decisions for 2022, Compensia evaluated competitive market practices, considering base salary, target annual incentives as a percentage of base salary, annual incentive plan structures, target total cash compensation, target annual long-term incentive grant date fair values, equity award mixes, equity award structures and target total direct compensation.
In general, our Board of Directors seeks to set executives’ total cash compensation (base salary plus target annual incentive bonus) and long-term incentive compensation at levels that are competitive with our peers (based on its review of the compensation data for executives with similar roles in the Company’s peer groups) and, in the case of long-term incentive compensation, at a level competitive with our peers and significant enough to ensure strong alignment of our executive officers’ interests with those of our shareholders.
However, the compensation committee does not formally “benchmark” our executive officers’ compensation to a specific percentile of our peer group. Instead, it considers competitive market data as one factor among many in its deliberations. The compensation committee exercises independent judgment in determining appropriate levels and types of compensation to be paid based on its assessment of several factors, including recommendations of the Chief Executive Officer with respect to the compensation of executive officers (other than their own compensation), Company and individual performance, perceived criticality, retention objectives, internal fairness, current compensation opportunities as compared with similarly situated executives at peer companies (based on review of competitive market analyses prepared by Compensia) and other factors as it may deem relevant.
Prior Year Say-On-Pay Results
At the 2022 Annual General Meeting, shareholder votes expressed a preference for the say-on-frequency proposal to hold an advisory vote to approve executive compensation on an annual basis. In
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light of this vote, the Company’s Board of Directors determined that the Company will continue to hold an advisory vote to approve executive compensation on an annual basis until the next required say-on-frequency vote, which will be held at the 2028 Annual General Meeting.
Our executive compensation program received significant shareholder support and was approved, on a non-binding advisory basis, by approximately 97.8% of the votes cast at the 2022 Annual General Meeting. We value feedback from our shareholders on our executive compensation program and corporate governance policies and welcome input, as it impacts our decision-making. We believe that ongoing engagement builds mutual trust with our shareholders and we will continue to monitor feedback from our shareholders and may solicit outreach on our programs, as appropriate.
In 2022, our management team continued to frequently engage with the investment community, hosting and participating in 181 investor events, including during roadshows and conferences as well as phone calls and meetings with approximately 183 firms. Shareholders we spoke to jointly represented about 80% of floating shares as of December 31, 2022. In 2022, we engaged with shareholders to discuss corporate governance, board composition, executive compensation, business strategy and other ESG-related topics. In such engagements, investors’ feedback and suggestions on our executive compensation program were regularly heard and taken into consideration. Our shareholders generally favored our existing executive compensation levels and objective, predetermined performance-based incentive structures, which, to a large extent, explains why our executive compensation programs have remained relatively consistent in 2022 with our 2021 programs. Based on future feedback from our shareholders, our compensation committee and Board of Directors will consider potential shareholders’ feedback and take them into account in future determinations concerning compensation of our named executive officers.
Elements of Executive Compensation Program
In 2022, as in prior years, our executive compensation program consisted of three principal elements:
•Base salary
•Annual incentive
•Long-term incentives

Base Salary
Base salary is the principal fixed element of an executive officer’s annual cash compensation during employment. The level of base salary reflects the executive officer’s skills and experience and is intended to be on par with other job opportunities available to such executive officer. Given the industry in which we operate and our compensation philosophy and objectives, we believe it is important to set base salaries at a level that is both competitive with our peer group in order to retain our current executives and reasonable, and to hire new executives when and as required. However, our review of the competitive market data is only one factor in setting base salary levels. In addition, the compensation committee also considers the following factors:
•individual performance of the executive officer, as well as overall performance of the Company, during the prior year;
•level of responsibility, including breadth, scope and complexity of the position;
•years and level of experience and expertise and location of the executive officer;
•internal review of the executive officer’s compensation relative to other executives to contemplate internal fairness considerations; and
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•in the case of executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.
Base salaries for our executive officers are determined on an individual basis at the time of hire. Adjustments to base salary are considered annually based on the factors described above.
2021-2022 Base Salaries
The base salaries of the named executive officers for 2021 and 2022 were:

Name	Position	2022 Base Salary (USD)	2021 Base Salary (USD)
Megan Clarken	Chief Executive Officer	$650,000	$650,000
Sarah Glickman	Chief Financial Officer	$465,000	$450,000
Ryan Damon	Chief Legal and Corporate Affairs Officer	$440,000	$427,000

Annual Incentive
The Company provides our executive officers with the opportunity to earn annual cash bonus awards pursuant to the Executive Bonus Plan (“EBP”), which are specifically designed to motivate our executive officers to achieve pre-established Company-wide goals set by the Board of Directors and to reward them for individual results and achievements in a given year.
The EBP is intended to provide structure and predictability regarding the determination of performance-based cash bonuses. Specifically, the EBP seeks to:
•help attract and retain a high quality executive management team;
•increase management focus on challenging yet realistic goals intended to create value for shareholders;
•encourage management to work as a team to achieve the Company’s goals; and
•provide incentives for participants to achieve results that exceed Company goals.
Pursuant to the EBP, the annual cash bonus opportunities for our executive officers are approved on an annual basis by the Board of Directors. The Company goals, their relative weighting, and the relative weighting for each of the individual performance goals of the executive officers, if applicable, are also established by the Board of Directors at the beginning of the year, upon recommendation of the compensation committee, shortly after the Board of Directors has approved our annual operating plan.
Under the EBP, the Board of Directors has the discretion to determine the extent to which a bonus award will be adjusted based on an executive officer’s individual performance or such other factors as it may, in its discretion, deem relevant. An executive officer’s bonus award may be adjusted downward to zero by the Board of Directors based on a review of factors including individual performance. The Board of Directors is not required to set individual qualitative goals for a given year.

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2022 Annual Bonus Incentive
The performance measures and related target levels for the 2022 EBP, which reflected performance requirements set at the start of the year in the Company’s annual operating plan, were developed by the compensation committee and approved by the Board of Directors at meetings held in February 2022. In the first quarter of 2022, the Board of Directors, on the recommendation of the compensation committee, set two shared quantitative goals applicable to all of the named executive officers (weighted 80%, collectively) and individual qualitative goals for each of our named executive officers (weighted 20%). All of our named executive officers participated in the 2022 EBP.
Quantitative Goals
The quantitative measures selected for the 2022 EBP were the 2022 achievement of financial targets in (i) Contribution ex-TAC,* measured at constant currency, and (ii) Adjusted EBITDA (on an absolute basis but adjusted to remove the impact of currency fluctuations). These measures were selected by the Board of Directors because Contribution ex-TAC and Adjusted EBITDA are the key measures it uses to monitor the Company’s financial performance. In particular, our strategy focuses on maximizing the growth of our Contribution ex-TAC on an absolute basis over maximizing our near-term gross margin, as we believe this focus builds sustainable long-term value for our business by fortifying a number of our competitive strengths, including access to advertising inventory, breadth and depth of data and continuous improvement of the Criteo AI Engine’s performance, allowing it to deliver more relevant advertisements at scale. In 2022 (as in 2017, 2018, 2018 and 2021), the Contribution ex-TAC measure and Adjusted EBITDA measure were given equal weight of 40% and 40%, respectively (collectively 80% for the quantitative goals). In setting the payout scale for both the Contribution ex-TAC portion and the Adjusted EBITDA portion of the quantitative goals, our compensation committee took into consideration the known and perceived challenges for the Company and the overall advertising technology industry for 2022, while remaining in line with market practices. The goals were set to be challenging, yet achievable. Finally, when determining quantitative performance, the Company's reported Contribution ex-TAC for 2022 is adjusted for EBP purposes by using the same exchange rate as was used to establish the Contribution ex-TAC targets in February 2022.
*Contribution ex-TAC is a non-GAAP financial measure of profitability.
The EBP does not distinguish between organic and inorganic (acquired through M&A) financial contributions for purposes of the achievement of quantitative goals when calculating the extent to which an annual cash bonus is earned. All consolidated results are included. The rationale for this approach is to incent the management team to identify and execute upon value-enhancing M&A opportunities - particularly for companies (such as Criteo) undergoing a strategic transformation. In December 2021, the Company had reached agreement to acquire Iponweb with the closing expected to occur in the first quarter of 2022. In February 2022 - when the quantitative goals within the 2022 annual incentive were determined - the timing and (in light of the geopolitical situation in Ukraine and Russia) the likelihood of the Company's acquisition of Iponweb were highly uncertain. As a result, the Committee did not include any expected contribution from Iponweb in the 2022 quantitative targets in the EBP, but the acquisition did ultimately close in Q3 2022, and Iponweb contributions were included in the Company's 2022 financial results for five months starting in August 2022. As described below, the Committee also analyzed the Company's net results without the contribution of Iponweb, and, based on the Committee's recommendation, the Board elected to exercise downward discretion to pay out the Contribution ex-TAC component at threshold and reduce the bonuses otherwise payable to the named executive officers to align their bonuses with the Committee's and the Board's view of underlying company performance in 2022.

The payout scale on the Contribution ex-TAC portion of the quantitative goals determined in 2022 was as follows, with Contribution ex-TAC growth measured, in each case, on a constant-currency basis:
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•If 2022 Contribution ex-TAC was below $949 million, the payout on the Contribution ex-TAC portion of the qualitative goals would have been zero;
•If 2022 Contribution ex-TAC was between $949 million and the $1,020 million target, the payout on the Contribution ex-TAC portion of the quantitative goals would be between 50% and 100% of target;
•If 2022 Contribution ex-TAC was between the $1,020 million target and the $1,091 million stretch target, the payout on the Contribution ex-TAC portion of the quantitative goals would be between 100% and 150% of target;
•If Contribution ex-TAC growth was between the $1,091 million stretch target and the $1,127 million maximum target, the payout on the Contribution ex-TAC portion of the quantitative goals would be between 150% and 200% of target; and
•If Contribution ex-TAC growth was $1,127 million greater, our executives could achieve the maximum payout on the Contribution ex-TAC portion of the quantitative goals, which was 200%.
Viewed in terms of required year-over-year growth, the Contribution ex-TAC portion of the 2022 quantitative goals would require a minimum of 3.9% growth to receive any portion of this component of the annual cash bonus and 11.7% growth for a target level payout.

2021 Contribution ex-TAC* ($ millions)	2022 Contribution ex-TAC Targets*
	Threshold		Target		Stretch		Max
	Amount ($ millions)	Required Growth	Amount ($ millions)	Required Growth	Amount ($ millions)	Required Growth	Amount ($ millions)	Required Growth

913.3	949	3.9%	1,020.00	11.7%	1,091.00	19.5%	1,127.00	23.4%

*Presented in constant currency. 2021 reported Contribution ex-TAC was $920.8 million.
The payout scale on the Adjusted EBITDA portion of the quantitative goals determined in 2022 was as follows, in each case calculated on an absolute basis and excluding currency impacts:
•If Adjusted EBITDA for 2022 was less than $301 million, the payout on the Adjusted EBITDA portion of the quantitative goals would have been zero;
•If Adjusted EBITDA for 2022 was between $301 million and the $342 million target, the payout on the Adjusted EBITDA portion of the quantitative goals would be between 50% and 100% of target;

•If Adjusted EBITDA for 2022 was between the $342 million target and the $383 million stretch target, the payout on the Adjusted EBITDA portion of the quantitative goals would be between 110% and 150% of target;
•If Adjusted EBITDA for 2022 was between the $383 million stretch target and the $407 million maximum target, the payout on the Adjusted EBITDA portion of the quantitative goals would be between 150% and 200% of target; and
•If Adjusted EBITDA for 2022 was $407 million or greater, our executives could achieve the maximum payout on the Adjusted EBITDA portion of the quantitative goals, which was 200%.
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2021 Adjusted Ebitda ($ millions)	2022 Adjusted EBITDA Targets
	Threshold		Target		Stretch		Max
	Amount ($ millions)	Required Growth	Amount ($ millions)	Required Growth	Amount ($ millions)	Required Growth	Amount ($ millions)	Required Growth

322.5	301	(6.7)%	342	6.0%	383	15.8%	407	26.2%

The quantitative goals determined in February 2022 and the achievement levels for such goals were designed to ensure proper alignment between the 2022 EBP and the internal 2022 financial plan supporting the guidance that we published at the beginning of 2022.

The chart below sets forth the quantitative goals determined in early 2022 and the achievement levels for such goals, as well as actual Company performance for 2022 against which executive performance was measured.

		Payout Scale
Performance Measure	Weight	50%	100%	150%	200%	Actual	Growth	Bonus Factor Achievement	Plan Payout (Percent of Target)	Board Approved Payout (Percent of Target)
2022 Contribution ex-TAC*	40%	$949 million	$1,020 million	$1,091 million	≥$1,127 million	$990 million*	10.9%	78.9%	31.6%	20%
2022 Adjusted EBITDA*	40%	$301 million	$342 million	$383 million	≥$407 million	$290 million	-17.2%	0%	0%	0%
*Calculated on a constant currency basis and using the same exchange rate as was used to set the targets in February 2022. The Company's as reported constant currency Contribution ex-TAC was $1,012.6 million.

As shown above, 2022 Contribution ex-TAC $990 million at constant currency, which resulted in a 78.9% payout for the Contribution ex-TAC portion of the quantitative goals, and Adjusted EBITDA was $290 million, which was below threshold and as such entitled each EBP participant to no bonus with respect to the Adjusted EBITDA portion of the quantitative goals. This resulted in a total of 39.5% on the quantitative measures. As discussed earlier, the EBP allows the Board of Directors to exercise discretion when determining the extent to which an Award shall be adjusted based on a participant’s individual performance or such other factors as it may, in its discretion, deem relevant, including downward to zero. In the case of 2022, the Committee also analyzed the Company's net results without the contribution of Iponweb. Based on the Committee's recommendation, the Board of Directors decided to exercise that discretion to reduce the awards payable to EBP participants on the basis of the achievement of quantitative goals to reflect the fact that 2022's results were including the Iponweb acquisition which had not been factored into the original targets due to uncertainty regarding the timing and likelihood of the closing of the acquisition. The Board of Directors chose to reduce the quantitative component of the 2022 cash bonus to 20% of the total target bonus opportunity.
Qualitative Goals
Pursuant to the EBP, the Board of Directors selected individual qualitative goals for each of the 2022 EBP participants that were aligned to strategic performance objectives for those individuals. The qualitative goals were weighted 20% of the target bonus opportunity, and this component is evaluated at the discretion of the Board of Directors. These qualitative goals for 2022 were determined for Ms. Clarken, Ms. Glickman and Mr. Damon in the first half of 2022 by the compensation committee with the intent to be rigorous and difficult to achieve. The qualitative goals for 2022 included: (i) for Ms. Clarken,
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delivering against the 2022 operating plan, continuing to develop and implement the Company's mid and long-term strategy to achieve future sustainable growth, maintain the overall health of the Company through the COVID-19 crisis, increasing the Company's external profile with its stakeholders, including shareholders, analysts, within its industry and with the new media, driving a high-performing, scalable, diverse and inclusive team, and fostering an environment and culture consistent with Criteo's values throughout the organization supporting collaboration and connections through and across teams; (ii) for Ms. Glickman, shifting the finance function to a dynamic, highly energized and effective global services model, supporting Criteo's business model and product roadmap, including achievement of the 2022 operating plan and the development of a robust three-year plan, designing, operationalizing and optimizing processes and tools, including a new billing platform and self-service analytics and reporting, providing innovative solutions and services to all parts of Criteo's business, including strategic support (i.e., product pricing, segregation, M&A) and operational support (i.e., real estate footprint evaluation and redesign), building rapport with the Board and the external investor community, and ensuring strategic alignment and driving shareholder value through, among others, participating in investor relations events, and driving a high-performing, scalable, diverse and inclusive team, and fostering a culture consistent with Criteo's values throughout the organization and through close teamwork within the leadership team; and (iii) for Mr. Damon, implementing robust, compliant and efficient client contracting / onboarding process that supports new go-to-market (GTM) strategy, Iponweb and a combined Marketing Solutions & Retail Media organization, tackling legal and policy issues with respect to identity and data use, building and executing the Company's corporate development pipeline and prioritizing and executing on game-changing partnerships and strategic alliances, continuing public affairs work to ensure new regulations are acceptable for Criteo and its industry, driving long-term shareholder and stakeholder value as well as a high-performing, scalable, diverse and inclusive team, fostering an environment and culture consistent with Criteo values throughout the organization supporting collaboration and connections through and across teams.
The compensation committee determined that the 2022 EBP participants exceeded the achievement of their respective qualitative objectives. The EBP, with Board of Directors approval, allows for over-achievement of qualitative objectives, provided that the total bonus cap of 200% of target is not exceeded, so individual payout results may vary based on individual performance outcomes. The compensation committee recommended, and the Board of Directors approved, a 25% payout with respect to Ms. Clarken, a 30% payout with respect to Ms. Glickman, and a 25% payout with respect to Mr. Damon, in each case, for the qualitative portion of the 2022 EBP.
    2022 Annual Cash Bonus Payouts
    The Board of Directors approved annual incentive bonus awards for each of the named executive officers as follows:

Name	Bonus Target as % of Base Salary	Bonus Target ($)	Quantitative Goals Achievement(% of Target)	Qualitative Goals Achievement(% of Target)	Total Bonus Achievement (% of Target)	Actual Payout Amount
Megan Clarken	100%	$650,000	20%	25%	45%	$292,500
Sarah Glickman	75%	$348,750	20%	30%	50%	$174,375
Ryan Damon	65%	$286,000	20%	25%	45%	$128,700

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Long-Term Incentive
Long-term incentives in the form of equity awards represent an important tool for the Company to attract industry leaders of the highest caliber in the technology industry and to retain them for the long term. The majority of our named executive officers’ target total direct compensation opportunity is provided in the form of long-term equity awards. We use equity awards to align our executive officers’ financial interests with those of our shareholders by motivating them to drive the achievement of both near-term and long-term corporate objectives.
Starting in 2018, the Board of Directors, after careful review by the compensation committee, resolved to use RSUs and PSUs to provide long-term incentives to executive officers pursuant to the Company's 2015 Time-Based Restricted Stock Unit Plan and 2015 Performance-Based RSU Plan. Time-based Restricted Stock Units (RSUs) and Performance Restricted Stock Units (PSUs) provide an appropriate balance between addressing retention objectives and driving corporate performance. The Board of Directors grants our executive officers additional equity awards each year as part of our annual review of our executive compensation program. The eligibility for, size of, and mix of any additional equity awards to each of our executive officers are determined on a discretionary basis taking into account the following factors:
•each executive officer’s individual performance assessment, the results and contributions delivered during the year, as well as his or her anticipated potential future impact;
•delivering equity values that are competitive, yet reasonable, when compared to the equity values delivered by the companies in our peer group to their executives with similar responsibility;
•delivering equity award mixes that take into account our peer and broader market practices and key investor and investor advisor guidelines;
•the size and vesting schedule of existing equity awards in order to maximize the long-term retentive power of additional awards;
•the size of each executive officer’s total cash compensation opportunity;
•the Company’s overall performance relative to corporate objectives; and
•the Company’s projected overall equity pool for the year and impact on available share reserves.
Based on the foregoing factors, the Board of Directors, upon recommendation of the compensation committee, determined that the regular 2022 long-term incentive compensation to be granted to Ms. Clarken, Ms. Glickman and Mr. Damon should consist of an equal mix of RSUs and PSUs.
The table below sets forth the equity awards granted by the Board of Directors to our named executive officers in 2022:
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Name	Shares Issuable Upon Vesting of PSUs Granted in 2022 (At Maximum)(1)	Shares Issuable Upon Vesting of RSUs Granted in 2022
Megan Clarken	140,239	93,492
Sarah Glickman	55,212	36,808
Ryan Damon	35,336	23,557

(1) The amounts of PSUs set forth in this column show the amounts originally granted to our named executive officers, which represents the maximum possible achievement at 150% of target. As set forth in the section below, 67% of target of Ms. Clarken's, Mr. Damon's, and Ms. Glickman's 2022 PSU awards were earned.

Performance Conditions and Vesting of PSU Grants
Our Ordinary Shares subject to the PSUs granted to the named executive officers are earned contingent upon the attainment of financial goals set by the Board of Directors. In 2022, Ms. Clarken, Mr. Damon and Ms. Glickman were granted assuming full potential (150% of target) 140,239, 35,336 and 55,212 PSUs, respectively, in the first quarter and the Board of Directors set 2022 Contribution Ex-TAC, Free Cash Flow and Revenues from Non-Retargeting Solutions goals for this grant. Following a review of prevailing market practice with the advice of Compensia, our Board of Directors grants these awards at 150% of target (i) to create a long-term incentive opportunity to reward over-performance and (ii) because any excess (unearned) portion of the grant will be recaptured (and returned to the equity pool) the following year well in advance of its vesting date. Below we have described the application of the 2022 financial goals that apply to Ms. Clarken’s, Mr. Damon’s and Ms. Glickman’s 2022 PSU grants.
Achievement in Contribution Ex-TAC, Free Cash Flow and Revenues from Non-Retargeting Solutions are important metrics used by the Board of Directors to measure the Company’s financial performance and creation of shareholder value given our current development stage, the significant growth opportunities ahead of us and the significant impact that high Contribution Ex-TAC, Free Cash Flow and Revenues from Non-Retargeting Solutions can have on the Company’s profitability and cash generation given the scalability of our operating model. As a result, given the increased focus that the Company is putting on optimizing the expense base and cash flow generation, the compensation committee and Board of Directors determined that growth in these three metrics, with equal weighting on each metric, was the appropriate performance measure for the 2022 PSU awards. Our compensation committee and Board of Directors believe that setting a one-year performance measurement period remains appropriate at this stage in the Company’s development and market conditions. This approach was balanced by the four-year vesting schedule to which any earned PSUs are subject, as discussed below.
The following table sets forth the 2022 Contribution Ex-TAC goal for the 2022 PSU awards.
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2022 Contribution Ex-TAC	Potential Percentage of PSUs Earned(1)(2)
<$949 million	0%
$949 million	50% (Threshold)
$1,020 million	100% (Target)
$1,091 million	150% (Max)
(1) Achievement is linear for Contribution Ex-TAC between tranches, and paid to one decimal point. Achievements below the threshold and above the maximum are rounded up or down accordingly, and capped at 100%.
(2) Every $1 million above the target from Contribution Ex-TAC Non-retargeting Solutions metric below will be added to Contribution Ex-TAC to bring Contribution Ex-TAC to the target level, if it is otherwise below target. However, both Contribution Ex-TAC and Contribution Ex-TAC Non-retargeting Solutions will be capped at 100% payout.

The following table sets forth the 2022 Free Cash Flow goal for the 2022 PSU awards.

2022 Free Cash Flow	Potential Percentage of PSUs Earned(1)
<$122 million	—
$122 million	50% (Threshold)
$150 million	100% (Target)
$195 million	150% (Max)
(1) Achievement is linear for Free Cash Flow between tranches, and paid to one decimal point. Achievements above the threshold and above the maximum are rounded up or down accordingly and capped at 150%

The following table sets forth the 2022 Revenues from Non-Retargeting Solutions goal for the 2022 PSU awards.

2022 Contribution Ex-TAC Non-Retargeting Solutions	Potential Percentage of PSUs Earned(1)(2)
<$321 million	0%
$321 million	50% (Threshold)
$357 million	100% (Target)
$411 million	150% (Max)
(1) Achievement is linear for Contribution Ex-TAC Non-retargeting Solutions between tranches, and paid to one decimal point. Achievements below the threshold and above the maximum are rounded up or down accordingly, and capped at 150%.
(2) Every $1 million above the target from Contribution Ex-TAC Non-retargeting Solutions will be added to the Contribution Ex-TAC metric above to bring Contribution Ex-TAC to the target level, if it is otherwise below target. However, both Contribution Ex-TAC and Contribution Ex-TAC Non-retargeting Solutions will be capped at 150% payout.

Actual 2022 Contribution Ex-TAC, Free Cash Flow and Revenues from Non Re-Targeting Solutions was $990 million, $200 million and $356 million, respectively. As discussed earlier with regard to our EBP, our PSU program does not distinguish between organic and inorganic (acquired through M&A) financial contributions for purposes of the achievement of quantitative goals when calculating the extent to which PSUs are earned - all consolidated results are included. And, as with the EBP, the Committee also analyzed the Company's net results without the contribution of Iponweb, and based on
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the Committee's recommendation, the Board of Directors exercised downward discretion to reduce the PSU portion of our named executive officers’ long-term incentive award for 2022. Ms. Clarken, Ms. Glickman and Mr. Damon were awarded a 67% payout with respect to the applicable goals.

Performance Measure	Portion of Award Subject to Vesting	Threshold (1/3 of Portion	Target (2/3 of Portion)	Stretch (Entire Portion)	Actual Results	Plan Payout (By Portion)	Board Approved Payout
2022 Contribution ex-TAC	33.33%	$949 million	$1,020 million	$1,127 million	$990 million	26%	16.7%
2022 Free Cash Flow	33.33%	$122 million	$150 million	$195 million	$200 million	50%	33.33%
2022 Contribution ex-TAC Non-Retargeting Solutions	33.33%	$321 million	$357 million	$411 million	$356 million	33%	16.7%
					Total Payout of Entire Award	109%	67%

As a result of the Board of Directors decision to exercise downward discretion, the PSUs earned by each of our named executive officers was as follows.

Name	Shares Issuable Upon Vesting of PSUs Granted in 2022 (at Max)	Board Approved "Earned" Component	PSUs Actually Awarded / Earned
Megan Clarken	140,239	67% of Target	62,640
Sarah Glickman	55,212		24,661
Ryan Damon	35,336		15,783

Our compensation committee and Board of Directors believe that a time-based vesting requirement for any earned PSUs is important to provide additional retention incentives and longer term alignment with our shareholders. The PSUs earned with respect to 2022 are subject to a four-year vesting schedule, with half of any earned PSUs vesting on the second anniversary of the grant date and the remainder vesting in eight equal quarterly installments thereafter, which quarterly vesting would be subject to the recipient’s continued employment with the Company. As a result, none of the PSUs granted to Ms. Clarken, Ms. Glickman or Mr. Damon for 2022 will vest until March 2024 at the earliest.
Vesting of RSU Grants
Our standard RSU grants have a four-year vesting schedule, with 50% of the award vesting on the second anniversary of the date of grant, and the remainder vesting in equal quarterly installments thereafter over the subsequent two-year period.
Share Ownership and Equity Awards
As discussed above, long-term incentive compensation in the form of equity awards is an important tool for the Company to attract industry leaders of the highest caliber in the global technology
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industry and to retain them for the long term. The majority of our named executive officers’ target total direct compensation opportunity is provided in the form of long-term equity awards. We use equity awards to align our executive officers’ financial interests with those of our shareholders by motivating them to assist with the achievement of both near-term and long-term corporate objectives.
As a result, each of our named executive officers accumulates substantial exposure to our stock price, which, when coupled with time- and performance-based vesting, we believe results in strong alignment of our executives’ interests with those of our shareholders. Furthermore, our insider trading policy prohibits short sales, trading in derivative instruments and other inherently speculative transactions in our equity securities by our employees and related persons.
Share Ownership Requirements
On December 11, 2019, our Board of Directors adopted share ownership guidelines for our Section 16 executive officers, under which (i) our Chief Executive Officer is required to acquire and own securities in an amount equal to the lesser of (a) 200,000 shares or (b) five times her annual base salary and (ii) all other Section 16 executive officers are required to acquire and own securities in an amount equal to the lesser of (a) 45,000 shares or (b) two times their annual base salary. The Section 16 officers are required to meet the applicable ownership requirements within five years of becoming subject to them. If required share ownership is not satisfied within five years, the individual must retain 100% of any shares resulting from exercised options or vested RSUs or PSUs, net of any amounts required to pay taxes and exercise prices, until the guidelines are met. These share ownership guidelines were revised on October 23, 2020 to remove their application to the chairperson of our Board of Directors because a separate share ownership guidelines for our non-employee directors was adopted, as further described below.
On October 23, 2020, our Board of Directors adopted share ownership guidelines for our non-employee directors (including the chairperson of our Board of Directors). For more details on the non-employee director share ownership guidelines, see “Director Compensation—Non-Employee Director Share Ownership Guidelines.”
In addition to these share ownership guidelines, our Board of Directors require that 1% of the shares resulting from the exercise of stock options or received upon the vesting of RSUs or PSUs by our chairperson (if applicable), Chief Executive Officer and Deputy Chief Executive Officers (“directeurs généraux délégués”) be held by such persons until the termination of their respective offices. For 2022, (i) Ms. Picard was the chairperson of our Board of Directors and (ii) Ms. Clarken was our Chief Executive Officer.
The table below shows the total exposure that each of our named executive officers had to Criteo’s stock as of March 31, 2023, including both vested and unvested equity awards.
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Name	Ordinary Shares and ADSs (1)	Securities underlying option awards (2)	Securities underlying RSU and PSU awards (3)	Total
Megan Clarken	41,406	195,371	580,136	816,913
Sarah Glickman	64,730	—	274,505	339,235
Ryan Damon	46,039	16,845	164,358	227,242

		Total for all named executive officers:		1,383,390

(1) The amounts shown in this column reflect Ordinary Shares and ADSs owned by each of our named executive officers.
(2) The amounts shown in this column reflect stock options that have vested and are exercisable, as well as those that have not yet vested. For more information on grant dates, vesting schedules, exercise prices and expiration dates of option awards held by our named executive officers as of December 31, 2022, please see “Compensation Tables—Outstanding Equity Awards at 2022 Fiscal Year End.”
(3) The amounts shown in this column reflect outstanding RSUs and PSUs, whether or not vested or determined earned by the Board of Directors. For more information on the RSUs and PSUs held by each of our named executive officers as of December 31, 2022, please see “Compensation Tables—Outstanding Equity Awards at 2022 Fiscal Year End.” For more information applicable to PSU awards, please see “—Long-Term Incentive Compensation.”
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Other Compensation Information
Employee Benefit Programs
Each of our executive officers is eligible to participate in the employee benefit plans available to our employees in the country in which they are employed, including medical, dental, group life and disability insurance, in each case on the same basis as other employees in such country, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.
Our retirement savings plan for U.S. employees is a tax-qualified 401(k) retirement savings plan (the “401(k) Plan”), pursuant to which all employees, including any named executive officer employed by our U.S. subsidiary (Criteo Corp.), are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Code. In 2022, we provided a 100% matching contribution on employee contributions up to the first 3% of eligible compensation and a 50% matching contribution for the next 2% of eligible compensation. Each of Ms. Clarken, Ms. Glickman and Mr. Damon participate on the same basis as our other eligible employees.
Perquisites and Other Personal Benefits
We provide limited perquisites to our named executive officers. For more information on the perquisites and other personal benefits provided to our named executive officers, please refer to footnote (8) to the Summary Compensation Table in “Executive Compensation – Compensation Tables” included elsewhere in this proxy statement.
Timing of Compensation Actions
Compensation, including base salary adjustments, for our named executive officers is reviewed annually, usually in the first quarter of the fiscal year, and upon promotion or other changes in job responsibilities.
Equity Grant Policy
We do not have, nor do we plan to establish, any program, plan or practice to time stock option grants in coordination with releasing material non-public information or any plan to reprice any outstanding option awards.
Short Sale and Derivatives Trading Policy
As noted in more detail above under the caption “Anti-Hedging/Pledging Policy,” our insider trading policy prohibits short sales, trading in derivative instruments and other inherently speculative transactions in our equity securities by our employees and related persons.
Executive Compensation Recovery (“Clawback”) Policy
We maintain a “clawback” policy with respect to certain compensation earned by or paid to our executive officers after the effective date of the policy, adopted in April 2018. To the extent permitted by applicable law, the policy allows us to recoup performance-based equity awards and cash bonuses from our Chief Executive Officer and certain other executive officers (including our named executive officers) if (i) the amount of any such incentive payments was based on the achievement of financial results that were subsequently the subject of an amendment or restatement, and the applicable incentive payment
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would not have been made to the executive officer based upon the restated financial results, or (ii) the executive engaged in misconduct.
Risks Related to Compensation Policies and Practices
As part of the Board of Directors’ risk oversight role, our compensation committee at least annually reviews and evaluates the risks associated with our compensation programs. The compensation committee has reviewed our compensation practices as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In making this determination, the compensation committee considered the following:
•the Company’s use of different types of compensation vehicles to provide a balance of short-term and long-term incentives with fixed and variable components;
•the granting of equity-based awards that are earned based on performance (in the case of executive officers) and subject to time-based vesting, which aligns employee compensation with Company performance, encouraging participants to generate long-term appreciation in equity values;
•the Company’s annual bonus determinations for each employee being tied to achievement of Company goals, which goals seek to promote retention on behalf of the Company and to create long-term value for our shareholders; and
•the Company’s system of internal control over financial reporting and code of business conduct and ethics, which among other things, reduce the likelihood of manipulation of the Company’s financial performance to enhance payments under any of its incentive plans.

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COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
James Warner (Chair)
Edmond Mesrobian
Rachel Picard

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COMPENSATION TABLES
Summary Compensation Table
The following Summary Compensation Table sets forth, for the three years ended December 31, 2022, 2021 and 2020, respectively, the compensation earned by (i) our principal executive officer, (ii) our principal financial officer, and (iii) our other executive officer, other than the principal executive officer and the principal financial officer, who was serving as of the end of the fiscal year (collectively, our named executive officers).

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(4)(5)(6)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Megan Clarken	2022	650,000	—	6,075,000	—	292,500	46,202	7,063,702
Chief Executive Officer	2021	650,000	—	7,815,000	—	1,040,000	68,644	9,573,644
	2020	650,000	—	—	—	663,000	126,900	1,439,900

Sarah Glickman (1)	2022	461,000	—	2,392,000	—	174,375	11,400	3,038,775
Chief Financial Officer	2021	450,000	—		—	529,875	11,400	991,275
	2020	141,393 (3)	100,000	3,051,645	—	106,045	2,250	3,401,333

Ryan Damon	2022	437,000	—	1,531,000	—	128,700	10,739	2,107,439
Chief Legal	2021	427,000	—	1,826,000	—	415,078	99,868	2,767,946
and Corporate Affairs Officer	2020	424,043	—	1,008,685	—	216,262	140,846	1,789,836

(1)Ms. Glickman became our Chief Financial Officer on September 8, 2020. Ms. Glickman received a sign-on bonus equal to $100,000. As provided above, Ms. Glickman did not receive an additional equity grant in 2021 due to her initial inducement grant in late 2020.
(2)All amounts presented in the Summary Compensation Table, and in the supporting tables that follow, are expressed in U.S. dollars. In 2020 and 2021, compensation was calculated in Euro and converted into dollars for this presentation. In 2022 all compensation calculations were in U.S. dollars. The average exchange rate used for the purpose of the Summary Compensation Table, and, unless otherwise noted, the supporting tables that follow, for the two years ended December 31, 2021 and 2020 is as follows:

Date	Euro to U.S. Dollar Conversion Rate
12/31/21	1.1326
12/31/20	1.1421
(3)The amounts of base salary and bonus paid to Ms. Glickman in 2020 were pro-rated based on the time that she joined the Company in 2020.
(4)The 2021 actual stock award values are approximately 45% greater than the intended targets values due to a difference in the 30-day stock price average used for conversion ($24.47) and the actual price on the grant date ($35.46).
(5)The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of each award computed in accordance with ASC Topic 718. For information regarding the assumptions used in determining the fair value of awards granted in 2022, 2021 and 2020 please refer to Note 20, Note 19 and Note 20 (Share-based Compensation), respectively, of our Annual Reports on Form 10-K, each as filed with the SEC on February 24, 2023, February 25, 2022, and February 26, 2021, respectively.
(6)The amounts reported in the “Stock Awards” column represent the grant date fair value of the 2022, 2021 and 2020 PSU awards at target, computed in accordance with FASB ASC Topic 718, which also reflects the maximum value of the PSU award.
(7)The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amount of the cash incentive bonus earned by our named executive officers for performance for the three years ended December 31, 2022, 2021 and 2019 under the EBP. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation
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Program—Annual Incentive Bonus” for the discussion and analysis of the annual cash incentives earned by each named executive officer in respect of 2022.
(8)The amounts reported in the “All Other Compensation” column for 2022 include the benefits set forth in the table below. The incremental cost to the Company is based on premiums paid, amounts reimbursed by the Company to the executive.

Named Executive Officer	Life Insurance and Disability Benefit Plan Contributions ($)(a)	Defined Contribution Plan Contributions ($)(b)	Tax Reimbursements ($)I	Tax Assistance
Megan Clarken	—	11,400	3,244	31,558
Sarah Glickman	—	11,400	—	—
Ryan Damon	—	0	1,564	9,175
(1)Represents the cost of any life insurance and disability plan premium, which was not applicable to any of the named executive officers this year.
(2)Represents the cost of our employer contributions to the 401(k) plan accounts of Ms. Clarken, Mr. Damon and Ms. Glickman, for those who elected to participate in our 401(k) plan.
(3)Represents Company-paid taxes for items such as tax filing assistance
(4)Represents tax assistance to support filings related to trailing income from past international mobility or requirements triggered by working time spent in different countries

Grants of Plan-Based Awards Table 2022
The following table sets forth the grants of plan-based awards to the named executive officers during the year ended December 31, 2022.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Megan Clarken	—	325,000	650,000	1,300,000	—	—	—	—	—	—	—
	2/24/2022	—	—	—	46,746	93,492	140,239		—	—	3,796,960
	2/24/2022	—	—	—	—	—	—	93,492	—	—	3,796,960
Sarah Glickman	—	168,750	337,500	675,000	—	—	—	—	—	—	—
	2/24/2022	—	—	—	12,269	24,538	55,212	—	—	—	1,494,865
	2/24/2022	—	—	—	—	—	—	36,808	—	—	1,494,865
Ryan Damon	—	128,100	256,200	512,400	—	—	—	—	—	—	—
	2/24/2022	—	—	—	7,852	15,704	35,336	—	—	—	956,717
	2/24/2022	—	—	—	—	—	—	23,557	—	—	956,717
(1)The amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column represent each named executive officer’s annual cash incentive that could have been earned in respect of the annual cash incentive established in 2022 under the EBP. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive
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Compensation Program—Annual Incentive Bonus” for a discussion of the annual cash incentives earned by each named executive officer for 2022.
(2)The number of these PSUs that will be actually received by each named executive officer is determined in the following fiscal year. Of those PSUs actually received (or earned), 50% will vest on the two-year anniversary of the grant date, and the remainder will vest in equal portions at the end of each quarter during the two-year period thereafter.
(3)Represents the grant date fair value, measured in accordance with ASC Topic 718, of PSU awards and RSU awards made in 2022. Grant date fair values are calculated pursuant to assumptions set forth in Note 20 of our Annual Report on Form 10-K as filed with the SEC on February 24, 2023.
Executive Employment Agreements
We have entered into an offer letter agreement or employment agreement with each of the named executive officers, the material terms of which are described below. Each of the agreements with our named executive officers is for an indefinite term. The provisions of these arrangements relating to termination of employment are described under “Potential Payments Upon Termination or Change of Control” below. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation Program” for a discussion of the elements of compensation of each of the named executive officers for the year ended December 31, 2022.
Ms. Clarken
Criteo S.A. and Criteo Corp. entered into a management agreement with Ms. Clarken, dated as of October 2, 2019, as amended on November 22, 2019, in connection with her employment by Criteo Corp. The management agreement, as amended, provided that Ms. Clarken was entitled to receive an annual base salary of $650,000 and will be eligible to receive a target annual bonus opportunity equal to 100% of her base salary. Ms. Clarken’s remuneration is in respect of her role as Chief Executive Officer of our wholly-owned subsidiary, Criteo Corp.
Our Board of Directors determined that, for year ended December 31, 2022, Ms. Clarken’s annual base salary and target annual bonus opportunity would be unchanged.
Ms. Glickman
We entered into an offer letter effective as of August 27, 2020, as amended on April 1, 2021 and March 16, 2022, with Ms. Glickman, our current Chief Financial Officer. Pursuant to the offer letter, Ms. Glickman was entitled to receive an annual base salary of $450,000 and a target annual bonus opportunity equal to 75% of her annual base salary with a maximum annual bonus opportunity equal to 200% of her base salary. Additionally, Ms. Glickman received an initial inducement equity grant of (i) 110,327 time-based RSUs and (ii) 110,327 performance-based PSUs.
.Our Board of Directors determined that for year ended December 31, 2022, Ms. Glickman would receive an annual base salary of $465,000 with no change to annual bonus opportunity.
Mr. Damon
    We entered into an employment agreement effective as of August 1, 2018, as amended on March 16, 2022, with Mr. Damon, our Executive Vice President, General Counsel and Corporate Secretary. Under the terms of his employment agreement, for the year ended December 31, 2018, Mr. Damon was entitled to receive an annual base salary of $415,000, and a target annual bonus opportunity that was initially equal to 50% of his annual base salary.
    Our Board of Directors determined that for year ended December 31, 2022, Mr. Damon would receive an annual base salary of $440,000, and an increased annual target bonus opportunity equal to 65% of his annual base salary.

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Outstanding Equity Awards at 2022 Fiscal Year End
The following table sets forth the number of securities underlying outstanding equity awards held by the named executive officers as of December 31, 2022.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Megan Clarken	12/11/19	101,507	93,864	16.61	12/11/29	35,826	933,626	—	—
	02/25/21	—	—	—	—	110,200	2,871,812	110,200	2,871,812
	02/24/22	—	—	—	—	93,492	2,436,402	140,239	3,654,629

Sarah Glickman	10/23/20	—	—	—	—	55,163	1,437,548	55,163	1,437,548
	02/24/22	—	—	—	—	36,808	959,217	55,212	1,438,825

Ryan Damon	10/25/18	16,845	—	19.84	10/25/28	0	0	0	0
	03/03/20	—	—	—	—	13,504	351,914	13,504	351,914
	02/25/21	—	—	—	—	25,748	670,993	25,747	670,967
	02/24/22	—	—	—	—	23,557	613,895	35,336	920,856

(1)Refer to “—Potential Payments upon Termination or Change of Control” below for circumstances under which the terms of the vesting of equity awards would be accelerated.
(2)The stock options will generally vest as to 25% of the grant on the first anniversary of the date of grant and in 16 equal quarterly installments thereafter, based on continued employment.
(3)The applicable exchange rate for the exercise price of the stock option and employee warrant awards shown in the Outstanding Equity Awards at Fiscal Year End table are as follows:

Date	Euro to U.S. Dollar Conversion Rate
10/25/18	1.1389
12/11/19	1.1077
(4)The PSUs will generally vest as to 50% of the earned amount on the second anniversary of the date of grant and in eight equal quarterly installments thereafter, based on continued employment.
(5)The RSUs will generally vest as to 50% on the two-year anniversary of the grant date, and the remainder will vest in eight equal quarterly installments thereafter.
(6)Determined with reference to $26.06, the closing price of an ADS on December 31, 2022.

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Option Exercises and Stock Vested in 2022
The following table summarizes for each named executive officer the stock option exercises and shares vested from outstanding stock awards during the year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Megan Clarken	—	—	90	2,384
	—	—	8,667	229,589
	—	—	90	2,623
	—	—	8,667	252,556
	—	—	90	2,115
	—	—	8,667	203,675
	—	—	90	2,254
	—	—	8,667	217,022
Sarah Glickman	—	—	55,164	1,463,501
	—	—	55,164	1,463,501
Ryan Damon	—	—	2,701	72,657
	—	—	2,701	72,657
	—	—	2,702	72,062
	—	—	2,702	72,062
	—	—	1,562	36,973
	—	—	2,701	69,038
	—	—	2,701	69,038
	—	—	1,573	40,017
	—	—	21,609	664,045
	—	—	21,609	664,045
	—	—	1,562	51,468

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Potential Payments upon Termination or a Change of Control
Individual Agreements
We have entered into employment arrangements and non-compete agreements, as described below, which require us to provide specified payments and benefits to certain of our named executive officers as a result of certain terminations of employment, including following a change of control. Each of the employment arrangements with our named executive officers, discussed above in “Executive Compensation—Compensation Tables—Executive Employment Agreements,” provide for severance, non-compete or change of control payments.
Ms. Clarken
Ms. Clarken’s employment agreement, as amended, provides for a potential severance payment in the event of certain terminations of employment with Criteo Corp. If Ms. Clarken’s office as Chief Executive Officer of Criteo Corp. is terminated by Criteo Corp. other than for Cause (as defined in her employment agreement) and other than due to her death or disability, or by Ms. Clarken for Good Reason (as defined in her employment agreement) (each, an “involuntary termination”), subject to Ms. Clarken’s execution of a general release of claims in favor of Criteo S.A. and Criteo Corp. and continued compliance with the restrictive covenants set forth in her protective covenants agreement, Ms. Clarken will be entitled to receive (i) a lump sum cash amount equal to the sum of (A) Ms. Clarken’s annual base salary rate as then in effect (without giving effect to any reduction in base salary amounting to Good Reason), (B) an annual bonus for the calendar year during which the involuntary termination occurs, calculated based on the annual bonus that would be paid to Ms. Clarken if her office had not terminated and if all performance-based milestones were achieved at the 100% level by both Criteo Corp. and Ms. Clarken, (C) all earned but unpaid bonus amounts for completed performance periods prior to the termination date (notwithstanding any requirement to remain in service through the payment date) and (D) up to $75,000 in reimbursement for certain expenses incurred by Ms. Clarken in connection with her relocation from Paris, France back to her home country, including airfare for Ms. Clarken and her spouse, and furniture and household goods moving expenses, (ii) the cost of COBRA premiums under Criteo Corp.’s group health insurance plans in the United States and the cost of premiums for medical, dental, life insurance and disability insurance in France, in each case, for the 12-month period following the termination date and (iii) continued vesting of outstanding unvested stock options, RSUs and PSUs as if Ms. Clarken remained in service for 12 months following the termination date (and in the case of PSUs, based on actual performance at the end of the applicable performance year, as determined by the board in its reasonable discretion). All vested stock options will remain exercisable by Ms. Clarken for the 12-month period following the termination date, or the earlier expiration of the stock option pursuant to its original terms.
If Ms. Clarken’s office as Chief Executive Officer of Criteo Corp. is terminated due to an involuntary termination within one year following a Change in Control (as defined in her employment agreement), subject to Ms. Clarken’s execution of a general release of claims in favor of Criteo S.A. and Criteo Corp. and continued compliance with the restrictive covenants set forth in her protective covenants agreement, Ms. Clarken will be entitled to receive immediate vesting of all outstanding unvested stock options, RSUs and PSUs based on achievement of the target level of performance, provided that no RSU or PSU granted within the one-year period prior to the date of Ms. Clarken’s termination will vest (but, in such event, any unvested RSUs or PSUs will continue to vest as if Ms. Clarken remained in service for up to 12 months following the termination date). All vested stock options will remain exercisable by Ms. Clarken for the 12-month period following the termination date, or the earlier expiration of the stock option pursuant to its original terms.
Any RSUs or PSUs that become vested pursuant to the terms of her employment agreement will be subject to a holding period until the second anniversary of the date of grant of the award, and the shares relating to such vested RSUs and PSUs will be definitively acquired by (delivered to) Ms. Clarken no earlier than the expiration of the required holding period.
Ms. Glickman
Ms. Glickman’s offer letter, as amended, provides for a potential severance payment in the event of certain terminations of employment with Criteo Corp. If Ms. Glickman’s office as Chief Financial Officer of Criteo Corp. is
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terminated by Criteo Corp. other than for Cause (as defined in her offer letter), or by Ms. Glickman for Good Reason (as defined in her offer letter) (each, an “involuntary termination”), subject to Ms. Glickman’s execution of a general release of claims in favor of Criteo S.A. and Criteo Corp. and continued compliance with the restrictive covenants set forth in her protective covenants agreement, Ms. Glickman will be entitled to receive a lump sum cash amount (less all applicable withholdings) equal to the sum of (i) the product of (x) 12, if the termination date (as defined in her offer letter) is during the initial 12 months of her employment, or 6, if the termination date is after such initial 12 month period, and (y) her monthly base salary rate as then in effect, (ii) an amount equal to the product of (A) 100%, if the termination date is during the initial 12 months of her employment, or 50%, if the termination date is after such initial 12 month period and (B) her annual bonus target for the calendar year during which the termination occurs, calculated based on the bonus that would be paid to her if her employment had not terminated and if all performance-based milestones were achieved at the 100% level by both Company and Ms. Glickman and (iii) all bonus amounts earned for completed performance periods prior to the termination date but which otherwise remain unpaid as of the termination date. In addition, based on the conditions in the preceding sentence, Ms. Glickman will also be entitled to receive the cost of COBRA premiums under Criteo Corp.’s group health insurance plans in the United States and, if applicable, the cost of premiums for medical, dental, life insurance and disability insurance in France, in each case, until the earlier of (i) 12 months, if the termination date is during the initial 12 months of employment, or 6 months if the termination date is after the initial 12 months of employment and (ii) the first date her and her covered dependents become eligible for healthcare coverage under another employer’s plan.
If Ms. Glickman’s office as Chief Financial Officer of Criteo Corp. is terminated due to an involuntary termination within 12 months following a Change in Control (as defined in her offer letter), subject to Ms. Glickman’s execution of a general release of claims in favor of Criteo S.A. and Criteo Corp., Ms. Glickman will be entitled to receive immediate vesting of all outstanding unvested RSUs and PSUs based on achievement of the target level of performance, provided that no RSU or PSU granted within the one-year period prior to the date of Ms. Glickman’s termination will vest (but, in such event, any unvested RSUs or PSUs will continue to vest as if Ms. Glickman remained in service for up to 12 months following the termination date).
Any RSUs or PSUs that become vested pursuant to the terms of her offer letter will be subject to a holding period until the second anniversary of the date of grant of the award, and the shares relating to such vested RSUs and PSUs will be definitively acquired by (delivered to) Ms. Glickman no earlier than the expiration of the required holding period.
Mr. Damon
Mr. Damon’s employment agreement provides for a potential severance payment in the event Mr. Damon is terminated by us without Cause or resigns with Good Reason (as such terms are defined in his employment agreement). In such an event, Mr. Damon will be entitled to receive, on the 60th day following the Termination Date (as defined in the employment agreement), a lump sum cash amount (less applicable withholdings) equal to the sum of (i) the product of (x) six (or in the event of a change of control (as defined in the employment agreement) and a subsequent involuntary termination within 12 months following the date of such change of control, 12), and (y) Mr. Damon’s monthly base salary rate as then in effect (without giving effect to any reduction in base salary amounting to good reason), (ii) an amount equal to the product of (x) 50% (or in the event of a change of control (as defined in the employment agreement) and a subsequent involuntary termination within 12 months following the date of such change of control, 100%) and (y) Mr. Damon’s annual bonus for the calendar year during which the termination occurs, calculated based on the bonus that would be paid to Mr. Damon if his employment had not terminated and if all performance-based milestones were achieved at the 100% level by both the Company and Mr. Damon, such bonus to be, solely for the purpose of defining severance benefits, and (iii) all bonus amounts earned for completed performance periods prior to the termination date but which otherwise remain unpaid as of the termination date.
In addition, in the event that Mr. Damon is terminated by us without Cause or resigns with Good Reason, in each case, upon or within 12 months following a change in control of the Company (as defined in the 2016 Stock Option Plan), his equity awards will accelerate and become exercisable as of his termination date, provided that the PSUs will vest in the amount that would become vested assuming achievement of the target level of performance, and provided further that in all instances the provisions of the Amended and Restated 2015 RSU Plan and the Amended and Restated 2015 PSU Plan which prohibit the acceleration or shortening of the minimum vesting period of one year will continue to apply, such that no RSUs or PSUs granted within the one-year period prior to the date of Mr. Damon’s termination will vest (but, in
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such event, any unvested RSUs or PSUs will continue to vest as if Mr. Damon remained in service for up to 12 months following the termination date). Any RSUs or PSUs that become vested pursuant to the terms of Mr. Damon’s employment agreement will be subject to a holding period until the second anniversary of the date of grant of the award and the shares relating to such vested RSUs and PSUs will be definitively acquired by (delivered to) Mr. Damon no earlier than the expiration of the required holding period.
Treatment Under Equity Plans
Stock Option Plans
Each of our 2012 Stock Option Plan, 2013 Stock Option Plan, 2014 Stock Option Plan and 2016 Stock Option Plan provides that in the event of a change of control of the Company (as defined in the plans), a successor corporation shall assume all outstanding options or substitute outstanding options with equivalent options or rights. Pursuant to the stock option plans, in the event that the successor corporation does not agree to assume or substitute outstanding options, the options will accelerate and become fully vested and exercisable upon the change of control.
Upon termination of an option holder’s employment with us, unless a longer period is specified in the notice of award or otherwise determined by the Board of Directors, a vested option will generally remain exercisable for 90 days following the option holder’s termination.
If, at the date of termination, the option holder is not entitled to exercise all of his options, the shares covered by the unexercisable portion will be forfeited and revert back to the applicable stock option plan.
Performance-Based Free Share (PSU) Plan
Pursuant to the terms of our Amended and Restated 2015 Performance-Based RSU Plan, in the event of a change of control of the Company, if a successor corporation does not agree to assume an unvested PSU award or substitute for the PSU award with an equivalent right, and the grant date of the PSU is at least one year prior to the date of the change of control, the restrictions and forfeiture conditions applicable to the PSU will lapse, and the PSU award will become vested prior to the consummation of the change of control, with any performance conditions being deemed to be achieved at target levels. If the grant date of the PSU award is less than one year prior to the date of the change of control of the Company and no such successor corporation agrees to assume or substitute an unvested PSU, the PSU will lapse.
In the event of a recipient’s death or disability (as defined in the Amended and Restated 2015 Performance-Based RSU Plan), an unvested PSU will vest automatically. In the event of a recipient’s retirement (as defined in the Amended and Restated 2015 Performance-Based RSU Plan), our Board of Directors has the discretion to determine whether some or all of the unvested PSUs will vest, subject to the limitations of the plan.
If an employee with outstanding PSUs terminates his employment, or we terminate the employee’s service with the Company or any of our affiliates, the employee’s right to vest in the PSUs under the Amended and Restated 2015 Performance-Based RSU Plan, if any, will terminate effective as of the date that such employee is no longer actively employed.
Time-Based Free Share (RSU) Plan
Pursuant to the terms of our Amended and Restated 2015 Time-Based RSU Plan, in the event of a change in control (as defined in the 2015 Time-Based RSU Plan), if a successor corporation or a parent or subsidiary of the successor corporation does not agree to assume or substitute outstanding RSUs, and only if the RSUs were granted at least one year prior to the date of the change in control, the restrictions and forfeiture conditions applicable to the RSUs will lapse and the RSUs will be deemed fully vested prior to the consummation of a change in control.
In the event of a recipient’s death or disability (as defined in the Amended and Restated 2015 Time-Based RSU Plan), any unvested RSUs will vest automatically. In the event of a recipient’s retirement (as defined in the Amended and
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Restated 2015 Time-Based RSU Plan), our Board of Directors has the discretion to determine whether some or all of the unvested RSUs will vest, subject to the limitations of the plan.
If an employee with outstanding RSUs terminates his employment, or we terminate the employee’s service with the Company or any of our affiliates, the employee’s right to vest in the RSUs under the Amended and Restated 2015 Time-Based RSU Plan, if any, will terminate effective as of the date that such employee is no longer actively employed.
Estimated Potential Payments and Benefits
The following table estimates the potential amounts payable to our named executive officers in connection with certain terminations of their employment or a change of control of the Company, under the circumstances described in more detail above. The table reflects estimated amounts assuming that the termination of employment or other circumstance, as applicable, occurred on December 31, 2022. The actual amounts that would be paid upon a named executive officer’s termination of employment or a change of control can be determined only at the time of such event.

POTENTIAL PAYMENTS UPON TERMINATION OR FOLLOWING A CHANGE OF CONTROL
	Termination Without Cause				Termination Without Cause or Resignation by the Executive With Change of Control
Name	Severance Pay ($)	Accelerated Vesting of Equity Awards ($)	Continued Insurance Coverage ($)(1)	Total ($)	Severance Pay ($)	Accelerated Vesting of Equity Awards ($)(2)	Continued Insurance Coverage ($)(1)	Total ($)
Megan Clarken	1,300,000	6,487,335	19,967	7,807,302	1,300,000	12,437,067	19,967	13,757,034
Sarah Glickman	406,875	-	14,461	421,336	406,875	4,793,529	14,461	5,214,865
Ryan Damon	363,000	964,552	28,922	1,356,474	726,000	3,273,605	28,922	4,028,527

(1) Amount shown is an estimate based on the monthly cost of life and disability insurance and health insurance coverage as of the end of 2022.
(2) The value shown includes the value of equity awards held by the executive that would become vested under the applicable circumstances. The value of stock options, to the extent applicable, is based on the excess, if any, of $26.06, the closing price of an ADS on December 31, 2022, over the exercise price of such options, multiplied by the number of unvested stock options or employee warrants held by the executive that would become vested under the applicable circumstances. The exchange rate used to convert the exercise price of the options from euros into U.S. dollars is 1.183, which represents the average exchange rate for the year ended December 31, 2022. The amount shown represents the value of the equity awards that would vest upon a change of control under the additional assumption that outstanding equity awards are not assumed or substituted in the change of control transaction, as described above in the “Potential Payments Upon Termination or Change of Control—Treatment Under Equity Plans” narrative.
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PAY RATIO DISCLOSURE
Pursuant to the Exchange Act, we are required to disclose in this proxy statement the ratio of the total annual compensation of our Chief Executive Officer to the median of the total annual compensation of all of our employees (excluding our Chief Executive Officer). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that total compensation for Ms. Clarken, our Chief Executive Officer, for 2022 was $7,063,702, and the median of the total compensation of all of our employees (excluding Ms. Clarken) for 2022 was approximately $87,562. Accordingly, we estimate the ratio of Ms. Clarken’s total compensation for 2022 to the median of the total compensation of all of our employees (excluding Ms. Clarken) for 2022 to be approximately 81 to 1.
We selected December 31, 2022, which is a date within the last three months of fiscal 2022, as the determination date to identify our median employee. To find the median of the annual total compensation of all our employees (excluding Ms. Clarken), we used the amount of salary, wages, overtime and bonus from our payroll records as our consistently applied compensation metric. In making this determination, we annualized the compensation for those employees who were hired during fiscal 2022 as permitted under SEC rules. We did not make any cost-of-living adjustments in identifying the median employee. After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology we used for Ms. Clarken’s annual total compensation in the Summary Compensation table for fiscal year 2022.
In accordance with SEC rules, we excluded all employees in certain non-U.S. jurisdictions that, in each case, constituted less than .69% of our total headcount. The excluded employees were located in Italy (22 employees), Australia (21 employees), China (13 employees), the UAE (5 employees), Sweden (4 employees), Turkey (19 employees) and Russia (4 employees). The 88 excluded employees constituted 2.72% of our total number of 3,228 U.S. and non-U.S. employees as of December 31, 2022.
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Translation for information purposes

Société anonyme
Share capital of €1,581,228.20
Registered Office: 32, rue Blanche, 75009 Paris
Registered under number: 484 786 249 R.C.S. Paris
_____________________

RESOLUTIONS SUBMITTED TO THE COMBINED SHAREHOLDERS’ MEETING
OF JUNE 13, 2023

AGENDA

Agenda for the Ordinary Shareholders’ Meeting
1.renewal of the term of office of Rachel Picard as Director,
2.renewal of the term of office of Nathalie Balla as Director,
3.renewal of the term of office of Hubert de Pesquidoux as Director,
4.ratification of Frederik van der Kooi’s appointment as an Observer,
5.appointment of Frederik van der Kooi as new Director,
6.renewal of the term of office of Deloitte & Associés as statutory auditor,
7.determination of the amount of directors’ remuneration for 2023 and subsequent years,
8.non-binding advisory vote to approve the compensation for the named executive officers of the Company,
9.approval of the statutory financial statements for the fiscal year ended December 31, 2022,
10.approval of the consolidated financial statements for the fiscal year ended December 31, 2022,
11.approval of the allocation of the loss for the fiscal year ended December 31, 2022,
12.authorization to be given to the Board of Directors to execute a buyback of Company stock in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code,
Agenda for the Extraordinary Shareholders’ Meeting
13.authorization to be given to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code,
14.authorization to be given to the Board of Directors to reduce the Company’s shares capital by cancelling shares acquired by the Company in accordance with the provisions of Article L. 225-208 of the French Commercial Code,
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15.delegation of authority to the Board of Directors to reduce the share capital by way of a buyback of Company stock followed by the cancellation of the repurchased stock,
16.authorization to be given to the board of directors to grant OSAs (options to subscribe for new ordinary shares) or OAAs (options to purchase ordinary shares) of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code without shareholders' preferential subscription right,
17.authorization to be given to the Board of Directors to grant time-based restricted stock units (“Time-Based RSUs”) to employees and corporate officers of the Company and employees of its subsidiaries pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, without shareholders' preferential subscription right,
18.authorization to be given to the Board of Directors to grant performance-based restricted stock units ("Performance-Based RSUs") to employees and corporate officers of the Company and employees of its subsidiaries pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code from time to time, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, without shareholders' preferential subscription right,
19.approval of the maximum number of shares that may be issued or acquired pursuant to resolution 16 (authorization to grant options to purchase or to subscribe shares), resolution 17 (authorization to grant Time-Based RSUs to employees and corporate officers of the Company and employees of its subsidiaries) and resolution 18 (authorization to grant Performance-Based RSUs to employees and corporate officers of the Company and employees of its subsidiaries),
20.delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights,
21.delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares or any securities giving access to the Company’s share capital through a public offering referred to in paragraph 1° of article L. 411-2 of the French Monetary and Financial Code, without shareholders’ preferential subscription rights,
22.delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase without preserving shareholders’ preferential subscription rights pursuant to the Resolutions 20 and 21 above (“green shoe”),
23.delegation of authority to the Board of Directors to increase the Company’s share capital through incorporation of premiums, reserves, profits or any other amounts that may be capitalized,
24.delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d'épargne d’entreprise),
25.approval of the overall limits pursuant to the Resolutions 20, 21, 22, 23 and 24 above,
26.amendment of article 15 “Board Observers” of the by-laws of the Company.

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TEXT OF THE RESOLUTIONS
RESOLUTIONS WITHIN THE AUTHORITY OF THE ORDINARY SHAREHOLDERS’ MEETING

First Resolution
Renewal of the term of office of Rachel Picard as Director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the term of office of Rachel Picard expires at the end of this Shareholders’ Meeting, renews the term of office of Rachel Picard as Director for a two-year period, expiring at the end of the ordinary shareholders’ meeting convened to approve the financial statements for the fiscal year ended December 31, 2024.

Second Resolution
Renewal of the term of office of Nathalie Balla as Director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the term of office of Nathalie Balla expires at the end of this Shareholders’ Meeting, renews the term of office of Nathalie Balla as Director for a two-year period, expiring at the end of the ordinary shareholders’ meeting convened to approve the financial statements for the fiscal year ended December 31, 2024.

Third Resolution
Renewal of the term of office of Hubert de Pesquidoux as Director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the term of office of Hubert de Pesquidoux expires at the end of this Shareholders’ Meeting, renews the term of office of Hubert de Pesquidoux as Director for a two-year period, expiring at the end of the ordinary shareholders’ meeting convened to approve the financial statements for the fiscal year ended December 31, 2024.

Fourth Resolution
Ratification of Frederik van der Kooi’s appointment as Observer
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
having noted that the Board of Directors, at its meeting of February 2, 2023, as permitted by Article 15 of the by-laws of the Company, appointed Frederik van der Kooi as Observer of the Board of Directors for a
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two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2024, ratifies, in accordance with the provisions of Article 15 of the by-laws of the Company, the appointment of Frederik van der Kooi as Observer under the aforementioned conditions.

Fifth Resolution
Appointment of Frederik van der Kooi as new Director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
appoints Frederik van der Kooi as Director, in addition to the current members, for a two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2024, it being noted that this appointment shall automatically terminate his current position as Observer.
Frederik van der Kooi has already indicated that he accepts the directorship which has just been conferred and that he does not have a mandate in any another company.

Sixth Resolution
Renewal of the term of office of Deloitte & Associés as statutory auditor
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the terms of office of Deloitte & Associés as statutory auditor expire at the end of this Shareholders’ Meeting, renews the term of office of Deloitte & Associés as statutory auditor for a six fiscal-year period, expiring at the end of the ordinary shareholders’ meeting convened to approve the financial statements for the fiscal year ended December 31, 2028.

Seventh Resolution
Determination of the amount of Directors’ remuneration for 2023 and subsequent years
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
decides to set at €2,700,000 the global Directors’ remuneration for the fiscal year 2023 and the subsequent fiscal years until a new decision is taken by the ordinary shareholders’ meeting.

Eighth Resolution
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Non-binding advisory vote to approve the compensation for the named executive officers of the Company
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
approves, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion.

Ninth Resolution
Approval of the statutory financial statements for the fiscal year ended December 31, 2022
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the management report on the Company’s activities and accounts for the fiscal year ended December 31, 2022 and the report of the statutory auditors on the performance of their duties for this fiscal year, approves the statutory financial statements of the Company for the fiscal year ended December 31, 2022, which show a loss amounting to €123,129,405 as well as the transactions reflected therein and summarized in these reports, and notes that the annual financial statements show neither excess depreciation and other non-deductible amortization, nor any sumptuary expenses referred to in Article 39-4 of the General Tax Code.

Tenth Resolution
Approval of the consolidated financial statements for the fiscal year ended December 31, 2022
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the management report for the Company and its subsidiaries for the fiscal year ended December 31, 2022 and the consolidated financial statements for that year, as well as the report of the statutory auditors thereon,
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approves the consolidated financial statements of the Company (prepared in accordance with IFRS) for the fiscal year ended December 31, 2022, as presented, as well as the transactions reflected therein and summarized in these reports.

Eleventh Resolution
Approval of the allocation of the loss for the fiscal year ended December 31, 2022
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
having acknowledged that the loss for the fiscal year ended December 31, 2022 amounts to €123,129,405, decides to allocate the total loss to retained earnings.
It is noted that no dividends have been distributed for the last three fiscal years.

Twelfth Resolution
Authorization to be given to the Board of Directors to execute a buyback of Company stock in accordance with Article L. 225-209-2 of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report, the report of the independent expert designated in accordance with Articles R. 225-160-1 et seq. of the French Commercial Code and the statutory auditors’ special report, in accordance with Article L. 225-209-2 of the French Commercial Code, authorizes the Board of Directors to purchase shares of the Company under the conditions set forth in Article L. 225-209-2 of the French Commercial Code, decides that the purchase of these shares may be effected on one or more occasions, on the market or off market, including without limitation through an accelerated bookbuilding procedure (BB) or block trade, but this authorization shall however not be used by the Board of Directors during a public tender offer by a third-party, decides that the authorization may be used and the shares so purchased may be allocated:
•within two (2) years from their purchase date, as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution-in-kind transaction, or,
•within one (1) year from their purchase date, to serve stock option plans, free share plans, profit sharing plans and other allocations to employees and officers of the Company and of its affiliates; or,
•within five (5) years of their purchase, to shareholders who notify the Company of their intention to acquire them at an offer to sell organized by the Company itself within three (3) months of each annual ordinary shareholders’ meeting, or
•to any further purpose as may be authorized by the law when this delegation shall be used by the Board of Directors, acknowledges that the maximum number of shares that may be purchased pursuant to this resolution for the purposes stated in this resolution shall not, at any time, exceed 10% of the total number of shares of
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the Company outstanding, provided that if the shares are allocated as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution-in-kind transaction, the maximum number of shares that may be purchased for that purpose shall not, at any time exceed 5% of the total number of shares of the Company outstanding, decides that all or part of the purchased shares, subject to the adoption of the thirteen resolution below, can be cancelled under the terms and conditions set forth in the said resolution, acknowledges that any shares not used for the above mentioned purposes within the relevant time period will be automatically cancelled, it being specified that the Board of Directors shall be authorized to use the repurchased shares for any other purpose set forth above (within the relevant time period set forth above), decides to set the minimum purchase price per share (excluding fees and commissions) at $20.56, or the then euro equivalent on the date on which this authorization is used, and the maximum purchase price per share (excluding fees and commissions) at $44.51, or the then euro equivalent on the date on which this authorization is used, in accordance with the report by the independent expert pursuant to Article L. 225-209-2 of the French Commercial Code, with an overall cap of $281,521,833.12; subject to adjustments as necessary to reflect any relevant capital transactions (e.g. incorporation of reserves, allocation of free shares, stock splits or reverse stock splits) that might occur during the term of this authorization, decides that the purchase price per share under this authorization shall be set by the Board of Directors, grants full powers to the Board of Directors, with the option to sub-delegate powers to the Chief Executive Officer or, with the agreement of the latter, to one or more Deputy Chief Executive Officers (directeurs généraux délégués), to implement this authorization, place stock market orders, enter into all types of agreements as permitted by law, carry out any formalities, procedures and filings with the French Autorité des Marchés Financiers and other competent bodies, and, in general, do whatever is necessary.
This authorization is granted to the Board of Directors for a period of twelve (12) months from the date of this Shareholders’ Meeting, and supersedes the authorization for the same purpose granted by the Shareholders’ Meeting of June 15, 2022, provided that, if during the effective time of this authorization, the Company’s shares are admitted to trading on a regulated market or a multilateral trading facility within the meaning of the French Commercial Code, such authorization would automatically lapse.

RESOLUTIONS WITHIN THE AUTHORITY OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING
Thirteenth Resolution
Authorization to be given to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the statutory auditors’ special report, authorizes the Board of Directors, in accordance with Article L. 225-209-2 of the French Commercial Code, to cancel, on one or more occasions, all or part of the shares repurchased by the Company and to reduce the share capital accordingly, such cancellations not to exceed 10% of the share capital of the Company in the aggregate per twenty-four month period, decides that any potential excess of the purchase price of the shares over their par value will be charged on any available reserve account, including the legal reserves, provided that such legal reserve is not less than 10% of the share capital of Company after the completion of the capital reduction,
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grants full powers to the Board of Directors, with the option to sub-delegate as provided by law, to carry out all acts, formalities or declarations necessary to finalize the capital reductions that could be achieved pursuant to this authorization and for the purposes of amending the Company's by-laws as a result.
This authorization is granted for a period of twelve (12) months from the date of this Shareholders’ Meeting and supersedes the authorization for the same purpose pursuant to the thirteenth resolution of the Shareholders’ Meeting of June 15, 2022.

Fourteenth Resolution
Authorization to be given to the Board of Directors to reduce the Company’s share capital by cancelling the shares acquired by the Company pursuant to the provisions of Article L. 225-208 of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the statutory auditor’s report, acting in accordance with Articles L. 225-204 to L. 225-205 of the French Commercial Code,
authorizes the Board of Directors to carry out a share capital reduction not motivated by losses, on one or more occasions, up to a maximum amount of €158,122.82 by way of cancellation of a maximum of 6,324,912 Company’s shares with a par value €0.025 per share, acquired by the Company in accordance with Article L. 225-208 of the French Commercial Code, linked to purchase of options or free shares granted by the Company and became lapsed, decides that the Board of Directors is granted all powers, with the right of sub-delegation under the conditions provided by the law and under the conditions specified below, notably:
•in the event of the opposition of one or more creditors of the Company within the deadline for opposition from creditors, which will start to run from the filing of the minutes of the current shareholders’ meeting and of the minutes of the Board of Directors implementing the current authorization, take any appropriate measure, set up any security or execute any court decision ordering the lodging of guarantees or the reimbursement of debts,
•amend the Company’s by-laws accordingly and, more generally, do whatever is useful or necessary for the implementation of the current resolution.
decides that this authorization is granted to the Board of Directors for a period of twelve (12) months from the date of this Shareholders’ Meeting and supersedes the authorization for the same purpose pursuant to the fourteenth resolution of the Shareholders’ Meeting of June 15, 2022 and shall not be used during a public tender offer by a third party.

Fifteenth Resolution
Delegation of authority to the Board of Directors to reduce the share capital by way of a buyback of Company stock followed by the cancellation of the repurchased stock
The Shareholders' Meeting, acting under the conditions of quorum and majority required for the extraordinary shareholders' meetings, having reviewed the Board of Directors' report and the statutory auditors' report, in accordance with Articles L. 225-204 and L. 225-207 of the French Commercial Code,
authorizes the Board of Directors to decide, as appropriate, at its own discretion, to carry-out, in one or more times, one or more repurchases of shares (or ADS) within the limit of a maximum number of 12,649,825 shares of a nominal value of 0.025 euro for the purposes of cancelling them and resulting in
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the Company's share capital reduction not arising from losses, of a maximum nominal amount of €316,245.63, in accordance with the provisions of Article L. 225-207 of the French Commercial Code;
decides that the Board of Directors shall have all powers, with the right to sub-delegate, under the conditions laid down by the law, to implement this delegation in accordance with applicable law and the by-laws of the Company, and in particular to:
•set the final terms and conditions of the transaction, including in particular the number of shares to be repurchased and cancelled within the aforementioned limit and maximum repurchase price at $44.51 per share (or the equivalent in euros of this amount on the date of use of this delegation), i.e., a maximum aggregate amount of $563,043,710.75;
•in the event of opposition by one or more of the Company's creditors within the period of opposition by the creditors, which shall begin to run as from the filing at the Commercial Court registry of the present decision's minutes and of the Board of Directors' minutes implementing this delegation, take any appropriate measure, create any financial security or comply with any court decision ordering the creation of guarantees or the repayment of debts;
•make to all shareholders a buyback offer by the Company;
•in view of the results of the buyback offer, determine the final amount of the capital reduction and acknowledge the completion of the capital reduction;
•if applicable, decide to deduct the difference between the repurchase value of the shares acquired and the nominal of the cancelled shares from any available reserves and premium accounts, or from a retained earnings account;
•make any corresponding amendment to the Company's by-laws, and, in general, take any action and perform all formalities required to carry out this resolution;
decides that this authorization is granted to the Board of Directors for a period of eighteen (18) months from the date of this Shareholders' Meeting and supersedes the authorization for the same purpose pursuant to the fifteenth resolution of the Shareholders’ Meeting of June 15, 2022 and may not be implemented in the event of a public tender offer by a third party.

Sixteenth Resolution
Authorization to be given to the Board of Directors to grant OSAs (options to subscribe for new ordinary shares) or OAAs (options to purchase ordinary shares) of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code without shareholders' preferential subscription right
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the statutory auditors’ report, authorizes the Board of Directors, pursuant to Articles L.225-177 to L.225-185 of the French Commercial Code, to grant, during periods authorized by the law, in one or several times, in favor of the corporate officers listed in Article L. 225-185 of the French Commercial Code and employees (or some of them) of the Company and companies and economic interest groups ("groupements d'intérêt économique") related to the Company under the conditions referred to in Article L. 225-180-I of the French Commercial Code, options giving the right to subscribe or to purchase ordinary shares of the Company, provided that:
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•the number of shares that may be issued or acquired upon the exercise of options granted pursuant to this authorization shall be deducted from the overall limit set forth in the nineteenth resolution below, and
• the total number of shares to be issued upon exercise of granted but unexercised OSAs may never exceed one third of the share capital, decides that this authorization is granted to the Board of Directors for a period of thirty-eight (38) months from the date of this Shareholders’ Meeting and supersedes the authorization having the same purpose granted pursuant to the sixteenth resolution of the Shareholders’ Meeting dated June 25, 2020.
decides this authorization includes, in favor of the holders of OSAs, express waiver by shareholders of their preferential subscription right with respect to shares that may be granted as OSAs are exercised, and shall be implemented in accordance with the terms and conditions provided by applicable laws and regulations in force on the day the OSAs are granted, decides that the purchase or subscription price per share shall be fixed by the Board of Directors on the day the option is granted, by reference to the closing sale price of an American Depositary Share representing an ordinary share of the Company on the Nasdaq Stock Market on the day preceding the date of the Board of Directors’ decision to grant the options. However, the purchase or subscription price per share shall not, in any case, be less than ninety-five percent (95%) of the average of the closing sale price of an American Depositary Share representing one ordinary share of the Company on the Nasdaq Stock Market during the twenty days of trading preceding the day of the Board of Directors’ decision to grant options;
provided that, when an option allows its holder to purchase shares which have been previously purchased by the Company, its exercise price, without prejudice to the provisions above and in accordance with legal provisions in force, may not, in addition, be less than 80% of the average price paid by the Company for the purchase of the treasury shares by the Company;
decides the subscription or purchase price for the shares to which the options relate cannot be modified during the term of the options, provided that, if the Company were to carry out one of the transactions referred to in Article L.225-181 of the French Commercial Code, it shall take the necessary steps to protect the interests of the holders of the options under the conditions provided in Article L.228-99 of the French Commercial Code, decides that, in the event the adjustment referred to in Article L.228-99 3° of the French Commercial Code is necessary, the adjustment would be realized by applying the method provided in Article R.228-91 of the French Commercial Code, provided that the value of the preferential subscription rights, as well as the value of the shares before detachment of subscription rights would, if necessary, be determined by the Board of Directors based on the subscription, exchange or sale price per share used for the last transaction with respect to the share capital of the Company (capital increase, contributions-in kind of securities, sale of shares, etc.) during the six (6) months preceding such meeting of the Board of Directors, or, if no such transaction occurred, based on other financial parameters deemed appropriate by the Board of Directors, decides that in the event of the issue of new shares or new securities giving access to the Company’s share capital or in the event of a merger or split-up of the Company, the Board of Directors may suspend, if necessary, the exercise of options, during a maximum of three months, sets the maximum the term of the options at nine years and six months from the date of the grant, or up to ten years in the event of the death or disability of the option holder within such nine year and six month term, and grants all powers to the Board of Directors, within the limits set out above, to:
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•determine the categories of option holders and the identity of holders of OSAs or OAAs, as well as the number of options to grant to each holder;
•set, and as the case amend, the purchase and/or subscription price of the shares underlying the OSAs or OAAs, within the limits set forth above, provided that the subscription price per share shall be at least equal to the par value of the share;
•ensure that the number of OSAs granted by the Board of Directors is set such that the total number of OSAs granted but not exercised does not give right to subscribe to a number of shares exceeding a third of the share capital;
•determine the modalities of a OSA or OAA plan and set the conditions in which the options will be granted, including, in particular, the schedule of exercise of options granted, which may vary according to the holders; provided that these conditions may include clauses prohibiting immediate resale of all or part of the shares delivered upon exercise of the options, within the limits set by applicable law;
•acquire shares of the Company, if any, as necessary for the allocation of any shares to which OAAs give right;
•proceed with the adjustments referred to in article R.228-91 of the French Commercial Code, when applicable;
•complete, with power to subdelegate, all acts and formalities in order to finalize the capital increases that may be effected pursuant to the authorization subject to this resolution and proceed with the subsequent amendment of the by-laws of the Company;
•charge, if it deems necessary, fees of capital increases from the amount of premiums related to these increases and deduct from this amount the necessary sums to bring the legal reserve to a tenth of the new share capital following any increase;
•and, generally, in accordance with applicable law, either itself or through a representative, take any action and execute any agreement that is necessary for the implementation of this authorization;
The Board of Directors will inform the Shareholders’ Meeting each year of the operations carried out within the framework of this resolution.

Seventeenth Resolution
Authorization to be given to the Board of Directors to grant time-based restricted stock units (“Time-Based RSUs”) to employees and corporate officers of the Company and employees of its subsidiaries pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, without shareholders' preferential subscription right
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the statutory auditors’ report, authorizes, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, the Board of Directors to make, on one or more occasions, at the times and on the terms it shall determine, a grant of Time-Based RSUs giving rights to ordinary shares either existing or to be issued by the Company, in favor of all, or certain of, the employees of the Company, or companies or economic interest groups ("groupements d'intérêt économique") in which the Company holds, directly or indirectly, at least 10% of the share capital or the voting rights at the date of grant of the relevant Time-Based RSUs, in France or abroad (taken together, the “Criteo Group”), as well as to the corporate officers listed in Article L. 225-197-1 II of the French Commercial Code (being, as of the date hereof, the chairwoman of the Board of Directors and the Chief Executive Officer).
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decides that the total amount of shares with a par value of €0.025 per share, which may be granted at no consideration by the Board of Directors pursuant to this authorization shall be deducted from the overall limit set forth in the nineteenth resolution below, and shall, in any case, not exceed the applicable limit set forth by French law of 10% of the share capital as of the date the Time-Based RSUs are granted by the Board of Directors, decides that the vesting period (the “Vesting Period” for the purposes of this resolution) for any grant of Time-Based RSUs pursuant to this authorization will be at least one year and that a minimum holding period of the shares delivered pursuant to the vesting of the Time-Based RSUs of one year from the vesting date shall apply to the grantees (the “Holding Period” ” for the purposes of this resolution), provided that the Board of Directors may reduce the duration of the Holding Period, or remove the Holding Period altogether, as long as it sets a total duration of at least two years for both periods (i.e., Vesting Period and Holding Period) taken together, decides, notwithstanding the above, that in the event of the disability of a grantee ranking in the second and the third of the categories referred to in Article L.341-4 of the French Social Security Code, the Time-Based RSUs shall vest on the date of disability and that the shares underlying the Time-Based RSUs delivered to the disabled grantee will be freely transferable as from the date of their vesting, decides, notwithstanding the above, that in the event of the death of a grantee during the vesting period, the Time-Based RSUs shall be transferred to the heirs of the grantee and shares must be delivered at the date of the request duly made by his or her heirs of the grantee. The request for shares underlying the Time-Based RSUs shall be made within six months from the date of death of the grantee in compliance with Article L. 225-197-3 of the French Commercial Code, decides that the duration of the Vesting Period and the Holding Period will be set by the Board of Directors within the above mentioned limits, notes that, pursuant to the provisions of Article L.225-197-1 of the French Commercial Code, when the grant involves shares to be issued, the shareholders’ preferential subscription rights to the newly issued shares will be automatically waived pursuant to this authorization; the corresponding share capital increase shall be definitively realized solely as a result of the vesting of the shares underlying the Time-Based RSUs to the grantees, notes that this decision entails, as necessary, waiver by the shareholders, in favor of the grantees, with respect to reserves, profits or premiums which, if applicable, will be used in the event of an issuance of new shares at the end of the Vesting Period, and grants to the Board of Directors all powers to:
•acknowledge the existence of sufficient reserves and, at each allocation, to wire from any reserves, premium or carried forward accounts to a restricted reserve account the amount necessary for the issuance of new shares to be delivered,
•determine the categories and the identity of the grantees of the allocations, as well as the number of Time-Based RSUs to be granted to each of them,
•set and, as the case may be, amend the conditions and, if applicable, the criteria of vesting of the Time-Based RSUs,
•acknowledge, either itself or through a representative, from time to time, the share capital increases as a result of the issuance of shares underlying the vested Time-Based RSUs, and proceed with the subsequent amendments of the by-laws of the Company,
•complete any share acquisitions that may be necessary for the delivery of Time-Based RSUs shares,
•adjust, if necessary, during the Vesting Period, the number of Time-Based RSUs granted resulting from any operation on the Company's share capital in order to ensure that the rights of the
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grantees are preserved, it being specified that the shares granted in application of these adjustments will be deemed granted on the same day as the Time-Based RSUs initially granted,
•take any action necessary to ensure that grantees comply with the Holding Period, if any
•and, generally, in accordance with applicable law, either itself or through a representative, take any action and execute any agreement that is necessary for the implementation of this authorization, decides that this authorization is granted to the Board of Directors for a period of thirty-eight (38) months from the date of this Shareholders’ Meeting, specifies, as appropriate, that this delegation, supersedes the authorization having the same purpose granted pursuant to the seventeenth resolution of the Shareholders’ Meeting dated June 25, 2020.
The Board of Directors will inform the Shareholders’ Meeting each year of the operations carried out within the framework of this resolution.

Eighteenth Resolution
Authorization to be given to the Board of Directors to grant performance-based restricted stock units ("Performance-Based RSUs") to employees and corporate officers of the Company and employees of its subsidiaries pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code from time to time, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, without shareholders' preferential subscription right
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the statutory auditors’ report, authorizes, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, the Board of Directors to make, on one or more occasions, at the times and on the terms it shall determine, a grant of Performance-Based RSUs either existing or to be issued by the Company, in favor of (i) the corporate officers listed in Article L. 225-197-1 II of the French Commercial Code (being, as of the date hereof, the chairwoman of the Board of Directors and the Chief Executive Officer) and, as the case may be, (ii) certain named executive officers, members of executive management or employees, of the Criteo Group, as determined by the Board of Directors provided in, all cases, that they are employees of the Criteo Group, decides that the total amount of shares with a par value of €0.025 per share, which may be granted at no consideration by the Board of Directors pursuant to this authorization shall be deducted from the overall limit set forth in the nineteenth resolution below, and shall, in any case, not exceed the applicable limit set forth by French law of 10% of the share capital as of the date a Performance-Based RSU is granted by the Board of Directors, decides that the acquisition of shares by the relevant grantees shall be expressly conditioned on the achievement of individual or company performance goals that will be set by the Board of Directors, potentially upon recommendation of the Compensation Committee, decides that the vesting period (the “Vesting Period” for the purposes of this resolution) for any grant of Performance-Based RSUs pursuant to this authorization will be at least one year and that a minimum holding period of the shares delivered pursuant to the vesting of the Performance-Based RSUs of one year from the vesting date shall apply to the grantees (the “Holding Period” for the purposes of this resolution), provided that the Board of Directors may reduce the duration of the Holding Period, or remove the Holding Period altogether, as long as it sets a total duration of at least two years for both periods (i.e., Vesting Period and Holding Period) taken together,
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decides, notwithstanding the above, that in the event of the disability of a grantee ranking in the second and the third of the categories referred to in Article L.341-4 of the French Social Security Code, the Performance-Based RSUs shall vest on the date of disability and that the shares underlying the Performance-Based RSUs delivered to the disabled grantee will be fully transferable as from the date of their vesting, decides, notwithstanding the above, that in the event of the death of a grantee during the vesting period, the Performance-Based RSUs shall be transferred to the heirs of the grantee and shares must be delivered at the date of the request for vesting duly made by the heirs of grantee. The request for vesting of the Performance-Based RSUs shall be made within six months from the date of death of the grantee in compliance with Article L. 225-197-3 of the French Commercial Code.
decides that durations of the Vesting Period and the Holding Period will be set by the Board of Directors within the above mentioned limits, notes that, pursuant to the provisions of Article L.225-197-1 of the French Commercial Code, when the grant involves shares to be issued, the shareholders’ preferential subscription rights to the newly issued shares will be automatically waived pursuant to this authorization; the corresponding share capital increase shall be definitively completed solely as a result of the vesting of the shares underlying the Performance-Based RSUs to the grantees, notes that this decision entails, as necessary, waiver by the shareholders, in favor of the grantees, with respect to reserves, profits or premiums which, if applicable, will be used in the event of an issuance of new shares at the end of the Vesting Period, and grants to the Board of Directors all powers to:
•acknowledge the existence of sufficient reserves and, at each allocation, to wire from any reserves, premium or carried forward accounts to a restricted reserve account the amount necessary for the issuance of new shares to be granted,
•determine the categories and the identity of the grantees, as well as the number of Performance-Based RSUs to be granted to each of them,
•set and, as the case may be, amend the criteria, performance goals and, if applicable, other metrics for the vesting of the Performance-Based RSUs and the timeframe for the determination of whether such criteria, goals and metrics have been met,
•evaluate the achievement of the performance goals on which the vesting of the Performance-Based RSUs shall depend for some or all of the grantees, and add any conditions and criteria that it deems appropriate,
•acknowledge, from time to time, either itself or through a representative, the share capital increases as a result of the issuance of the shares underlying the vested Performance-Based RSUs, and proceed with the subsequent amendment of the by-laws of the Company,
•complete any share acquisitions that may be necessary for the delivery of Performance-Based RSUs,
•adjust, if necessary, during the Vesting Period, the number of Performance-Based RSUs granted resulting from any operation on the Company's share capital in order to ensure that the rights of the grantees are preserved, it being specified that the shares granted in application of these adjustments will be deemed granted on the same day as the Performance-Based RSUs initially granted,
•take any action necessary to ensure that grantees comply with the Holding Period, if any,
•and, generally, in accordance with applicable law, either itself or through a representative, take any action and execute any agreement that is necessary for the implementation of this authorization,
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decides that this authorization is granted to the Board of Directors for a period of thirty-eight (38) months from the date of this Shareholders’ Meeting, specifies, as appropriate, that this delegation, supersedes the authorization having the same purpose granted pursuant to the eighteenth resolution of the Shareholders’ Meeting dated June 25, 2020.
The Board of Directors will inform the Shareholders’ Meeting each year of the operations carried out within the framework of this resolution.

Nineteenth Resolution
Approval of the maximum number of shares that may be issued or acquired pursuant to resolution 16 (authorization to grant options to purchase or to subscribe shares), resolution 17 (authorization to grant Time-Based RSUs to employees and corporate officers of the Company and employees of its subsidiaries) and resolution 18 (authorization to grant Performance-Based RSUs to employees and corporate officers of the Company and employees of its subsidiaries)
The Annual General Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the statutory auditors’ reports, decides to set at 7,000,000 shares with a nominal value of €0.025 each, the maximum number of shares (i) which may be issued or acquired upon the exercise of options granted after this meeting under the Amended 2016 Stock Option Plan pursuant to the sixteenth resolution above, and (ii) which may be issued or acquired upon the vesting of the Time-Based RSUs granted under the Amended and Restated 2015 Time-Based Restricted Stock Units Plan and the Performance-Based RSUs granted under the Amended and Restated 2015 Performance-Based Restricted Stock Units Plan pursuant to the Seventeenth resolution and to the Eighteenth resolution above; it being specified that (x) this global limit does not include any additional shares issued to preserve, in accordance with applicable legal and contractual provisions, the rights of any holder of securities or other rights giving access to shares of the Company and, (y) this limit does not apply to the number of shares issued, acquired or likely to be issued pursuant to options, non-employee warrants, founders warrants (BSPCE),Time-Based RSUs and Performance-Based RSUs granted prior to this Shareholders' Meeting.

Twentieth Resolution
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the statutory auditors’ report, acting in accordance with Articles L. 225-129, L. 225-129-2, L. 225-138 and L. 228-91 et seq. of the French Commercial Code,
grants to the Board of Directors the authority to decide, on one or more occasions, in the proportions and at the times it deems appropriate, both in France and abroad, to increase the number of authorized ordinary shares of the Company or any type of securities giving access, by any means, immediately and/or in the future, to the Company’s share capital (including without limitation, any bonds redeemable or convertible for ordinary shares and any warrants attached or not to ordinary shares or other types of securities), which securities may be issued in euros, a foreign currency or in any monetary units
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established by reference to several currencies at the option of the Board of Directors, to be paid in cash, including by way of set-off against receivables, decides that this authorization shall not be used during a public tender offer by a third party, decides that the maximum nominal amount of the share capital increase, immediately or in the future, by virtue of the powers granted by the Annual General Shareholders’ Meeting to the Board of Directors pursuant to this resolution, may not exceed the global amount of €158,122.82.This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to the adjustments to be carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides that the nominal amount of any share capital increase that may be carried out in application of this resolution will be deducted from the overall limit set forth in the twenty-five resolution below, decides that the nominal amount of all debt securities giving access to the Company’s share capital to be issued pursuant to this authorization will not exceed $500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency),
•this amount will be increased, if applicable, for any redemption premium above the nominal value,

•this amount will be deducted from the overall limit set forth in the Twenty-fifth resolution below,

•this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code,

decides to waive the shareholders’ preferential subscription rights attached to the shares and securities which will be issued and to restrict the persons eligible to subscribe for those shares and securities to which this resolution pertains to the following category of persons:
•any bank, investment services provider or member of a banking syndicate (underwriters) undertaking to ensure the completion of the share capital increase or of any issuance that could in the future lead to a share capital increase in accordance with the present delegation of authority;
take notes, as necessary, that the present delegation of authority automatically includes, for the benefit of the holders of the securities giving access to the Company’s share capital to be issued pursuant to this delegation, as applicable, express waiver by the shareholders of their preferential subscription right with respect to the ordinary shares to which such securities give right, decides that the issue price of the ordinary shares to be issued by virtue of the present delegation will be at least equal to the weighted average price of the American Depositary Shares representing the Company’s ordinary shares on the Nasdaq Global Market for the five trading days preceding the determination of the issue price, subject to a maximum discount of 10% (provided that, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market recognized as such by the French Autorité des Marchés Financiers, the price shall be determined in accordance with the provisions of Article L. 225-136-1° of the French Commercial Code), taking into account, if applicable, the difference in the dividend entitlement date of the shares, provided that (i) in the case of an issuance of securities giving access to the Company’s share capital, the issue price of the ordinary shares to be issued upon the exercise, conversion or exchange of such securities, may, as applicable, be set, at the discretion of the Board of Directors, by reference to a formula set by it and applicable after the issuance of the securities (for example, upon exercise, conversion or exchange) in which case the aforementioned maximum discount may be determined, if the Board of Directors deems appropriate, on the date of the application of the formula (and not on the date of the setting of the issue price), and (ii) the issue price of the securities giving access to the Company’s share capital issued by virtue of the present resolution, if any, will be such that the amount immediately received by the Company
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plus the amount likely to be received by it at the time of exercise or conversion of said securities, shall be, for each ordinary share issued as a consequence of the issue of said securities, at least equal to the minimum amount set forth above, specifies that this delegation is granted to the Board of Directors for a period of eighteen (18) months as from the date of this Shareholders’ Meeting and supersedes all previous delegations for the same purpose, decides that the Board of Directors is granted all powers to implement, in accordance with provisions set forth in the law and the by-laws of the Company, the present delegation in order to, notably:
•determine the amount of the share capital increase, the issue price (provided that such price will be determined in accordance with the conditions set forth above), and the premium that may, if appropriate, be requested at the issuance;
•set the dates, terms and conditions of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued;
•determine the dividend eligibility date, which may be retroactive, for shares or securities giving access to the Company’s share capital to be issued and the method of payment;
•set the list of the beneficiaries within the above mentioned category of persons and the number of securities to be granted to each of them;
•in its sole discretion and whenever it deems it appropriate, charge the expenses and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution to the amount of the premium related to such increases and deduct therefrom the necessary amounts in order to bring the legal reserve to one-tenth of the new share capital amount after each share capital increase;
•acknowledge completion of each share capital increase and make the corresponding amendments to the Company’s by-laws;
•in general, enter into any agreement, particularly to ensure the successful completion of the proposed issuances, take all measures and accomplish all formalities required for the issuance, for the listing and for any financial services relating to the securities issued by virtue of the present delegation, as well as pursuant to the exercise of the rights attached thereto;
•make any decisions relating to the admission of the shares or securities issued for trading on the Nasdaq Global Market.

Twenty-first Resolution
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares or any securities giving access to the Company’s share capital through a public offering referred to in paragraph 1° of article L. 411-2 of the French Monetary and Financial Code, without shareholders’ preferential subscription rights
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, after having taken notice of the Board of Directors’ report and the statutory auditors’ report, pursuant to the provisions of Articles L. 225-129 and seq. of the French Commercial Code, notably, Articles L. 225-129-2, L. 225-135, L. 225-135-1, L. 225-136, L 228-91 and L. 228-92,
grants to the Board of Directors the authority to decide to issue, on one or more occasions, in the proportions and at the times it considers appropriate, both in France and abroad, in euros, foreign currencies or any monetary unit calculated by reference to multiple currencies, for free or against consideration, ordinary shares of the Company (including in the form of American Depositary Shares, as
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the case may be) and any type of securities giving access, by any means, immediately and/or in the future, to ordinary shares of the Company, pursuant to a public offering referred to in paragraph 1° of article L. 411-2 of the French Monetary and Financial Code, said shares conferring the same rights as existing shares, except for their dividend entitlement date, decides that the securities issued by pursuant to this delegation may consist of debt securities or be related to the issue of such debt securities or permit the issue as intermediate securities, decides to remove the shareholders’ preferential subscription right attached to the ordinary shares or securities issued by virtue of the present delegation, takes note, as necessary, that the present delegation unconditionally and expressly waives, in favor of the holders of the securities to be issued giving access to the Company's share capital, express renunciation by the shareholders to their preferential subscription right to the shares to which those securities give right, decides that the maximum nominal amount of the share capital increases that may be completed, immediately or in the future, by virtue of this resolution, may not exceed €158,122.82 (corresponding to 10% of the share capital of the Company as of February 23, 2023, nor, in, any case, exceed the limits provided by applicable regulations as of the date of issue (for reference, on the day of this Shareholders’ Meeting, the issue of equity securities carried out by way of a public offering defined in paragraph 1° of Article L. 411-2 of the French Monetary and Financial Code is limited to 20% of the share capital of the Company per year, with such share capital being valued on the date of the decision of the Board of Directors to use this delegation). This limit is set without taking into account the par value of the additional shares to be issued, if applicable, in relation to adjustments carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides that the nominal amount of all issuances of debt securities giving access to the Company’s share capital that may be completed pursuant to this resolution will not exceed $500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency), it being specified that:
•this amount will be increased, if applicable, for any redemption premium above nominal value, and
•this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code, decides that if the issuance of shares or securities referred to above is not subscribed for in full, the Board of Directors, in accordance with the provisions set forth in the law and in the order of its choice, may use any or all of the rights referred to in Article L. 225-134 of the French Commercial Code, in particular it may:
•limit the issuance to the number of subscriptions, provided that the subscriptions reach at least three quarters of the issuance initially decided,
•freely allocate, at its own discretion to persons of its choice, all or part of the securities not subscribed for, and
•publicly trade all or part of the issued but not subscribed-for securities, in France or abroad, decides that the issue price of the shares that may be issued by virtue of the present delegation will be determined by the Board of Directors and will at least be equal to the average of the weighted average price by trading volumes of a share of the Company on the Nasdaq Global Market over the five trading days preceding the determination of the issue price, subject to a maximum discount of 5% (it being specified, however, that, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market recognized as such by the French Autorité des Marchés Financiers, the price will be determined in accordance with the provisions of Article L. 225-136-1 of the French Commercial Code), taking into account, if applicable, the difference in the dividend entitlement date, and it being specified that the issue price of the securities giving access to the share capital issued by virtue of
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the present delegation will be such that the amount immediately received by the Company and the amount likely to be received by it at the time of the exercise or of the conversion of said securities, shall, for each ordinary share issued as a consequence of the issue of said securities, be at least equal to the minimum amount above mentioned, decides that the delegation is granted to the Board of Directors for a period of twenty-six (26) months as from the date of this Shareholders’ Meeting, decides that the Board of Directors is granted all powers, with the right of sub-delegation under the conditions established by applicable laws and the by-laws of the Company, to implement, in accordance with provisions set forth in the law and the by-laws, the present delegation in order to, notably:
a.set the dates, conditions and modalities of any issue, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium,
b.determine the amounts to be issued, the dividend entitlement date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and as the case may be, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of shares or securities giving access to the Company’s share capital,
c.make any adjustment required in order to protect the interests of the holders of rights attached to the securities that shall be issued giving access to the Company’s share capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions,
d.and, suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months, decides that the Board of Directors may:
e.at its sole initiative and whenever it deems it appropriate, charge the expenses, rights and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution, from the total amount of the premium related to those transactions and withdraw, from the amount of such premium, the necessary amounts in order to bring the legal reserve to one-tenth of the new amount of the share capital after each increase,
f.take any decision in relation to the admission of the securities issued hereby to trading on the Nasdaq Global Market, and more generally, enter into any agreement, notably to successfully complete the proposed issue of shares or securities, take all measures and carry out all formalities for the purpose finalizing the share capital increases that may be made pursuant to this delegation, as well as to carry out the corresponding amendment of the Company’s by-laws.

Twenty-second Resolution
Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase without preserving shareholders’ preferential subscription rights pursuant to the resolutions 20 and 21 above (“green shoe”)
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the statutory auditors’ report, acting in accordance with Articles L. 225-129, L. 225-129-2, L. 225-135, L. 225-135-1 et seq., L. 228-91 and L. 228-92 of the French Commercial Code,
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grants to the Board of Directors the authority to increase the number of shares or securities to be issued in the event of oversubscription, without preserving preferential subscription right, in connection with any increase of the share capital of the Company carried out pursuant to the twentieth and twenty-first resolutions above, in accordance with the conditions set forth in Articles L. 225-135-1 and R. 225-118 of the French Commercial Code (which, as of the date hereof, permits the issuance of shares or securities at the same price as the initial issuance and up to a limit of 15% of the amount of the initial issuance, within thirty days of the closing date of the initial subscription), such shares conferring the same rights as existing shares, except for their dividend entitlement date, decides that the nominal amount of any share capital increase that may be carried out in application of this resolution will be deducted from the overall limit set forth in the Twenty-fifth resolution below, decides that the present delegation is granted to the Board of Directors for a period of eighteen (18) months as from the date of this Shareholders’ Meeting, decides that the Board of Directors is granted all powers, with the right to sub-delegate in accordance with applicable law and regulations, to implement, in accordance with applicable law and the Company’s by-laws, the present delegation in order to, notably:
•set the dates, terms and conditions of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium,
•determine the amounts to be issued, the dividend determination date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and as applicable, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of the securities giving access to the Company’s share capital,
•make any adjustment required in order to protect the interests of the holders of rights attached to the securities giving access to the Company’s share capital that shall be issued, in accordance with legal and regulatory requirements as well as applicable contractual provisions, and
•suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months, decides that the Board of Directors may:
•in its sole discretion and whenever it deems it appropriate, charge the expenses and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution, to the amount of the premium related to such increases and deduct therefrom the necessary amounts in order to bring the legal reserve to one-tenth of the new share capital amount after each share capital increase,
•take any decision in relation to the admission of the securities issued to trading on the Nasdaq Global Market, and
•more generally, enter into any agreement, in particular to ensure the successful completion of the proposed issuance of shares or securities, take all measures and carry out all formalities for the purpose of finalizing the share capital increases that may be made pursuant to this delegation, as well as to make the corresponding amendment of the Company’s by-laws.

Twenty-third Resolution
Delegation of authority to the Board of Directors to increase the Company’s share capital through incorporation of premiums, reserves, profits or any other amounts that may be capitalized
The Shareholders’ Meeting, acting under the conditions of quorum and majority required under Article L. 225-130 of the French Commercial Code,
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having reviewed the Board of Directors’ report, and acting in accordance with Articles L. 225-129, L. 225-129-2, and L. 225-130 of the French Commercial Code,
grants to the Board of Directors, with the right to sub-delegate in accordance with applicable law, for a period of twenty-six (26) months from the date of the present shareholders’ meeting, the authority to increase the share capital, on one or more occasions, at times and under the conditions that it deems favorable, through the incorporation into the share capital of premiums, reserves, profits, or other amounts that may be capitalized, followed by the issuance and the free allocation of new shares or the increase of the par value of the existing shares, or by using any combination of these two methods, said shares granting the same rights as the former shares, except for their dividend entitlement date, decides that this authorization shall not be used during a public tender offer by a third party, decides that the total nominal amount of the share capital increases that may be achieved, immediately and/or in the future, pursuant to this resolution shall not exceed €158,122.82. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to the adjustments carried out in order to protect the interests of holders of rights attached to the securities that shall be issued on the basis of this delegation, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides, in accordance with Article L. 225-130 of the French Commercial Code, that in case of use of the present delegation by the Board of Directors, rights constituting odd lots will not be negotiable and the corresponding securities will be sold with the proceeds from such sale to be allocated among holders of said rights during the period provided by the regulations, decides that this delegation supersedes all previous delegations for the same purpose.

Twenty-fourth Resolution
Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d’épargne d’entreprise)
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the statutory auditors’ report, acting in accordance with Articles L. 225-129 et seq. and L. 225-138-1 of the French Commercial Code and Article L. 3332-1 et seq. of the French Labor Code,
grants to the Board of Directors the authority to issue, on one or more occasions in the proportions and at the times it deems appropriate, ordinary shares or any type of securities giving access, by any means, immediately and/or in the future, to the Company’s ordinary shares reserved for participants in a savings plan of the Company or, as applicable, of French or foreign companies affiliated with the Company according to Article L. 225-180 of the French Commercial Code and Article L. 3344-1 of the French Labor Code,
decides that the maximum nominal amount of the increase in share capital that may be completed pursuant to this resolution may not exceed €47,436.85. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to the adjustments to be carried out in order to protect the rights of holders of securities or other rights giving access to shares, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides that the total nominal amount of debt securities issued giving access to the Company’s share capital that may be issued pursuant to this resolution shall not exceed $500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency), will be deducted from the overall limit set forth in the Twenty-fifth resolution below,
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decides that the nominal amount of any share capital increase that may be carried out in application of this resolution will be deducted from the overall limit set forth in the Twenty-fifth resolution below, specifies that this delegation is granted to the Board of Directors for a period of eighteen (18) months as from the date of the present Shareholders’ Meeting, decides that the issue price of the new shares or securities giving access to the Company’s share capital will be determined by the Board of Directors in accordance with Articles L. 3332-18 to L. 3332-23 of the French Labor Code,
decides to waive, for the benefit of the participants in a savings plan, the shareholders’ preferential subscription rights to the shares or securities giving access by any means, immediately or in the future, to ordinary shares to be issued according to this resolution, decides that the Board of Directors is granted full powers to implement the present delegation, with the right to sub-delegate in accordance with the conditions set forth in applicable laws and regulations, particularly in order to, without limitation:
•decide that the subscriptions may be completed directly or through employee shareholding funds, or any other structure or entity permitted by applicable laws or regulations;
•set the dates, terms and conditions of any issuance pursuant to the present resolution, and, set the opening and closing dates of the subscriptions, the dividend entitlement date, the method of payment for shares and other securities giving access to the Company’s share capital, and to set the deadline for the payment for shares and, as applicable, other securities giving access to the Company’s share capital;
•to apply for the admission to trading of the securities issued, record the completion of the share capital increases and to subsequently amend the Company’s by-laws, to carry out, directly or through an assignee, all transactions and formalities related to the share capital increases and, to charge the expenses of the share capital increases to the amount of the premiums related to such increases, and deduct therefrom the necessary amounts in order to bring the legal reserve to one-tenth of the new share capital amount after each increase.

Twenty-fifth Resolution
Approval of the overall limits pursuant to the resolutions 20, 21, 22, 23 and 24 above
The Annual General Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the statutory auditors’ report, decides that:
•the global nominal amount of the share capital increases which may be completed pursuant to the Twentieth resolution, Twenty-first resolution, Twenty-second resolution, Twenty-third resolution and Twenty-fourth resolution above may not exceed €158,122.82. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to adjustments to be carried out in order to protect the rights of holders of securities or other rights giving access to shares of the Company, in accordance with legal and regulatory requirements as well as applicable contractual provisions,
•the global nominal amount of the debt securities that may be issued pursuant to the delegations granted at the Twentieth resolution, Twenty-first resolution, Twenty-second resolution, Twenty-third resolution and Twenty-fourth resolution above shall not exceed $500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency or in a monetary unit calculated by reference to multiple currencies).

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Twenty-sixth Resolution
Amendment of Article 15 “Board Observers” of the by-laws of the Company

The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
decides to amend as follows the third paragraph of Article 15 of the by-laws (rest of the Article remaining unchanged):
“The term of office of an observer is fixed at the time of the decision of appointment but may not exceed two years. The office of an observer shall terminate at the close of the ordinary general meeting of shareholders which deliberated on the accounts of the preceding financial year and held in the year during which the term of office of said observer comes to an end.”.

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